UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.                )
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Edwards Lifesciences Corporation

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Edwards Lifesciences Corporation

2026 Notice of Annual Meeting and Proxy Statement

Edwards

Edwards Lifesciences Corporation One Edwards Way Irvine, California 92614 Phone: 949.250.2500 www.edwards.com
Joint Message from Our Independent Chair and Chief Executive Officer

March 26, 2026

Dear Fellow Stockholders:

On behalf of the Edwards Board of Directors, we are pleased to invite you to attend our 2026 Annual Meeting of Stockholders.

Throughout 2025, we elevated the standard of care for structural heart patients. We strengthened our leadership in key therapeutic areas, and delivered excellent performance driven by our focused strategy and agile execution and continued our disciplined long‑term investment strategy with strong financial results. Our growth in 2025 reflects our ability to solve large and urgent patient needs and generate durable momentum across our portfolio.

Across the company, we invested more than $1 billion in 2025 in research and development to advance our pipelines in TAVR, TMTT and Surgical. We are also building meaningful opportunities in emerging areas such as structural heart failure and aortic regurgitation. Our disciplined, forward‑looking investment philosophy remains central to our strategy and our ability to deliver long‑term value.

We have been intentional in maintaining a strong and highly qualified Board that remains deeply engaged with our innovation strategy. Our directors bring a broad and diverse mix of expertise that allows them to apply effective oversight in guiding the company. Their deep industry experience, combined with leadership backgrounds across global markets, regulatory environments and technology‑enabled growth companies, supports effective and independent governance.

With the expertise and commitment of our 16,000 employees across 100 countries, we expect 2026 to be another year of meaningful progress as catalysts across TAVR, TMTT and Surgical continue advancing patient care. We also see strong potential in our emerging opportunities in structural heart, which position us for sustained performance and long‑term value creation.

We enter 2026 with momentum and confidence in our ability to deliver sustainable growth, reinforced by the lasting catalysts created in 2025 that show why our strategy is working and why we are well positioned to grow.

On behalf of the Board, our executive team and all Edwards employees, thank you for your continued support of the company and the patients we serve around the world.

Sincerely,

Nicholas J. Valeriani Chair of the Board	Bernard Zovighian Chief Executive Officer

EDWARDS LIFESCIENCES CORPORATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date and Time	Location	Record Date
May 7, 2026	Virtual	March 10, 2026
10:00 a.m. PT
A live webcast of the Annual Meeting will be available at www.proxydocs.com/EW.
You will not be able to attend the Annual Meeting in person. Please see “Virtual Annual Meeting” on the following page for additional information.

Matters to be voted on at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”)
1.    Election of nine director nominees named in the attached Proxy Statement to serve until our next annual meeting of stockholders and until their respective successors are duly elected and qualified
2.    Approval, on an advisory basis, of the named executive officer compensation disclosed in the attached Proxy Statement
3.    Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026
4.    Approval of the amended and restated Long-Term Stock Incentive Compensation Program
5.    Other business as may properly come before the Annual Meeting, and any postponement or adjournment of the Annual Meeting
The Proxy Statement accompanying this notice describes each of the items of business in more detail.
Record Date: If you were a holder of record of the common stock of Edwards Lifesciences Corporation at the close of business on March 10, 2026, you are entitled to notice of, and to vote at, the Annual Meeting.
Your vote is very important. Please submit your proxy or voting instructions as soon as possible to ensure that your shares will be represented at the Annual Meeting, whether or not you expect to attend the Annual Meeting.

How to Vote Your Shares

By Internet Go to www.proxypush.com/EW and follow the instructions	By Telephone Call 1-866-892-1604 and follow the instructions

By Mail Complete, sign, date, and return your proxy card or voting instruction form in the envelope provided	In Person (Virtual) Attend our Annual Meeting, which will be conducted virtually, via live webcast, and vote online; see “Virtual Annual Meeting” for more information
By Order of the Board of Directors,

Linda J. Park
Senior Vice President, Associate General Counsel,
Corporate Secretary and Corporate Impact Lead
March 26, 2026

Important notice regarding the availability of proxy materials for our
2026 Annual Meeting of Stockholders to be held on May 7, 2026
Our Proxy Statement and 2025 Annual Report are available at www.proxydocs.com/EW.
Edwards Lifesciences Corporation  ◾   One Edwards Way, Irvine, CA 92614  ◾   www.edwards.com

VIRTUAL ANNUAL MEETING

The Annual Meeting will be held in a virtual-only meeting format, via live video webcast that will provide stockholders with the ability to participate in the Annual Meeting, vote their shares and ask questions. We believe that the virtual-only meeting format will give stockholders the opportunity to exercise the same rights as attending an in-person meeting. We believe that the virtual meeting format also enhances stockholder access and encourages participation and communication with our Board of Directors and management while also increasing efficiencies in our process. A replay and a transcript of the entire Annual Meeting will be made available at http://ir.edwards.com.

ATTENDANCE AT THE VIRTUAL ANNUAL MEETING
•Only stockholders of record and beneficial owners of shares of our common stock as of the close of business on March 10, 2026, the record date, may attend and participate in the Annual Meeting, including voting and asking questions during the virtual Annual Meeting. You will not be able to attend the Annual Meeting physically in person.

•In order to attend the Annual Meeting, you must register in advance of the meeting at www.proxydocs.com/EW. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions during the Annual Meeting.

•As part of the registration process, you must enter the control number located on your proxy card, voting instruction form, or Notice of Internet Availability. If you are a beneficial owner of shares registered in the name of a broker, bank or other nominee, you will also need to enter your uniquely assigned control number at www.proxydocs.com/EW as part of the registration process.

•If you were a stockholder as of the close of business on March 10, 2026, the record date, you may vote shares (held in your name as the stockholder of record or shares for which you are the beneficial owner but not the stockholder of record) electronically during the Annual Meeting through the online virtual annual meeting platform by following the instructions provided when you log onto the online virtual annual meeting platform.

•On the day of the Annual Meeting, Thursday, May 7, 2026, stockholders may begin to log onto the virtual-only Annual Meeting beginning at 9:45 a.m. local (Pacific) time, and the Annual Meeting will begin promptly at 10:00 a.m. local (Pacific) time. Please allow ample time for online login.

•We will have technicians ready to assist you with any technical difficulties you may have while accessing the Annual Meeting. If you encounter any difficulties accessing the virtual-only Annual Meeting platform, including any difficulties voting or submitting questions, you may call the technical support number that will be posted in your instruction email.

QUESTIONS AT THE VIRTUAL ANNUAL MEETING
•Stockholders of record and beneficial owners as of the close of business on March 10, 2026, the record date, will have the ability to submit questions before and during the Annual Meeting through the webcast's designated Q&A electronic messaging feature. During a designated question and answer period at the Annual Meeting, we will respond to questions relevant to the purpose of the Annual Meeting submitted by stockholders.

•We will respond to as many stockholder-submitted questions as time permits, and any questions that we are unable to address during the Annual Meeting will be published and addressed on our website following the meeting, with the exception of any questions that are irrelevant to the purpose of the Annual Meeting, that contain inappropriate or derogatory references which are not in good taste, or that otherwise do not comply with the rules of procedure for the meeting. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.
YOU WILL NOT BE ABLE TO ATTEND THE ANNUAL MEETING IN PERSON.

This Proxy Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act," and together with the Securities Act, the "Acts"). We intend the forward-looking statements contained in this Proxy Statement to be covered by the safe harbor provisions of such Acts. Statements other than statements of historical or current fact in this Proxy Statement or referred to or incorporated by reference into this Proxy Statement are “forward-looking statements” for purposes of these safe harbor provisions. These statements can sometimes be identified by the use of the forward-looking words such as “may,” “believe,” “will,” “expect,” “project,” “estimate,” “should,” “anticipate,” “plan,” “goal,” “continue,” “seek,” “pro forma,” “forecast,” “intend,” “guidance,” “optimistic,” “aspire,” “confident,” or other forms of these words, or similar words or expressions or the negatives thereof. Statements regarding past performance, efforts or results about which inferences or assumptions may be made can also be forward-looking statements and are not indicative of future performance or results; these statements can be identified by the use of words such as “preliminary,” “initial,” "potential," "possible," “early feedback” or other forms of these words or similar words or expressions or the negatives thereof. These forward-looking statements are subject to substantial risks and uncertainties that could cause our results or future business, financial condition, results of operations or performance to differ materially from our historical results or experiences or those expressed or implied in any forward-looking statements contained in this Proxy Statement. These risks and uncertainties include, but are not limited to: risks related to the failure to successfully innovate and market our products; unsuccessful clinical trials or procedures; manufacturing, logistics or quality issues; competition; dependence on key physicians, research institutions and hospital systems; public health crises; reliance on vendors, suppliers, and other third parties; use of, or failure to effectively and timely utilize, emerging technologies, including artificial intelligence; damage, failure, or interruption of our information technology systems, including due to cybersecurity attacks and breaches; failure to recruit and retain qualified talent or execute management succession plans; failure to integrate acquired businesses; risks associated with the sale of our Critical Care product group; risks associated with global, economic, political and social conditions; risks related to our international operations; inability to obtain governmental reimbursement or reductions in reimbursement levels; industry consolidation; inability to protect our intellectual property; inability to defend against intellectual property claims from third parties; reduced access and demand for our products as a result of, and compliance with, health care legislation and other government regulations; risks related to domestic and foreign income and non-income taxes; risks related to data privacy and security laws; losses from product liability claims; use of products in unapproved circumstances; substantial costs from environmental, health and safety regulations; climate change; and risks relating to animal-borne illnesses; and other risks detailed in Edwards’ Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and our subsequent reports filed with the United States Securities and Exchange Commission, to which your attention is directed. These forward-looking statements speak only as of the date on which they are made and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of the statement, except as required by law. If we do update or correct one or more of these statements, investors and others should not conclude that we will make additional updates or corrections, except as required by law.

Edwards, Edwards Lifesciences, the stylized E logo, CLASP, CLASP II, ENCIRCLE, KONECT, KONECT RESILIA, PARTNER, PARTNER 3, PASCAL, RESILIA, SAPIEN, SAPIEN 3, and SAPIEN M3 are trademarks of Edwards Lifesciences Corporation or its affiliates. All other trademarks are the property of their respective owners.

Website References

You may also access additional information about Edwards at https://ir.edwards.com/. References to our website throughout this Proxy Statement are provided for convenience only and the content on our website does not constitute a part of, and shall not be deemed incorporated by reference into, this Proxy Statement.

WHO WE ARE

Edwards Lifesciences is the leading global structural heart innovation company, driven by a passion to improve patient lives. Through breakthrough technologies, world-class evidence and partnerships with clinicians and healthcare stakeholders, our employees are inspired by our patient-focused culture to deliver life-changing innovations to those who need them most.
OUR CREDO

At Edwards Lifesciences, we are dedicated to providing innovative solutions for people fighting cardiovascular disease.

Through our actions, we will become trusted partners with customers, colleagues, and patients — creating a community unified in its mission to improve the quality of life around the world. Our results will benefit customers, patients, employees, and shareholders.

We will celebrate our successes, thrive on discovery, and continually expand our boundaries. We will act boldly, decisively, and with determination on behalf of people fighting cardiovascular disease.

PROXY SUMMARY
This summary contains highlights about Edwards Lifesciences Corporation and its upcoming 2026 Annual Meeting of Stockholders (the “Annual Meeting”). This summary does not contain all of the information that you should consider. Please read the entire Proxy Statement prior to voting.
2026 ANNUAL MEETING OF STOCKHOLDERS

Date and Time	Location	Record Date

May 7, 2026	Virtual	March 10, 2026

10:00 a.m. PT
A live webcast of the Annual Meeting will be available at www.proxydocs.com/EW.

You will not be able to attend the Annual Meeting in person. Please see “Virtual Annual Meeting” for additional information.
If you were a holder of record of the common stock of Edwards at the close of business on March 10, 2026, you are entitled to notice of, and to vote at, the Annual Meeting.
STOCKHOLDER VOTING MATTERS
Stockholders will be asked to vote on the following matters at the 2026 Annual Meeting:

Board’s Voting Recommendation
Proposal 1:	Election of Directors	✓ FOR each nominee
Proposal 2:	Advisory Vote to Approve Named Executive Officer Compensation	✓ FOR
Proposal 3:	Ratification of Appointment of Independent Registered Public Accounting Firm	✓ FOR
Proposal 4:	Approval of the Amended and Restated Long-Term Stock Incentive Compensation Program	✓ FOR

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BOARD OF DIRECTOR NOMINEES

Our Board of Directors (our “Board”) has selected the following nine persons as nominees for election for a one-year term to our Board at the Annual Meeting. The following chart provides key information on each of our director nominees as of the date of this Proxy Statement. Each director nominee was elected as a director at our annual meeting of stockholders held on May 8, 2025, to hold office until this Annual Meeting.

				Committee Memberships

Name	Age	Director Since	Independent	Audit Committee*	Compensation and Governance Committee	Other Public Company Boards
Leslie C. Davis CEO and President, University of Pittsburgh Medical Center	67	2024	Yes		¢	0
David T. Feinberg, MD Chairman, Oracle Health, Inc.	64	2024	Yes	¢		1
Kieran T. Gallahue Former Chairman and CEO, CareFusion Corporation	62	2015	Yes	¢		1
Leslie S. Heisz Former Managing Director, Lazard Frères & Co	65	2016	Yes	C		2
Paul A. LaViolette CEO, Pulse Biosciences, Inc., Managing Partner and COO, SV Health Investors LLC	68	2020	Yes		C	1
Steven R. Loranger Former Chairman, President and CEO, ITT Corporation	74	2016	Yes		¢	0
Ramona Sequeira Former President, Global Portfolio Division, Takeda Pharmaceutical Company	60	2020	Yes	¢		2
Nicholas J. Valeriani Former CEO, Gary and Mary West Health Institute Former EVP, Johnson & Johnson	69	2014	Yes		¢	0
Bernard Zovighian Chief Executive Officer, Edwards Lifesciences Corporation	58	2023	No			0
*    Each member of our Audit Committee is an audit committee financial expert
C    Chairperson
■    Member

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DIRECTOR DEMOGRAPHICS

Our Board strives to maintain an independent, balanced and diverse group of directors. Our director nominees are:

DIRECTOR SKILLS AND QUALIFICATIONS

Our Company is overseen by directors with a unique range of qualifications and skills that we believe results in our Board collectively possessing the expertise and experience to effectively oversee management, address our evolving needs and represent the best interests of Edwards' stockholders. For more information on each individual director's qualifications, skills, and experience, please see the directors' biographies in the "Proposal 1 - Election of Directors" section of this Proxy Statement.

Range of Qualifications and Skills Represented by Our Directors
Medical Technology Industry Experience	International Executive Experience	Corporate Governance

Regulatory and Compliance	Executive Leadership	Operations Management

Innovation and Research and Development	Risk Oversight and Management	Corporate Strategy and Development

Finance and Financial Industry	Human Capital Management and Resources	Financial Reporting
Cybersecurity and Privacy	Artificial Intelligence, Information Technology and Data	Corporate Impact and Corporate Responsibility

Table of Contents         Edwards Lifesciences Corporation I 2026 Proxy Statement iii

CORPORATE GOVERNANCE HIGHLIGHTS
We are committed to sound corporate governance practices and hold ourselves accountable to our stockholders. Our corporate governance practices are summarized below.

☑ WHAT WE DO
✓	Independent Board, all but our Chief Executive Officer ("CEO")
✓	Independent Board leadership, with an independent Board Chair since 2024
✓	All directors are elected annually for one-year terms
✓	Director education program aligned with corporate strategy
✓	Majority vote standard in uncontested elections, with director resignation policy
✓	Commitment to broad Board capabilities and experience
✓	Executive session of independent directors held at each regularly scheduled Board and committee meeting
✓	Ongoing Board refreshment and retirement age policy for directors to facilitate periodic board refreshment
✓	Annual Board and committee self-evaluations and peer reviews
✓
Stock ownership guidelines for nonemployee directors, who are expected to own Edwards stock equal to $550,000 and hold 50% of net shares received upon vesting or exercise of equity awards until Board service ends

✓	Senior management succession planning regularly considered at scheduled Board meetings
✓	Proactive stockholder outreach and engagement
✓	Robust code of ethics in our Global Business Practice Standards
✓	Active Board oversight of enterprise risks and risk management
✓	Robust corporate impact* disclosure
✓	Special stockholders’ meetings can be called by stockholders owning at least 15% of our outstanding shares, which is a lower threshold than the threshold adopted by the majority of S&P 500 companies
✓
Proxy access right to permit a stockholder, or a group of up to 30 stockholders, owning at least 3% of our outstanding shares continuously for at least 3 years, to nominate up to the greater of 2 directors or 20% of our Board for inclusion in our annual meeting proxy statement

✓	Clawback policy for incentive-based compensation
 * Our sustainability program was rebranded as our "corporate impact" program in 2023. For information on our corporate impact program, please see the "Corporate Impact" section in this Proxy Statement.

☒ WHAT WE DON’T DO
✗	No pledging or hedging of Edwards’ securities by members of our Board, Section 16 officers, and members of our executive leadership team
✗	No stockholder rights plan (“poison pill”)
✗	No supermajority voting provisions in our organizational documents

Table of Contents         Edwards Lifesciences Corporation I 2026 Proxy Statement iv

ACTIVE STOCKHOLDER ENGAGEMENT PROGRAM

Edwards’ Board and management are committed to engaging with our stockholders and incorporating feedback from their decision-making processes. We believe building positive relationships with our stockholders is critical to our long-term success. Throughout the year, our CEO, CFO, and Senior Vice President of Investor Relations meet by phone and in-person with current and prospective stockholders to discuss Edwards’ strategy, business, and financial results. Our CFO, Corporate Secretary, Senior Vice President of Investor Relations and, at times, the Chair of our Compensation and Governance Committee, engage stockholders to solicit their views and feedback on issues that matter most to our stockholders, including, among other things, corporate governance, compensation, corporate impact, human capital management, succession planning, and other related matters. Stockholder feedback is shared with our Board and its committees, which enhances our corporate governance practices, facilitates future dialogue between stockholders and our Board, and provides additional transparency to our stockholders. Since our 2025 annual meeting of stockholders ("2025 Annual Meeting"), we contacted our top stockholders representing approximately 57% of our outstanding shares and engaged with stockholders representing approximately 36% of our outstanding shares. We value our relationships with our stockholders and believe that we strengthen our ability to lead our Company by constructively discussing our business and strategy.
Stockholder Outreach since 2025 Annual Meeting
Over time, we have amended our Charter and Bylaws to adopt various stockholder rights or taken other actions to align our corporate governance practices with our stockholders’ interests.

Topic	Action Taken in Response to Stockholder Feedback
Right to Call Special Meetings
• Amended our Bylaws to permit stockholders to call a special meeting

• In response to a non-binding stockholder proposal requesting the right to act by written consent, engaged with stockholders representing over 50% of shares then-outstanding to better understand investor views and, in response to feedback received, reduced the minimum ownership threshold to call a special meeting from 25% to 15%

Proxy Access	• Amended our Bylaws to provide for proxy access at 3% with 3-year ownership and holding period duration thresholds
Lead Independent Director Responsibilities
• Expanded the role of the Presiding Director position, and, in light of the additional responsibilities, designated the position, Lead Independent Director, which was held by an independent director up through the 2024 Annual Meeting when an independent director was appointed, and continues to serve as Chair of the Board

Disclosure of EEO-1 Data	• Commenced disclosing our EEO-1 data and relevant infographics on our website
Declassified Board	• Amended our Charter to eliminate the classified board
No Supermajority Voting	• Amended our Charter to eliminate supermajority voting
Poison Pill	• Did not renew poison pill when it expired in March 2010
Majority Voting in Director Elections	• Amended our Bylaws to provide for majority voting in uncontested director elections

CORPORATE IMPACT

At Edwards, our commitment to society and our stakeholders is demonstrated by our dedication to providing innovative solutions for patients with structural heart disease including those with unmet needs. Our purpose is expressed in the words of our Credo: “Through our actions, we will become trusted partners with customers, colleagues and patients—creating a community unified in its mission to improve the quality of life around the world. Our results will benefit customers, patients, employees, and shareholders.” The Compensation and Governance Committee of our Board (the “Compensation and Governance Committee”) maintains formal oversight responsibilities for our Corporate Impact program, with discussions at meetings of the full Board. More details on our Corporate Impact program, approach, and performance can be found in our Corporate Impact Report posted on our website at www.edwards.com/impact-report.

Table of Contents         Edwards Lifesciences Corporation I 2026 Proxy Statement v

EXECUTIVE COMPENSATION
Pay-for-Performance Philosophy.  Our Compensation and Governance Committee strives to create a pay-for-performance culture and strongly believes that executive compensation should be tied to the successful implementation of our long-term corporate strategy. Successfully managing our business in a challenging, highly regulated, dynamic environment requires talented and energetic leaders who champion our mission and deliver on our commitments. Our executive compensation program is described more fully in the "Compensation Discussion and Analysis" section of this Proxy Statement.

EDWARDS’ CORPORATE STRATEGY INFORMS PAY DESIGN
Financial Drivers	Create Meaningful Value by Transforming Patient Care		Market Drivers
ê	ê		ê
Revenue Growth			Share Price
	Our Corporate Strategy is translated into Strategic Imperatives		Total Stockholder Return (Relative to a subset of the S&P Healthcare Equipment Select Industry Index)
Earnings Per Share

Financial Results	2025 Key Operating Drivers ("KODs") measure execution against the following Strategic Imperatives	Performance Objectives	Equity Vehicles
•Evaluated relative to target goals
•Lead the global TAVR expansion and establish as the standard of care for treating aortic disease

•Extend TMTT leadership through a unique, differentiated portfolio

•Extend Surgical leadership through RESILIA penetration (INSPIRIS, MITRIS)

•Establish long-term leadership by advancing Non-Valvular Structural Heart Initiatives

•Align Business Units ("BUs"), regions and functions to reinforce patient-focused culture and deliver sustained growth

•Results weighted		Assessed against individual objectives focused on financial measures and operational goals within a named executive officer's area of responsibility	•Stock Options
60% Revenue Growth 40% EPS			•Restricted Stock Units ("RSUs")
•Performance-Based RSUs ("PBRSUs")

Annual Cash Incentive Compensation		Long-Term Equity Compensation
Determined by multiplying financial measure achievement by KOD achievement by achievement of individual Performance Objectives		50% Options
25% RSUs
25% PBRSUs

2025 Financial and Operating Performance. We were pleased with our strong 2025 financial performance with sales of $6.1 billion, up 11.5% year-over-year on an underlying basis. We invested more than $1 billion in research and development, achieved key milestones including the introduction of new structural heart technologies, and announced new data supporting successful, long-term outcomes for patients. We exited 2025 in a strong position with advancements in transcatheter aortic valve replacement ("TAVR"), Mitral and Tricuspid, Surgical Structural Heart and emerging

Table of Contents         Edwards Lifesciences Corporation I 2026 Proxy Statement vi

opportunities in Structural Heart Failure and Aortic Regurgitation. We expect to deliver continued strong organic sales growth within our core structural heart therapies, healthy and expanding margins, and a sustained leadership position supported by strong evidence-based value to patients, clinicians and healthcare systems.
Our highlights since January 1, 2025 include the following:
•    we received United States Food and Drug Administration ("FDA") approval for the SAPIEN 3 platform for severe aortic stenosis patients without symptoms;
•we received FDA and CE Mark approval for the SAPIEN M3 mitral valve replacement system, launching in both Europe and the U.S. the first transcatheter therapy utilizing a transseptal approach for treatment of patients with symptomatic (moderate-to-severe or severe) mitral regurgitation who are deemed unsuitable for surgery or transcatheter edge-to-edge therapy;
•we received a CE Mark for and launched in Europe the KONECT RESILIA aortic valved conduit, the first ready-to-implant solution with RESILIA tissue specifically designed for bio-Bentall procedures;
•we announced new eight-year data showing that patients receiving aortic surgical valves treated with our proprietary RESILIA tissue technology have significantly improved long-term outcomes compared to those receiving non-RESILIA tissue bioprosthetic valves;
•we completed enrollment in the CLASP IIF trial for the PASCAL transcatheter valve repair system;
•we announced ENCIRCLE pivotal trial results demonstrating successful patient outcomes supporting our portfolio of mitral and tricuspid therapies;
•we announced seven-year data from the PARTNER 3 trial, reaffirming the early and sustained patient benefits of Edwards TAVR; and
•we announced our founding sponsorship of the American Heart Association’s Heart Valve Initiative, a national effort to improve care and outcomes for the more than 28 million people living with heart valve disease worldwide.
Stock Performance.  As a general indicator of our pay-for-performance culture, our Compensation and Governance Committee considers how Edwards’ cumulative total return to stockholders ("TSR") compares to both the S&P 500 Index and the S&P Healthcare Equipment Select Industry Index (the "SPSIHE"). The table below illustrates our 5-year cumulative TSR on common stock with the cumulative total returns of the S&P 500 Index and the SPSIHE.
COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN*

200
100
0
12/20
12/21
12/22
12/23
12/24
12/25
Edwards Lifesciences
S&P 500
S&P 500 Health Care Equipment

*$100 invested at market close on December 31, 2020, in stock or index, including reinvestment of dividends. The stock price performance included in this graph is not necessarily indicative of future stock price performance.

Table of Contents         Edwards Lifesciences Corporation I 2026 Proxy Statement vii

2025 Annual Incentive Plan Outcomes and Long-Term Incentives.  The two measures used to evaluate financial achievement under our annual cash incentive plan were revenue growth and earnings per share ("EPS"), all computed on a non-GAAP basis. Our financial performance resulted in financial achievement at 107% of target under the cash incentive plan. In addition, our overall achievement of KODs for 2025 was 119%. With these strong results, our cash incentive plan for corporate employees funded at 127% of target. Final incentive amounts for the Named Executive Officers ("NEOs") for 2025 also took into account each employee’s individual performance. The PBRSUs granted in 2022 that had a three-year performance period ending in 2025 were subject to vesting requirements based on Edwards’ TSR compared to that of companies in a subset of the S&P Health Care Equipment Select Industry Index (the "SPSIHE Subset") as discussed in more detail in the Compensation Discussion and Analysis section of this Proxy Statement. The threshold performance level required to be achieved in order for any portion of these PBRSUs to vest was not achieved, and the awards were forfeited with no payout.

Compensation Program Highlights. Our Compensation and Governance Committee believes that its executive compensation and benefits philosophy and objectives have resulted in programs that align executives with stockholder interests.

☑ WHAT WE DO
✓
Pay-for-Performance. Approximately 93% of the target total direct compensation of our CEO, and an average of 82% of the target total direct compensation of our other NEOs, was performance-based in 2025.

✓
Linkage Between Performance Measures and Strategic Imperatives. Performance measures for incentive compensation are linked to our Strategic Imperatives through achievement of KODs and are designed to create long-term stockholder value and hold executives accountable for both individual and Edwards’ performance.

✓	Performance-Based Equity. Our performance-based equity (stock options and PBRSUs) make up 75% of our long-term equity compensation. Our PBRSUs vest based on our relative TSR over a three-year period.
✓	Minimum Three-Year Vesting. Equity compensation is structured to vest over a minimum period of three years, subject to limited exceptions.
✓
Robust Executive Stock Ownership Guidelines with Holding Period Requirements. Executives are required to hold Edwards’ stock with a value not less than six-times salary for our CEO and three-times salary for each other NEO. Fifty percent of net shares received as equity compensation must be retained until the guideline has been met.

✓	Modest Perquisites. We provide modest perquisites and have a business rationale for the perquisites that we do provide.
✓
“Double Trigger” in the Event of a Change in Control. Severance benefits are paid and our equity compensation accelerates in connection with a change in control only upon a “double trigger” (meaning that in order for the benefits to be triggered, in addition to the occurrence of a change in control, the executive’s employment must be terminated or, in the case of equity acceleration, the awards terminated in connection with the transaction).

✓
Use of Tally Sheets. Our Compensation and Governance Committee annually reviews summaries of prior and potential future compensation levels (referred to as “tally sheets”) when making compensation decisions.

✓	Clawback Policy. We maintain a recoupment policy for incentive-based compensation.
✓	Independent Compensation Consultant. Our Compensation and Governance Committee engages a compensation consulting firm that provides us with no other services.

☒ WHAT WE DON’T DO
✗	No excise tax gross-ups for executive officers.
✗	No repricing or buyout of underwater stock options.
✗	No pledging or hedging of Edwards’ securities by members of our Board, Section 16 officers, and members of our executive leadership team.

We ALIGN executive compensation with the interests of our stockholders.	We DESIGN executive compensation programs to avoid excessive risk and foster long-term value creation.	We ADHERE to strong executive compensation and corporate governance practices.

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EDWARDS LIFESCIENCES CORPORATION

________________________________
PROXY STATEMENT FOR THE
2026 ANNUAL MEETING OF STOCKHOLDERS
GENERAL MEETING AND VOTING INFORMATION
Our Board is soliciting your proxy for use at the Annual Meeting to be held at 10:00 a.m. PT, on Thursday, May 7, 2026, which will be conducted virtually, via live webcast.
Unless the context otherwise requires, references in this Proxy Statement to “Edwards,” “the Company,” “we,” “our,” “us,” and similar terms refer to Edwards Lifesciences Corporation, a Delaware corporation.
Important Notice Regarding the Availability of Proxy Materials
We are pleased to take advantage of U.S. Securities and Exchange Commission (the “SEC”) rules that allow us to furnish our proxy materials, including our 2025 Annual Report and this Proxy Statement (together, the “Proxy Materials”), over the Internet. As a result, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of the Proxy Materials. The Notice contains instructions on how to access the Proxy Materials over the Internet and how to vote by proxy via the Internet. The Notice also contains instructions on how to request a paper copy of the Proxy Materials. All stockholders who do not receive the Notice will receive a paper copy of the Proxy Materials by mail or an electronic copy of the Proxy Materials by e-mail. This process allows us to provide our stockholders with the information they need in a more timely manner, while reducing the environmental impact and lowering the costs of printing and distributing the Proxy Materials. This Proxy Statement and our 2025 Annual Report are available at https://ir.edwards.com/financials/annual-reports-proxies/default.aspx.
The Notice and the Proxy Materials are first being made available to stockholders on or about March 26, 2026.
Voting Matters and the Recommendations of our Board
The following items of business are scheduled to be voted on at the Annual Meeting:

Board’s Voting Recommendation
Proposal 1.	Election of Directors	✓ FOR each nominee
Proposal 2.	Advisory Vote to Approve Named Executive Officer Compensation	✓ FOR
Proposal 3.	Ratification of Appointment of Independent Registered Public Accounting Firm	✓ FOR
Proposal 4.	Approval of the Amended and Restated Long-Term Stock Incentive Compensation Program	✓ FOR
Stockholders will also be asked to consider and transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof. Pursuant to our Bylaws, the chair of the Annual Meeting will determine whether any business proposed to be brought before the Annual Meeting has been properly presented. If the chair determines that the business was not properly brought before the Annual Meeting, the chair will declare at the Annual Meeting that such business was not properly brought and such business will not be transacted.
Record Date
Stockholders of record as of close of business on March 10, 2026 are entitled to attend and vote at the Annual Meeting.

Who Can Vote
You are entitled to vote your shares at the Annual Meeting if our records show that you held your shares as of the close of business on the record date, March 10, 2026. At the close of business on that date, 576,541,693 shares of our common stock were outstanding and entitled to vote at the Annual Meeting. We have no other class of voting securities outstanding. Each stockholder is entitled to one vote per share on each proposal to be voted upon at the Annual Meeting.
How to Vote
You may hold Edwards’ shares in multiple accounts and therefore receive more than one set of the Proxy Materials. To ensure that all of your shares are voted, please submit your proxy or voting instructions for each account for which you have received a set of the Proxy Materials.

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Shares Held of Record.  If you hold your shares in your own name as a holder of record with our transfer agent, Computershare, you may authorize that your shares be voted at the Annual Meeting in one of the following ways:

By Internet	If you received the Notice or a printed copy of the Proxy Materials, follow the instructions in the Notice or on the proxy card.
By Telephone	If you received a printed copy of the Proxy Materials, follow the instructions on the proxy card.
By Mail	If you received a printed copy of the Proxy Materials, complete, sign, date, and mail your proxy card in the enclosed, postage-prepaid envelope.
In Person (Virtual)
You may also vote virtually while attending the meeting through www.proxydocs.com/EW. To attend the Annual Meeting and vote your shares, you must register for the Annual Meeting in advance of the meeting and provide the control number located on your Notice or proxy card. See “Virtual Annual Meeting” above following the Notice of 2026 Annual Meeting of Stockholders for further information.

Shares Held in Street Name.  If you hold your shares through a broker, bank or other nominee (that is, in street name), you will receive instructions from your broker, bank or nominee that you must follow in order to submit your voting instructions and have your shares voted at the Annual Meeting. If you want to vote virtually during the Annual Meeting, you must obtain a legal proxy from your broker, bank or other nominee, and you must register in advance of the meeting at www.proxydocs.com/EW.
Shares Held in Our Retirement Plans.  If you participate in the Edwards Lifesciences Corporation 401(k) Savings and Investment Plan or the Edwards Lifesciences Technology SARL Retirement Savings Plan, you will receive a request for voting instructions with respect to the shares allocated to your plan account. You are entitled to direct the plan trustee how to vote your plan shares. If the plan trustee does not receive voting instructions for shares in your plan account, the shares attributable to your account will be voted in the same proportion as the allocated shares for which voting instructions have been received.
Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance of the Annual Meeting as described above to ensure that your vote will be counted if you later decide not to attend or are unable to attend the Annual Meeting.
Deadline to Vote
If you are a stockholder of record, your proxy must be received by telephone or the Internet by 11:59 p.m. ET on May 6, 2026 in order for your shares to be voted at the Annual Meeting. If you are a stockholder of record and you received a printed copy of the Proxy Materials, you may instead mark, sign, date and return the enclosed proxy card, which must be received by 11:59 p.m. ET on May 6, 2026.
If you hold your shares in street name through a broker, bank or other nominee, please follow the instructions provided by the broker, bank or other nominee who holds your shares. If you hold shares in one of our retirement plans, please follow the instructions provided by the plan trustees. Please note that, to allow intermediaries time to collect and submit vote results, the deadline to vote shares held in street name or in our retirement plans is typically a few days earlier than the deadline for stockholders of record.
Appointment of Proxies
Our Board has appointed Bernard Zovighian and Nicholas J. Valeriani to serve as proxy holders to vote your shares according to the instructions you submit. If you properly submit a proxy, but do not indicate how you want your shares to be voted on one or more items, your shares will be voted on such items in accordance with the recommendations of our Board, as set forth above under “Voting Matters and the Recommendations of our Board.” With respect to any other matter properly presented at the Annual Meeting, your proxy, if properly submitted, gives authority to the proxy holders to vote your shares on such matter in accordance with their best judgment.
Revocation of Your Proxy
If you are a holder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by mailing a new proxy card or new voting instruction form bearing a later date (which will automatically revoke your earlier voting instructions) or by entering a new vote by telephone or the Internet in the manner described above under “How to Vote,” or by attending the Annual Meeting and voting during the Annual Meeting virtually. Attendance at the Annual Meeting will not revoke an earlier submitted proxy unless you so specifically request. If you hold your shares in street name, you must follow the instructions provided by your broker, bank or nominee to revoke your voting instructions, or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares at the Annual Meeting, by participating in the Annual Meeting virtually.
Any change to your proxy or voting instructions must be submitted by the deadlines set forth above in "Deadline to Vote."

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Broker Voting
Certain brokers holding shares of record for their customers are entitled to vote on certain routine matters, such as the ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”), our independent registered public accounting firm (Proposal 3), without instructions from their customers. However, these brokers are generally not entitled to vote on non-routine matters, including the election of directors, matters relating to equity compensation plans or executive compensation, and certain corporate governance proposals, unless their customers submit voting instructions. If you hold your shares in street name through a broker and the broker does not receive your voting instructions, the broker will not be permitted to vote your shares in its discretion on any of the proposals at the Annual Meeting other than the proposal to ratify the appointment of PwC (Proposal 3). If you do not submit voting instructions and your broker votes your shares on Proposal 3 in its discretion, your shares will constitute “broker non-votes” on each of the other proposals.
 Quorum
The presence at the Annual Meeting, in person (virtually) or by proxy, of holders of at least a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum to transact business at the Annual Meeting. Shares represented at the Annual Meeting are counted toward a quorum even if the holder of such shares abstains from voting. Shares held through brokers are not counted toward a quorum unless the broker has authority to vote, and votes such shares, upon at least one matter at the Annual Meeting.
Vote Required on Proposals
The following summary describes the vote required to approve each of the proposals at the Annual Meeting:

Voting Item		Vote Standard	Treatment of Abstentions and Broker Non-Votes

Proposal 1.	Election of Directors	• Majority of votes cast	• Abstentions and broker non-votes will not be counted as votes cast and therefore will have no effect on the outcome of the proposal
Proposal 2.	Advisory Vote to Approve Named Executive Officer Compensation	• Majority of shares represented at the Annual Meeting and entitled to vote on the proposal	• Abstentions will have the effect of votes “against” • Broker non-votes will not be counted as shares entitled to vote on the proposal and therefore will have no effect on the outcome of the proposal
Proposal 3.	Ratification of Appointment of Independent Registered Public Accounting Firm	• Majority of shares represented at the Annual Meeting and entitled to vote on the proposal	• Abstentions will have the effect of votes “against” • Broker non-votes will not be counted as shares entitled to vote on the proposal and therefore will have no effect on the outcome of the proposal
Proposal 4.	Approval of the Amended and Restated Long-Term Stock Incentive Compensation Program	• Majority of shares represented at the Annual Meeting and entitled to vote on the proposal	• Abstentions will have the effect of votes “against” • Broker non-votes will not be counted as shares entitled to vote on the proposal and therefore will have no effect on the outcome of the proposal

Proxy Solicitation Costs
Your proxy for the Annual Meeting is being solicited on behalf of our Board, and our Company will bear the cost of solicitation. At our expense, we will also request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting materials to the beneficial owners of shares held of record by such persons. In addition, we have retained Georgeson LLC (“Georgeson”) to assist with the distribution and solicitation of proxies for a fee of $20,500, plus expenses for these services. We also agreed to indemnify Georgeson against liabilities and expenses arising in connection with the proxy solicitation unless caused by Georgeson’s gross negligence or intentional misconduct. Georgeson and our officers, directors and regular employees may also solicit proxies by telephone, facsimile, e-mail and personal solicitation. We will not pay additional compensation to our officers, directors and regular employees for these activities.

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BOARD OF DIRECTORS MATTERS

PROPOSAL 1 – ELECTION OF DIRECTORS

✓	THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.
General.  Our Board has nominated the nine individuals below for election to our Board at the Annual Meeting, to serve a one-year term until the next annual meeting of stockholders and until their respective successors are elected and qualified, or until their earlier resignation or removal.

The Board appreciates the importance of having engaged and independent directors and seeks to maintain a Board with relevant complementary backgrounds and experiences aligned with our patient-focused innovation strategy. In this pursuit, the Board has developed a thoughtful process that allows the Board to evaluate its leadership structure and membership, and believes that its leadership structure and membership serve the best interests of the Company and its stockholders. This process includes regular discussions regarding Board composition and performance at Board meetings, the establishment of relevant Board criteria and qualifications for director nominees, our rigorous Board evaluation process, and the application of our Board retirement policy. Each of the elements of this process is described in more detail below. Each of the director nominees has consented to serve as a director, if elected. However, if any nominee becomes unable or unwilling for good cause to serve before the election, the proxy holders may vote the shares represented by proxies received for any substitute nominee designated by our current Board to fill the vacancy. No arrangement or understanding exists between any nominee and any other person pursuant to which any nominee was or is to be selected as a director or nominee, and none of our directors has any family relationship with any other director or with any of our executive officers. More information regarding our Board, the committees of our Board, director independence, and related matters follows this Proposal 1.

Identification and Evaluation of Director Candidates. Our Compensation and Governance Committee maintains formal criteria for selecting director nominees who will best serve the interests of our Company and our stockholders. These criteria are described in more detail below under “Board Criteria and Qualifications Policy.” In addition to these requirements, our Compensation and Governance Committee also evaluates whether the candidate’s skills and experience are complementary to the existing Board members’ skills and experience, recognizing that our Board’s needs evolve in order to align with our Company’s strategy as well as emerging risks and opportunities. If our Board is considering new director candidates for nomination or appointment to the Board, some or all of the members of our Compensation and Governance Committee interview candidates that meet the criteria. Following its review, our Compensation and Governance Committee selects nominees that it believes best suit the needs of our Company and our Board and recommends those nominees to the Board for approval. As a result of our Board’s thoughtful and deliberate process of refreshment, ten new directors have been added to our Board since 2014, including two new directors in 2024. This process has involved the participation of all directors, taking advantage of their broad range of expertise and experience as part of the decision-making process.

Our Compensation and Governance Committee will consider qualified candidates for director nominees suggested by our Company’s stockholders. Stockholders can suggest qualified candidates for director nominees by writing to the Corporate Secretary of our Company at One Edwards Way, Irvine, California 92614. Submissions should include the information about the director candidate and the stockholder making the submission that would otherwise be required by Article I, Section 2(f) of our Bylaws if the stockholder was nominating the individual for election to our Board. Submissions received that include such information, and provided that the recommended candidate meets the criteria described below, are forwarded to our Compensation and Governance Committee for further review and consideration. Our Compensation and Governance Committee may also request additional information concerning the director candidate that it deems reasonably required to determine the eligibility and qualification of the director candidate to serve on our Board. Stockholders suggesting director candidates for consideration by our Board in connection with the next annual meeting of stockholders should provide their submission no earlier than January 7, 2027, and no later than February 6, 2027. Our Compensation and Governance Committee does not intend to evaluate candidates proposed by stockholders any differently from other candidates.

Board Criteria and Qualifications Policy.  Our Board, led by our Compensation and Governance Committee, is responsible for identifying, assessing and, ultimately, recommending to the stockholders individuals qualified to serve as directors of our Company. We believe that diverse backgrounds and experience strengthen Board performance and promote long-term stockholder value creation. Pursuant to membership criteria specified in our Compensation and Governance Committee charter, we seek a Board with a mix of backgrounds among its members as determined by the

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Board in its business judgment, which may include diversity of experience, training and skills or other factors as our Board determines appropriate.
Our Compensation and Governance Committee considers diverse candidates consistent with the written membership criteria and our Company’s non-discrimination policies. In evaluating potential candidates, our Compensation and Governance Committee also considers personal characteristics, such as:
•    intelligence, honesty, perceptiveness, good judgment, maturity, and responsibility;
•    high ethics and standards, integrity, and fairness;
•    a background that demonstrates an understanding of business and financial affairs and the complexities of a large, multifaceted, global business or governmental or educational organization; and
•    ability to form independent opinions and the willingness to state them in a constructive manner.

Of significant importance, our Compensation and Governance Committee and our Board seek individuals who are compatible and able to work well with other directors and executives and who are able and willing to spend the time required to function effectively as a director. The satisfaction of these criteria is implemented and assessed through ongoing consideration of directors and potential nominees by our Compensation and Governance Committee and our Board, with a discussion of Board succession planning held at regularly scheduled meetings of our Board and certain specially called meetings. These discussions have included reviews of current director skills in the context of the collective mix of skills of our other directors and the evolving needs of the Company, and consideration of each director’s retirement horizon, as well as our Board’s self-evaluation and peer evaluation processes, as described below under “Board Evaluations.” Based upon these activities and its review of the current composition of our Board, our Compensation and Governance Committee and our Board believe that the nominating criteria have been satisfied and its director nominees represent diverse backgrounds and experience that are aligned with our Company’s strategy, including financial, industrial, entrepreneurial and international experience. After consideration of all relevant factors, our Board is committed to selecting and nominating the most qualified individuals who will serve the best interests of the Company and its stockholders.

Board Refreshment Considerations. The Compensation and Governance Committee, with engaged involvement from the entire Board, maintains a comprehensive board refreshment process in accordance with Edwards’ developing needs and circumstances. As part of the refreshment process, the Compensation and Governance Committee considers director candidates who are recommended by its members, other Board members, management, stockholders, and those identified by third-party search firms. These third-party search firms identify and evaluate potential candidates to be considered by the Board.
Time Commitments.  A Board member must inform the Chair of our Board before accepting a position on another public company’s board of directors. In addition to confirming there are no conflicts of interest with the internal legal and compliance functions, the Chair discusses with the other members of our Board whether there would be any reason for the Board member not to accept the position. Our Board considers, among other things, the engagement of such Board member on our Board and the Board member's other time commitments and reviews the aforementioned Board evaluations and peer reviews. In light of how critical a Board member’s focused engagement and time commitment is to the director’s ability to contribute and add value to our Company’s business and strategy, this process is intentionally comprehensive and rigorous.
Board Retirement Policy.  As set forth in our Corporate Governance Guidelines, our Board has adopted a retirement policy that no director shall stand for election to our Board after reaching the age of 75, except in special circumstances specifically approved by our Board.

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Our director nominees are:

The table below highlights the diverse range of qualifications and skills of the director nominees collectively that, among other factors, led the Board to recommend these nominees for election to the Board. For more information on each individual director's qualifications, skills, and experience, please see the directors' biographies in the “Board of Director Nominees” section of this Proxy Statement.

Range of Qualifications and Skills Represented by Our Directors
Medical Technology Industry Experience	International Executive Experience	Corporate Governance

Regulatory and Compliance	Executive Leadership	Operations Management

Innovation and Research and Development	Risk Oversight and Management	Corporate Strategy and Development

Finance and Financial Industry	Human Capital Management and Resources	Financial Reporting
Cybersecurity and Privacy	Artificial Intelligence, Information Technology and Data	Corporate Impact and Corporate Responsibility

Our Board strives to maintain a highly independent, balanced, and diverse group of directors that collectively possesses the expertise and experience to provide effective oversight.

✓	THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

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BOARD OF DIRECTOR NOMINEES
Our Board has nominated the following nine individuals for election to our Board at the 2026 Annual Meeting.

Bernard Zovighian CEO, Edwards Lifesciences Corporation Age: 58 Director Since: 2023	Edwards Board Role: Director

Select Professional Experience and Highlights:
• Edwards Lifesciences Corporation, since 2015
– Chief Executive Officer, since 2023
– President, from January 2023 to May 2023
– Corporate Vice President, Transcatheter Mitral and Tricuspid Therapies (TMTT), from 2018 to 2023
– Vice President then Corporate Vice President, Surgical Structural Heart, from 2015 to 2018
• Johnson & Johnson, from 1995 to 2014
– Held a variety of roles with increasing levels of responsibility for nearly 20 years, including worldwide President of one of the company's divisions

Select Skills and Qualifications:
With a career spanning more than three decades in medical technology, Mr. Zovighian has led global businesses in several countries across two world-class companies, demonstrating strengths in strategy development, innovation and adoption of disruptive technologies. During his tenure as CEO, Mr. Zovighian has distinguished the Edwards strategy by spearheading the divestment of the Critical Care business and sharpening the company’s focus on structural heart disease. The strategy has been advanced through continued differentiated investment in innovative therapies to solve large and complex patient needs and pioneering therapeutic categories of care.

Mr. Zovighian joined Edwards Lifesciences in January 2015 as vice president and general manager of the Surgical Structural Heart business, and later served as corporate vice president of the surgical business from 2016 until he became corporate vice president responsible for the company’s Transcatheter Mitral and Tricuspid Therapies (TMTT) business in January 2018. Mr. Zovighian established a global organization focused on developing a portfolio of therapies designed to change the standard of care for mitral and tricuspid patients. Prior to joining Edwards, Mr. Zovighian held roles with increasing levels of responsibility at Johnson & Johnson for nearly 20 years, including worldwide president of one of the company’s divisions. Mr. Zovighian serves as an advisory board member for the Leonard D. Schaeffer Center for Health Policy & Economics at the University of Southern California.

Nicholas J. Valeriani Former CEO, Gary and Mary West Health Institute Former EVP, Johnson & Johnson Age: 69 Director Since: 2014	Edwards Board Role: • Chair of the Board • Compensation and Governance Committee Member

Other Public Company Directorships Previously Held:
• Surgalign Holdings, Inc. (formerly known as RTI Surgical Holdings, Inc.)
– Chair of the Compensation Committee, from 2019 to 2023 and Member, from 2016 to 2023
– Member of the Nominating and Governance Committee, from 2019 to 2023
– Member of the Sciences and Technology Committee, from 2016 to 2020
• Sorrento Tech, Inc. (formerly Roka Bioscience, Inc.), from 2015 to 2018

Select Professional Experience and Highlights:
• Gary and Mary West Health Institute, an independent, nonprofit medical research organization that works to create new, more effective ways of delivering care at lower costs
– Chief Executive Officer, from 2012 until his retirement in 2015

• Johnson & Johnson, a global healthcare products company
– Company Group Chairman, Ortho Clinical Diagnostics, from 2009 to 2012
– Member of the Executive Committee
– Vice President, Office of Strategy and Growth, from 2007 to 2009
– Served 34 years in key positions, including Worldwide Chairman, Medical Devices and Diagnostics, and Corporate Vice President, Human Resources

• Member of the Board of AgNovos Healthcare, LLC, since 2016
• Member of the Board of SPR Therapeutics, Inc., since 2018
• Served on the Boards of the Robert Wood Johnson University Hospital, from 2008 to 2016, and the Center for Medical Interoperability, from 2013 to 2015

Select Skills and Qualifications:
With more than 40 years of medical technology industry experience in a large and complex global company and experience directing corporate strategy, Mr. Valeriani provides critical perspectives to our Board’s oversight of the development of our patient-focused innovation strategy and assessment of future business investments and opportunities. His deep operational experience provides invaluable insights to our Board. In addition, through his professional career as well as his service on other public company boards, Mr. Valeriani has extensive experience in human capital resources at a global company which enables him to contribute valuable perspectives and provide strong leadership and direction as the Chairman of the Board.

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Leslie C. Davis CEO and President, UPMC Age: 67 Director Since: 2024	Edwards Board Role: Compensation and Governance Committee Member

Select Professional Experience and Highlights:
• University of Pittsburgh Medical Center (“UPMC”), a healthcare provider and insurer
– President and Chief Executive Officer, since 2021
– Executive Vice President, Health Services Division, from 2018 to 2021
– Senior Vice President and Chief Operating Officer of Health Services Division, from 2014 to 2018
•UPMC Magee-Womens Hospital
– President, from 2004 to 2018
• Thomas Jefferson University Hospital, a U.S. hospital
– Vice President of clinical affiliations, ambulatory programs and hospital operations
• Mount Sinai Medical Center, a U.S. hospital
– Various senior administrative positions

Select Skills and Qualifications:
Ms. Davis has more than 30 years of experience in health care, with a particular emphasis on operations and developing businesses and services. Her strong experience as a chief executive officer and leading operations at large health services organizations adds a critical perspective and provides unique insights during our strategic Board discussions, especially as we navigate an evolving and complex healthcare environment for healthcare practitioners and patients alike. Ms. Davis understands the pressure points of health systems and contributes practical knowledge to enhance our Board’s ability to proactively prepare for, and respond to, health industry challenges and opportunities.

David T. Feinberg, MD Chairman, Oracle Health Age: 64 Director Since: 2024	Edwards Board Roles: Audit Committee Member

Other Current Public Company Directorships:
• Humana Inc.
– Director and Chair of Clinic Quality Committee, since 2022
– Member of the Nominating, Governance, and Sustainability Committee, since 2022

Other Public Company Directorships Previously Held:
• Douglas Emmett, Inc., from 2011 to 2015 and 2016 to 2024
• OSI Systems, from 2010 to 2016

Select Professional Experience and Highlights:
• Oracle Health (formerly Cerner Corporation), a supplier of health information technology solutions, services, devices, and hardware
– Chairman, since 2022
– President and Chief Executive Officer, from 2021 to 2022
• Google, a global internet services and products company
– Vice President of Google Health, from 2019 to 2021
• Geisinger Health Systems, a regional healthcare provider
– President and Chief Executive Officer, from 2015 to 2019
• University of California Los Angeles ("UCLA") Health, a healthcare organization
– President and Chief Executive Officer, from 2011 to 2019
– Served for more than 20 years in a number of leadership roles including, Associate Vice Chancellor of UCLA Health Sciences, Vice Chancellor and CEO for the UCLA Hospital System, and CEO of UCLA’s Ronald Reagan
Medical Center
• Nashville Health Care Council, a healthcare industry association
– Director, since 2024

Select Skills and Qualifications:
Dr. Feinberg brings almost three decades of experience in health system and health information technology services management, including more than 20 years on the faculty of UCLA. Dr. Feinberg's patient-centric mindset, operating experience and expertise in guiding systems transformations offers a unique perspective in the Company's execution of its patient-focused innovation strategy. In addition, Dr. Feinberg’s extensive experience leading healthcare organizations, both public and private, with a focus on leveraging technology and digital innovation to enhance clinical care, brings invaluable insights to our Board.

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Kieran T. Gallahue Former Chairman and CEO, CareFusion Corporation Age: 62 Director Since: 2015	Edwards Board Role: Audit Committee Member

Other Current Public Company Directorships:
• Envista Holdings Corporation, since 2019
– Chair of the Nominating and Governance Committee, since 2019

Other Public Company Directorships Previously Held:
• Arena Pharmaceuticals, Inc., from 2018 to 2022
– Member of the Audit Committee, from 2018 to 2022
• Intersect ENT, Inc., from 2015 to 2022
– Chairman of the Board, from 2020 to 2022
– Member of the Audit Committee, from 2015 to 2022
• CareFusion Corporation, from 2011 to 2015
• Volcano Corporation, from 2007 to 2015
• ResMed Inc., from 2008 to 2011

Select Professional Experience and Highlights:
• CareFusion Corporation, a global medical technology company (acquired by Becton, Dickinson and Company in March 2015)
– Chairman and Chief Executive Officer, from 2011 until his retirement in 2015
• ResMed Inc., a medical technology company focused on the treatment of sleep-related breathing disorders
– Chief Executive Officer, from 2008 to 2011
– President, from 2004 to 2011
– President and Chief Operating Officer, Americas, from 2003 to 2004

• Nanogen Inc., a provider of molecular diagnostic tests
– Various positions, including President and Chief Financial Officer, from 1998 to 2002
• Prior to 1998, various marketing, sales, and financial positions within Instrumentation Laboratory, a developer of laboratory hemostasis and critical care diagnostic testing solutions, the Procter & Gamble Company, a consumer goods manufacturer, and General Electric Company, a global infrastructure and technology conglomerate
• Served on the Board and Executive Committee, and as Chairman of the International Committee and Treasurer of Advanced Medical Technology Association (AdvaMed), an American medical device trade association

Select Skills and Qualifications:
Mr. Gallahue provides valuable insights and direction to our Board gained through extensive executive management experience at medical technology companies. His leadership roles on other public company boards and committees and prior experience as a public company chief financial officer also enable him to contribute informed financial and accounting perspectives to our Board and Audit Committee. Throughout his career, Mr. Gallahue has gained expertise and experience in areas that we believe are important to the success of our Company as we execute on our patient-focused innovation strategy, including experience in the medical technology industry, as a senior executive managing global operations, risk management and oversight, marketing and corporate strategy.

Leslie S. Heisz Former Managing Director, Lazard Frères & Co LLC Age: 65 Director Since: 2016	Edwards Board Role: Chair of the Audit Committee

Other Current Public Company Directorships:
• Member of the boards of funds advised by The Capital Group Companies, Inc., since 2019
– Audit Committee Chair of the Fixed Income Funds since 2026
– Audit Committee Chair of the ETF Fund board, from 2021-2025
• Ingram Micro Holding Corporation, since 2024
– Member of the Audit Committee, since 2024
– Member of the Compensation Committee, since 2024

Other Public Company Directorships Previously Held:
• Public Storage Inc., Independent Trustee, from 2017 to 2024
– Member of the Audit Committee, from 2017 to 2020
– Member of the Nominating, Governance and Sustainability Committee, from 2017 to 2024
– Member of the Long-Term Planning Committee, from 2020 to 2021
• Ingram Micro Inc., from 2007 to 2016
• Towers Watson & Co., from 2012 to 2016
• HCC Insurance Holdings, Inc., from 2010 to 2014

Select Professional Experience and Highlights:
• Member of the Board of Kaiser Foundation Hospitals and Kaiser Foundation Health Plan, Inc., since 2015
– Member of the Audit and Compliance Committee, since 2015 and Chair since 2026
– Member of the Finance Committee, since 2018
– Member of the Governance and Community Health Committees, from 2015 to 2017

• Lazard Frères & Co. LLC, a financial advisory and asset management firm, from 2003 to 2010
– Senior Advisor and Managing Director
• Dresdner Kleinwort Wasserstein Securities Limited (and its predecessor Wasserstein Perella & Co.), the investment banking arm of Dresdner Bank AG, Mergers & Acquisitions and Corporate Finance, from 1995 to 2002
– Director and Managing Director
• Salomon Brothers Inc., an investment banking firm, from 1987 to 1995
– Associate and Vice President, Corporate Finance
• PricewaterhouseCoopers LLP, a registered public accounting firm, from 1982 to 1986
– Staff Consultant and Senior Consultant
• National Association of Corporate Directors’ Directorship 100 Award

Select Skills and Qualifications:
Ms. Heisz’s career in the banking industry, in-depth knowledge of capital markets, and previous public company board and audit committee experience enhances our Board’s ability to effectively oversee financial reporting, enterprise and operational risk management, as well as corporate finance, tax, treasury, and governance matters. Serving as a director for global companies and having led a global team, Ms. Heisz also brings with her international experience as well as experience in areas including finance and the financial industry, mergers and acquisitions, and regulatory and compliance. Ms. Heisz’s many years of experience as a senior executive and board member has demonstrated invaluable contributions as not only a member of the Board but also in her leadership as Chair of the Audit Committee.

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Paul A. LaViolette CEO, Pulse Biosciences, Inc., Managing Partner and Chief Operating Officer, SV Health Investors, LLC Age: 68 Director Since: 2020	Edwards Board Role: Chair of the Compensation and Governance Committee

Other Current Public Company Directorships:
• Pulse Biosciences, Inc., since 2024
– Co-Chairman of the Board

Other Public Company Directorships Previously Held:
• Misonix, Inc., from 2019 to 2021
• Asensus Surgical, Inc. (formerly known as TransEnterix, Inc.), from 2014 to 2021
• Thoratec Laboratories Corporation, from 2009 to 2015

Select Professional Experience and Highlights:
• Pulse Biosciences, Inc., a bioelectric medicine company, Chief Executive Officer, since 2025
• SV Health Investors, LLC, a specialist healthcare fund management company, since 2009
– Managing Partner and Chief Operating Officer, since 2014
• Advanced Medical Technology Association (AdvaMed), an American medical device trade association, from 1998 to 2008
• Boston Scientific Corporation, a medical device manufacturer, from 1994 to 2008
– Various executive positions, including serving as Chief Operating Officer, from 2004 to 2008
• C.R. Bard, Inc., a developer, manufacturer, and marketer of medical technologies, from 1984 to 1993
– Various marketing and general management positions

• Kendall, Inc., a medical device manufacturer, from 1980 to 1984
– Various marketing positions
• Medical Device Manufacturers Association, a national trade association providing educational and advisory assistance to medical technology companies
– Chairman of the Board, from 2016 to 2019
• Innovation Advisory Board for the Mass General Brigham Health System
– Chairman of the Board, since 2015

Select Skills and Qualifications:
As a result of his over 40 years in the medical technology industry, Mr. LaViolette brings extensive global executive experience. His many years of working with large, global organizations and start-ups, which he continues to do today, provides him with a unique perspective on strategy and innovation as well as corporate development. Mr. LaViolette also has experience in many other areas, including operations management, human capital resources, marketing and communications, corporate strategy and corporate governance. In addition, Mr. LaViolette’s service on other boards, including numerous chairmanships, has enabled him to be a valuable contributor, offering astute insight in the strategic discussions at our Board and Compensation and Governance Committee meetings.

Steven R. Loranger Former Chairman, President and CEO, ITT Corporation Age: 74 Director Since: 2016	Edwards Board Role: Compensation and Governance Committee Member

Other Public Company Directorships Previously Held:
• Xylem Inc., from 2011 to 2024
 – Member of the Leadership Development and Compensation Committee, from 2018 to 2024
 – Chair of the Finance and Technology Committee, from 2017 to 2024
 – Member of the Audit Committee, from 2011 to 2018
 – Member of the Nominating and Governance Committee, from 2011 to 2017, Chair from 2023 until his retirement in 2024
• FedEx Corporation, from 2006 to 2014
• ITT Exelis, Inc., from 2011 to 2013

Select Professional Experience and Highlights:
• Xylem Inc., a global water technology provider
– Chief Executive Officer and President, from 2013 until his retirement in 2014
• ITT Corporation, a worldwide manufacturing company
– Chairman, President and Chief Executive Officer, from 2004 to 2011

• Textron Inc., a producer of aircraft, defense and industrial products
– Executive Vice President and Chief Operating Officer, from 2002 to 2004
• Honeywell International Inc. and its predecessor company, AlliedSignal, Inc., a diversified technology and manufacturing company
– Various executive positions, including serving as President and Chief Executive Officer of its Engines, Systems and Services businesses, from 1981 to 2002

Select Skills and Qualifications:
Mr. Loranger is a seasoned executive with global manufacturing and operational experience in highly regulated, high-tech industries. His decades of experience leading large, global innovation-focused corporations with intensive data privacy components is particularly valuable to our Board. Through his many years of experience as an international executive and as a member of other public company boards, Mr. Loranger also brings expertise and experience in many other critical areas for our Company, including operations management, financial reporting, finance and the financial industry, innovations and technology and corporate strategy. His expertise in risk management and oversight as well as cybersecurity and information technology has allowed for engaged contributions to the Board and the Compensation and Governance Committee.

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Ramona Sequeira Former President, Global Portfolio Division, Takeda Pharmaceutical Company Limited Age: 60 Director Since: 2020	Edwards Board Role: Audit Committee Member

Other Current Public Company Directorships:
 • Organon & Co., since 2025
– Member of the Talent Committee, since 2025
 • Novo Nordisk A/S, since 2026

Select Professional Experience and Highlights:
• Takeda Pharmaceutical Company Limited (“Takeda”), a biopharmaceutical company, since 2015
 – President, Global Portfolio Division, from 2022 to 2025
 – President of the U.S. Business Unit and Global Portfolio Commercialization, from 2020 to 2022
– President, from 2015 to 2020
• Pharmaceutical Research and Manufacturers of America, a trade group, from 2015 to 2023
– Chair of the Board, from 2021 to 2023, and member, from 2015 to 2023
– Vice Chair, from 2021 to 2022
– Treasurer, from 2019 to 2021
• Eli Lilly & Company (“Eli Lilly”), a publicly-held company
– Vice President – Lilly USA, from 2013 to 2015
– General Manager, UK/Northern Europe, from 2010 to 2012
– Vice President, Sales – Lilly Canada, from 2005 to 2009
– Associate Director, Neuroscience Marketing, from 2003 to 2005

• Member of the Board of Trustees for Harvey Mudd College, from 2020 to 2023

Select Skills and Qualifications:
Ms. Sequeira has over 25 years of experience in the pharmaceutical industry through her work with Takeda and, prior to that, with Eli Lilly. She previously led Takeda’s Global Portfolio Division, and, in this role, she oversaw roughly 11,000 employees across Takeda's global Vaccines business including manufacturing, research and development and commercial; the Global Commercial and Medical organizations, and all of Takeda's markets across Europe and Canada, Growth and Emerging Markets, and China. Her experience in leadership roles in multiple markets, across cultures and within different healthcare systems where she has successfully launched products, transformed businesses, and delivered sustainable growth is particularly valuable for our global business. In addition, throughout her career, she has developed experience in other areas, including finance and mergers and acquisitions, innovation and technology, risk management and oversight, artificial intelligence and data, corporate responsibility, sustainability and human capital resources, all of which allow her to provide valuable contributions to our Board and the Audit Committee. Ms. Sequeira’s industry experience with pharmaceutical innovation and patient access provides important expertise to our Board as Edwards executes on its patient-focused innovation strategy.

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CORPORATE GOVERNANCE POLICIES AND PRACTICES
Our Company and our Board take seriously our commitment to sound corporate governance. We believe our regular review of our corporate governance practices in the context of current issues and trends, as well as our discussions with our stockholders and advisors, and the resulting practice enhancements help us to compete more effectively, sustain our successes and build long-term value for our stockholders.

Active Stockholder Engagement Program. Our Board and management are committed to engaging with our stockholders and incorporating feedback into their decision-making processes. We believe building positive relationships with our stockholders is critical to our long-term success. Throughout the year, our CEO, CFO, and Senior Vice President of Investor Relations meet by phone and in-person with current and prospective stockholders to discuss Edwards’ strategy, business, and financial results. Our CFO, Corporate Secretary, Senior Vice President of Investor Relations and, at times, the Chair of our Compensation and Governance Committee, engage stockholders to solicit their views and feedback on issues that matter most to our stockholders, including, among other things, corporate governance, compensation, corporate impact, human capital management, succession planning, and other related matters. Stockholder feedback is shared with our Board and its committees, which enhances our corporate governance practices, facilitates future dialogue between stockholders and our Board, and provides additional transparency to our stockholders. Since our 2025 Annual Meeting, we contacted our top stockholders representing approximately 57% of our outstanding shares and engaged with stockholders representing approximately 36% of our outstanding shares. We value our relationship with our stockholders and believe that we strengthen our ability to lead our Company by constructively discussing our business and strategy.
Stockholder Outreach since 2025 Annual Meeting
Over time, we have amended our Charter and Bylaws to adopt various stockholder rights or taken other actions to align our corporate governance practices with our stockholders’ interests.

Topic	Action Taken in Response to Stockholder Feedback
Right to Call Special Meetings
• Amended our Bylaws to permit stockholders to call a special meeting

• In response to a non-binding stockholder proposal requesting the right to act by written consent, engaged with stockholders representing over 50% of shares then-outstanding to better understand investor views and, in response to feedback received, reduced the minimum ownership threshold to call a special meeting from 25% to 15%

Proxy Access	• Amended our Bylaws to provide for proxy access at 3% with 3-year ownership and holding period duration thresholds
Lead Independent Director Responsibilities
• Expanded the role of the Presiding Director position, and, in light of the additional responsibilities, designated the position, Lead Independent Director, which was held by an independent director up through the 2024 Annual Meeting, when an independent director was appointed to serve as Chair of the Board

Disclosure of EEO-1 Data	• Commenced disclosing our EEO-1 data and relevant infographics on our website
Declassified Board	• Amended our Charter to eliminate the classified board
No Supermajority Voting	• Amended our Charter to eliminate supermajority voting
Poison Pill	• Did not renew poison pill when it expired in March 2010
Majority Voting in Director Elections	• Amended our Bylaws to provide for majority voting in uncontested director elections

Director Independence.    Under the corporate governance rules of the New York Stock Exchange (“NYSE”), a majority of the members of our Board must satisfy the NYSE criteria for independence. No director qualifies as independent unless our Board affirmatively determines that the director has no material relationship with our Company (either directly or as a partner, stockholder, or officer of an organization that has a relationship with our Company). After reviewing the information supplied in the director questionnaires that are provided on an annual basis, our Board has determined that each of Ms. Davis, Dr. Feinberg, Mr. Gallahue, Ms. Heisz, Mr. LaViolette, Mr. Loranger, Ms. Sequeira and Mr. Valeriani is

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independent under the NYSE rules. Mr. Zovighian is not independent as a result of his employment as the CEO of our Company.

In assessing the directors’ independence, our Board took into account certain relationships involving Ms. Davis, Dr. Feinberg, Ms. Heisz, and Mr. LaViolette, as described below, and concluded that none of such relationships impaired the independence of the respective director:
•With respect to Ms. Davis, our Board considered Ms. Davis’ position as Chief Executive Officer of UPMC, an entity with which our Company does business in the ordinary course, which comprised less than 0.4% of each of UPMC’s and Edwards’ revenues for 2025.
•With respect to Dr. Feinberg and Ms. Heisz, our Board considered their positions only as a member of the board of Oracle Health and Kaiser, respectively, and the nature and volume of certain ordinary course business between Edwards and each of such entities.
•With respect to Mr. LaViolette, our Board considered his position as the chair of the board of Corvia Medical (an entity in which our Company currently has an investment), and his less than 1% interest in Corvia Medical.

Further, to ensure independent oversight of our Board, our Corporate Governance Guidelines provide that a substantial majority of our Board and all members of our Audit Committee and Compensation and Governance Committee will be independent under the applicable rules of the NYSE. All members of our Board, other than our CEO, are independent. In order to assure that the independent directors are not inappropriately influenced by management, the independent directors meet in executive sessions, without management, in conjunction with each regularly scheduled meeting of our Board and each committee, and otherwise as deemed necessary by our independent directors. These executive sessions allow independent directors to speak candidly on any matter of interest, without our CEO or other members of management present and are presided over by our independent Chair of the Board or our independent Chairs of our committees.
Corporate Governance Guidelines.  Our Board has adopted a set of Corporate Governance Guidelines to assist our Board and its committees in performing their duties and serving the best interests of our Company and its stockholders. The Corporate Governance Guidelines cover topics including, but not limited to, director selection and qualification, director responsibilities and operation of our Board, director access to management and independent advisors, director compensation, director orientation and continuing education, risk oversight, succession planning, recoupment of incentive-based compensation and the annual evaluations of our Board. Our Corporate Governance Guidelines are available on our website at www.edwards.com under “Investors—Governance & Corporate Impact—Governance—Governance Documents.”
Board Leadership Structure. Our Board appreciates the importance of having active, engaged and independent members. The independent directors evaluate our Board’s overall leadership structure at least on an annual basis to ensure that the approach provides independent oversight of our Company and serves the best interests of our Company and our stockholders. In addition, our Compensation and Governance Committee annually reviews and evaluates our Board’s committee membership and is responsible for recommending changes to our Board in the number, authority, and duties of our committees as well as any recommended changes in the leadership and membership of our committees. Our Compensation and Governance Committee considers input from the full Board in making its recommendations.

Our Board evaluates its leadership structure in accordance with our Company’s developing needs and circumstances, including Board dynamics, management structure and current Company business and financial performance considerations. Our Board believes that flexibility to choose separated or combined CEO and Chair roles based on these needs and circumstances is a critical decision that must be made by our Board, which is best positioned to make such a decision; the Board can thoughtfully consider all of the relevant facts and circumstances, informed by its regular discussions on succession as well as its knowledge of our Company and the skills, experience and relationships among directors.

Mr. Valeriani currently serves as the Chair of the Board and has held that position since 2024. Mr. Valeriani is an independent director and has deep knowledge of our industry and the specific challenges and opportunities facing our Company. Due to this, together with his ability to work well with other Board members and management and his professionalism, seasoned leadership and integrity, our Board continues to believe he is uniquely positioned to lead our Board. As an independent Chair, Mr. Valeriani has, among others, the following duties and responsibilities:

•Manages the Board’s affairs, including ensuring the Board is organized properly and functions effectively;
•Directs the work of the Board and, in collaboration with the CEO, sets the strategic priorities to be discussed by the Board;
•Acts as a strategic advisor to the CEO;

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•Calls and presides over regular special meetings of the Board as well as independent director executive sessions and sets the agenda and schedule for Board meetings in collaboration with the CEO; and
•Provides feedback and perspectives to the CEO on independent directors’ discussions on various topics including the strategy, business update presentations and CEO performance.
Board Evaluations.  Our Board carefully considers the balance and breadth of skills, experience, and expertise of its members as part of its robust director evaluation and Board refreshment process. Even though our Compensation and Governance Committee makes recommendations to our Board regarding candidates for election as directors of our Company, all members of our Board are very engaged in the process of, and discussions regarding, refreshment.

Our Board, with the oversight of our Compensation and Governance Committee, conducts an annual Board and Committee self-evaluation, soliciting each director’s views on, among other things, Board and Committee performance and effectiveness, size, composition, agenda, processes and schedule. In addition, our directors conduct annual peer evaluations focusing on each individual director’s personal interactions and skills. This is a robust process that culminates in one-on-one meetings during which peer feedback is provided to each director by the General Counsel. The General Counsel then reports on the results of the evaluations to the entire Board who, together, discuss follow-up items to be addressed at subsequent Board or committee meetings. As appropriate, Board and committee action plans are prepared to address any issues. Our Board views the self- and peer-evaluation processes as an integral part of its commitment to cultivating excellence and best practices in its performance.

Board Composition.    The current Board size is fixed at nine directors. Our Board regularly assesses its composition, including in connection with our Board evaluation process, as further described above. The ages of our director nominees range from 58 to 74, with an average age of approximately 65. We believe in a balanced approach to director tenure that allows our Board to benefit from a mix of newer directors who bring fresh perspectives and seasoned directors who bring continuity and a deep understanding of our business. For our nominees, lengths of service on our Board range from 1 to 11 years, with an average tenure of 6 years. In addition, 33.3% of our nominees are female, and 11.1% of our nominees are ethnically or racially diverse. None of the nominees currently serve on the boards of directors of more than two other public companies.

Director Orientation and Continuing Education. All new directors on our Board receive an orientation to the Company and training that is individually tailored, taking into account the director's experience, background, education and committee assignments. Our new director education program is led by members of senior management, in consultation with the Chair of the Board, and covers a review of our business segments, strategic plans, financial statements and policies, risk management framework, legal and regulatory matters, corporate governance and key policies and practices (including our Code of Conduct), as well as the roles and responsibilities of our directors. The new director education program is not a single session, but is ongoing and iterative; the program provides background, context, and exposure for new directors over the course of their first couple of years on our Board.

The Company also provides continuing director education at Board and committee meetings, with specific topics of importance and interest covered by external experts or by management, as appropriate. These topics include developments in our industry, corporate governance, regulatory changes and requirements, the economic, environmental and other matters relevant to their duties as a director of our Company. The Board also encourages directors to participate in external continuing education programs and reimburses directors for the expense of such participation.
Meetings of our Board.    During the year ended December 31, 2025, our Board held seven meetings. Each director attended at least 83% of the total of all meetings of our Board and any applicable committee held during the period of his or her tenure in 2025.
Our Company encourages, but does not require, our directors to attend our annual meetings of stockholders. All of our then-current directors attended our 2025 Annual Meeting.

Risk Oversight.  Effective risk oversight is a priority for our Board. Our Board's risk oversight role includes understanding the critical risks in the business, including the severity and immediacy of such risks, allocating the responsibilities for risk oversight among the full Board and its committees, evaluating our Company’s risk management processes and facilitating open communication between management and our directors.

Risk Management Process. While our Board oversees risk management, our Company’s management is charged with managing risk and bringing to our Board’s attention emerging risks as well as discussing the status of the long-term risks facing our Company and the processes in place to address such risks. Our strategic planning processes are designed to facilitate the identification and management of such risks and ensure regular communication with our Board and its committees. Our Board, in its full composition and working through its committees, proactively participates in the

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oversight of management’s actions. At each regularly scheduled Board meeting, and at least once per quarter, our Company’s management provides the full Board with an analysis and assessment of the key risks facing our Company. The Chair of the Board and the Chairs of our two committees review and approve the agendas for, and information provided in, such meetings, and call for additional meetings or executive sessions of our Board or its committees to discuss risk-related topics as they may, individually or collectively, determine necessary or appropriate. Our Board also regularly engages with outside advisors and experts as it deems appropriate from time to time to evaluate and anticipate current key risk areas and to consider strategies to respond. These advisors and experts provide valuable information, including clinicians’ perspectives, best practices, landscape overview, industry trends and peer data in areas such as the global regulatory environment, governance, compensation, global operations and corporate impact, to facilitate our Board’s fulsome review and discussion of these risk areas with the management team, which then informs our action and strategy.

Additionally, our Audit Committee, the Chief Financial Officer, the General Counsel, and the Chief Compliance Officer meet at least annually, and more often as needed, to review various potential risks to our Company, including those related to financial reporting, product development, continuity of operations, regulatory compliance, succession planning, physical facilities and other topics. Our Chief Compliance Officer reports directly to our Audit Committee and supports the Company and the Executive Leadership Team in the management of compliance risks through implementation and oversight of a comprehensive global program designed to promote adherence to laws and regulations, including but not limited to those covering anti-corruption, healthcare fraud and abuse, public procurement and antitrust. Further, the Senior Vice President of Enterprise Risk Management also reviews and discusses with the full Board potential risks related to our strategic plan in connection with an annual strategic review of our Company.

Management assesses and prioritizes risks over a seven-year time horizon using quantitative and qualitative inputs on multiple key dimensions of enterprise risk, including, among other things, (i) patient safety, (ii) business and financial metrics, (iii) operational risks (e.g., disruptive events), (iv) reputation and brand, (v) legal and regulatory, and (vi) talent and employee well-being. We consider the immediacy and severity of enterprise risks as part of our assessment process. Through our business continuity program, we have also implemented standardized plans across our global manufacturing sites, and we routinely run exercises to test readiness.

Committee Risk Oversight. Our Board committees each play a significant role in carrying out our Board’s risk oversight function. Our Audit Committee oversees risks related to our Company’s financial statements and the financial reporting process, including our internal control over financial reporting, disclosure controls and procedures and accounting matters. In its oversight of our controls and procedures, our Audit Committee may receive reports or recommendations for the improvement of such controls and procedures from our Senior Vice President of Global Internal Audit, other members of management or our Company’s independent auditor to help mitigate risk. Our Audit Committee may engage such other advisors as it deems appropriate to assess our Company’s management of risk. It also regularly reviews our enterprise-wide risks and related management processes, focusing on manufacturing processes and supplier quality, product development processes and systems, continuity of our operations and regulatory compliance. In addition, our Audit Committee regularly reviews reports from our Corporate Vice President and General Counsel on certain legal risks, and also reviews treasury risks (insurance, credit, debt, currency risk and hedging programs) and risks related to other management functions. Senior leaders of our Company present at least twice a year, and sometimes more frequently as applicable, on information technology infrastructure and cybersecurity and information security risks. Our Audit Committee has governance over risks related to the Corporation’s artificial intelligence and privacy governance frameworks, including the Corporation’s policies, practices, and strategies involving the development and use of artificial intelligence and data management, as it relates to the functions for which the Audit Committee has responsibility to carry out its oversight function as provided in its charter. Our Audit Committee further regularly reviews the corporate compliance program to assess its effectiveness at identifying and managing compliance risks, including but not limited to mechanisms and channels for compliance concerns to be reported. It periodically receives reports on, and discusses, the risk management and escalation process, and reviews significant risks and exposures identified by management, the internal auditors, or the independent public accountants, including the steps management has taken to monitor and control such risks and exposures.

Our Compensation and Governance Committee considers risks related to succession planning, human capital management, including the attraction and retention of talent, and risks relating to the design of compensation programs and arrangements. As part of its normal review of these risks, our Compensation and Governance Committee considers our Company’s compensation policies and practices to determine if their structure or implementation provides incentives to employees to take unnecessary or inappropriate risks that could have a material adverse effect on our Company. Our Compensation and Governance Committee also reviews compensation and benefits plans affecting employees, in addition to those applicable to executive officers. Our Compensation and Governance Committee has determined that the implementation and structure of our compensation policies and practices do not encourage unnecessary and inappropriate risks that could have a material adverse effect on our Company. Our Compensation and Governance Committee further determined that our Company’s compensation programs and practices appropriately encourage

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employees to maintain a strong balance sheet, improve operating performance and create value for stockholders, without encouraging unreasonable or unrestricted risks. In making these determinations, our Compensation and Governance Committee considered the views of our Company’s compensation staff, legal counsel and internal audit team, as well as its Compensation Consultant (as defined below). In addition, our Compensation and Governance Committee oversees risks associated with our Company’s political activities and expenditures, as well as risks related to our corporate impact program, practices, and strategy. Moreover, our Compensation and Governance Committee also performs oversight activities in connection with corporate governance, such as engaging with stockholders on corporate governance and other matters relating to meetings of the Company’s stockholders, reviewing any Company responses to stockholder proposals, making a recommendation to the full Board to include the Compensation Discussion and Analysis section in our annual proxy statement, overseeing the stock ownership guidelines, and overseeing the administration of our Policy for Recovery of Erroneously Awarded Compensation.

Each committee reports regularly to the full Board on its activities. Our Board believes its choice of leadership structure as described under “Board Leadership Structure” above, facilitates effective risk oversight by our Board by ensuring independent director review by our independent Chair of the Board, and working through our independent Board committees, of key risk areas and management’s risk management actions and priorities.
Committees of our Board.  To facilitate independent director review, to make the most effective use of the directors’ time and capabilities, and to contribute to robust discussions at meetings, our Board has determined that its oversight role is best supported by an Audit Committee and a Compensation and Governance Committee. Each of our committees is tasked with overseeing multiple governance and risk areas as set forth more fully below. Our Board believes that there are meaningful synergies between compensation and governance topics that outweigh the benefit of separating these two functions into separate committees. In addition, there is value generated in conducting compensation and governance meetings efficiently by one committee. Our Board reviews this structure regularly and is permitted to establish other committees from time to time as it deems appropriate.
Audit Committee

Audit Committee Members
Leslie S. Heisz, Chair
Kieran T. Gallahue
David T. Feinberg, MD
Ramona Sequeira

Key Highlights.
•    Our Board has determined that each member of our Audit Committee is “independent,” “financially literate,” and an “audit committee financial expert” under applicable rules of the NYSE and the SEC.
•    Our Audit Committee held eleven meetings in 2025.
Purpose.    Our Audit Committee assists our Board in fulfilling its oversight responsibilities relating to, among other things:
•    the integrity of our Company’s financial statements;
•    compliance with legal and regulatory requirements;
•    monitoring the independent registered public accounting firm’s qualifications, performance and independence;
•    the performance of our Company’s internal audit function;
•    our Company’s investment and hedging activities; and
•    enterprise-wide risks and management practices related to those risks, including, but not limited to, manufacturing processes and supplier quality, product development processes and systems, continuity of our operations, treasury, legal and compliance, information technology infrastructure, cybersecurity, artificial intelligence and information security risks.

Our Company has a full-time internal audit function that reports to our Audit Committee and our CFO and is responsible for, among other things, objectively reviewing and evaluating the adequacy, effectiveness and quality of our Company’s system of internal controls. Our Company also has a Chief Compliance Officer who manages our Company’s ethics and compliance programs and reports directly to our Audit Committee.

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Our Audit Committee appoints, retains, terminates, determines compensation for and oversees the independent registered public accounting firm, reviews the scope of the audit by the independent registered public accounting firm and reviews the effectiveness of our Company’s accounting and internal control functions. Our Audit Committee also assists our Board in establishing and monitoring ethics and compliance with the Global Business Practice Standards of our Company. Our Company’s Global Business Practice Standards are posted on our website at www.edwards.com under “About Us—Corporate Compliance.” Our Audit Committee also reviews, with management and the independent registered public accounting firm, our Company’s policies and procedures with respect to risk assessment and risk management and reviews and approves or ratifies any related person transactions, as described under “Other Information—Related Persons Transactions” below.

The full responsibilities of our Audit Committee are included in its written charter, which is posted on our website at www.edwards.com under “Investors—Governance & Corporate Impact—Governance—Governance Documents.”
Compensation and Governance Committee

Compensation and Governance Committee Members
Paul A. LaViolette, Chair
Leslie C. Davis
Steven R. Loranger
Nicholas J. Valeriani
Key Highlights.
•    Our Board has determined that each member of our Compensation and Governance Committee is “independent” under the rules of the NYSE and a “nonemployee director” under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
•    Our Compensation and Governance Committee held seven meetings in 2025.
Purpose.    Our Compensation and Governance Committee’s responsibilities include, among other things:
•    determining the compensation of executive officers and recommending to our Board the compensation of directors who are not employed by us or any of our subsidiaries (“non-employee directors”);
•    overseeing management of succession planning, human capital management, attraction and retention of talent, and risks related to the design of executive compensation programs and arrangements;
•    developing and recommending to our Board corporate governance guidelines for our Company;
•    identifying, evaluating and recommending individuals qualified to be directors to the Board;
•    overseeing the evaluation of our Board and management;
•    overseeing our Company’s principles, programs and practices on corporate impact topics, including environmental and social affairs; and
•    overseeing our Company’s program for engaging with stockholders on corporate governance and other matters relating to meetings of our Company’s stockholders, reviewing and overseeing any Company responses to stockholder proposals, making a recommendation to the full Board to include the Compensation Discussion and Analysis section in our annual proxy statement, overseeing the stock ownership guidelines, and overseeing the administration of our Policy for Recovery of Erroneously Awarded Compensation.
In making its decisions regarding compensation of our NEOs (other than our CEO), our Compensation and Governance Committee considers recommendations provided by our CEO and Corporate Vice President of Human Resources, as further described under “Compensation Discussion and Analysis—Compensation Process” below. Our Compensation and Governance Committee has also delegated to (i) our CEO and, in certain circumstances, the Corporate Vice President, Human Resources, the authority to grant stock options or other equity awards to eligible employees who are not executive officers, and (ii) the Administrative and Investment Committee the administrative and fiduciary functions related to our Company’s employee benefit plans, including the review of funding and investment of plan funds, and the authority to approve amendments to the plans, appoint trustees and enter into trust agreements.
In 2025, our Compensation and Governance Committee retained the services of Semler Brossy Consulting Group as its independent compensation consultant (the “Compensation Consultant”). See “Compensation Discussion and Analysis—

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Independent Compensation Consultant” for additional information regarding our Compensation and Governance Committee’s engagement of its Compensation Consultant.
Our Compensation and Governance Committee also advises our Board on committee structure and membership and corporate governance matters. It evaluates the governance environment, receives feedback from management interactions with stockholders, and reviews and recommends to our Board corporate governance enhancements that are in the best interest of our Company and our stockholders.
Our Compensation and Governance Committee also oversees the Company's political activities, including the periodic review of its policy on political expenditures and its payments to trade associations and other tax-exempt organizations that may be used for political purposes, and receives reports regarding compliance with the policy. In addition, our Compensation and Governance Committee reviews and oversees the Company's strategy and policies regarding our Corporate Impact program. Reports concerning political activities and corporate impact efforts and metrics are presented periodically to our Compensation and Governance Committee.
The full responsibilities of our Compensation and Governance Committee are included in its written charter, which is posted on our website at www.edwards.com under “Investors—Governance & Corporate Impact—Governance—Governance Documents.”

Succession Planning.  Our Board, with input from our Compensation and Governance Committee, is actively engaged and involved in talent management to identify and cultivate our future leaders. At regularly scheduled Board meetings, directors discuss our Company’s leadership and talent development. Our directors also have an opportunity to meet with Company leaders, including executive officers, business group leaders and functional leaders through regular reports to our Board from senior management, technology showcases and other gatherings with management. In addition, Board members have freedom of access to all employees, and regularly make site visits to meet local management.

We maintain a robust mid-year and annual performance review process for our employees, as well as many programs focused on leadership development and growth that are designed to cultivate leadership principles in our future leaders. Management develops leadership at lower levels of the organization by identifying both high potentials and key talent and exposing them to the skills and capabilities that will allow these individuals to become future leaders. For example, this process was followed when the Board appointed Mr. Zovighian, an internal candidate, as our Chief Executive Officer.

Insider Trading Policy and Procedures. We have adopted an insider trading policy governing, among other things, purchases, sales, and other dispositions involving our securities by all of our directors, officers, and employees. We believe our insider trading policies and procedures are reasonably designed to promote compliance with insider trading laws, rules, and regulations and the NYSE listing standards. Our insider trading policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. Because our insider trading policies and procedures are designed specifically to address transactions in Edwards’ securities by our directors, officers, and employees, we do not have formal insider trading policies or procedures that govern the Company's repurchase of Edwards’ securities.
Communications with our Board of Directors.  Stockholders and other interested parties who desire to contact any member of our Board, including the non-management members of our Board as a group, may write to any member or members of our Board at: Board of Directors, c/o Corporate Secretary, Edwards Lifesciences Corporation, One Edwards Way, Irvine, California 92614. Communications will be received by the Corporate Secretary of our Company and, after initial review and determination of the nature and relevance of such communications, will be distributed to the appropriate members of our Board depending on the facts and circumstances described in the communication.

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CORPORATE IMPACT
At Edwards, our commitment to society and our stakeholders is demonstrated by our dedication to providing innovative solutions for patients with structural heart disease including those with unmet needs. Our purpose is expressed in the words of our Credo: “Through our actions, we will become trusted partners with customers, colleagues and patients —creating a community unified in its mission to improve the quality of life around the world. Our results will benefit customers, patients, employees, and shareholders.” The Compensation and Governance Committee of our Board maintains formal oversight responsibilities for our Corporate Impact program, with discussions at meetings of the full Board. More details on our Corporate Impact program, approach, and performance can be found in our Corporate Impact Report posted on our website at www.edwards.com/impact-report.

Board Oversight Over Corporate Impact
Our Board oversees our Company’s Corporate Impact program.
Board of Directors
Oversees Edwards' strategy and its impacts on patients, practitioners and healthcare systems and the related impacts to environmental, social, and governance practices, and receives annual reports from management.
CEO	Compensation and Governance Committee	Audit Committee
Measured against performance management objectives for improving our Corporate Impact metrics and disclosure	Oversees Edwards' Corporate Impact principles, programs, and practices, and periodically reviews reports on our progress
Oversees financial reporting and statements, including disclosures related to environmental, social, and governance matters in Edwards' SEC filings, legal and regulatory requirements and audit functions

Executive Leadership Team
Provides oversight for Corporate Impact and the Corporate Impact Team. Responsible for corporate impact metrics and initiatives throughout the company. Reports on progress, alongside our Corporate Impact Leader, to our Board and its committees

SVP, Associate General Counsel and Corporate Secretary and Corporate Impact Lead
Supports the development and implementation of a cohesive strategy for Corporate Impact, including the prioritization of customer requirements, compliance with global regulations, disclosure reporting, including the Corporate Impact Report and establishing an internal governance structure and framework to support the strategy. Provides updates and information to stakeholders on topics related to Corporate Impact, leads the Corporate Impact Council, and reports on relevant Corporate Impact-related updates to the executive leadership team and to the Board on a regular basis

Corporate Impact Council
Led by the Senior Vice President, Associate General Counsel, Corporate Secretary and Corporate Impact Lead, comprised of a cross-functional group of senior leaders designated by the executive leadership team, to support the Corporate Impact Reporting function. Members of the Corporate Impact Council are invited by the executive leadership team and are comprised of senior leaders across multiple functions within Edwards

Edwards’ Corporate Impact Report discusses our progress and commitment to addressing the global needs of our stakeholders, including the impact we have on our patients, good corporate governance and the well-being and health of the environment, our employees, and the communities in which we live and work. Our team continues to consider our impacts on the world around us and assesses and reports progress on our business goals annually. By taking a long-term view and approach to our strategy and by maintaining our focus on the impact we have on key stakeholders, we are creating a sustainable company that will grow and thrive even in the face of unpredictable challenges. By building trusted partnerships, advancing our technologies and acting with purpose, we aim to impact even more patients around the world. More details on our approach and performance can be found in our Corporate Impact Report posted on our website at www.edwards.com/impact-report.

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DIRECTOR COMPENSATION
Director Compensation Table – 2025
The following table presents the 2025 compensation paid or awarded to each individual who served as a nonemployee director at any time during 2025. The compensation paid to Mr. Zovighian is presented in the “Executive Compensation” disclosures below. Mr. Zovighian does not receive additional compensation for his service as a director.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Total ($)(3)
Ms. Davis	$ 85,000	$ 259,943	—	$ 344,943
Dr. Feinberg	90,000	259,943		349,943
Mr. Gallahue	90,027	259,943	—	349,970
Ms. Heisz	115,000	259,943	—	374,943
Mr. LaViolette	105,000	259,943	—	364,943
Mr. Loranger	85,027	259,943	—	344,970
Ms. Sequeira	90,000	259,943	—	349,943
Mr. Valeriani	85,000	409,956	—	494,956
(1)    Consists of annual retainer fees and meeting fees for service as a director and a member of Board committees. Please see the section “Retainers and Fees” below. Director fees that would have been paid in cash, but, at the election of the director, converted to restricted stock or option awards are included in this “Fees Earned or Paid in Cash” column.
(2)    Amounts disclosed in these columns reflect the aggregate grant-date fair value of the restricted stock award or option award, as applicable, granted to our nonemployee directors during 2025 (excluding restricted stock and option awards granted in lieu of cash and as to which the corresponding retainer fees have been included in the “Fees Earned or Paid in Cash” column), as determined under the principles used to calculate the grant-date fair value of equity awards for purposes of our financial statements in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. For a discussion of the assumptions and methodologies used to value the awards reported in these columns, please see the discussion of restricted stock awards and option awards contained in Note 16 of the “Notes to Consolidated Financial Statements” in our 2025 Annual Report on Form 10-K, filed with the SEC on February 25, 2026 (the “2025 Annual Report).
     Please see the information under “Nonemployee Directors Stock Incentive Program” and “Outstanding Nonemployee Director Equity Awards” below for the grant-date fair value of each restricted stock and option award granted to our nonemployee directors in 2025 as well as the restricted stock and option awards held by each nonemployee director at the end of 2025.
(3)    From time to time, we use chartered aircraft for our nonemployee directors to help maximize the business time and effectiveness of our Board meetings and avoid the time and scheduling constraints associated with commercial air travel. From time to time, our directors may use such chartered aircraft for personal travel when the aircraft is not being used for business purposes. In addition, if there is open space available on a flight that has been arranged for business purposes, a non-business guest of a director may on occasion travel on that flight. However, the incremental costs of any such personal trips or personal guests are fully paid or reimbursed by the director and, accordingly, are not included in this table.
Retainers and Fees.    Nonemployee directors received the following retainers and fees in 2025.

Nonemployee Director Retainers and Fees
Annual Retainers
Nonemployee Director	$85,000
Non-Executive Independent Chair	$150,000 (1)
Audit Committee Chair	$25,000
Audit Committee Member	$5,000
Additional Meeting Fees if meetings exceed the following:	$1,500 (2)
– 10 meetings for the Board
– 10 meetings for the Audit Committee
– 7 meetings for the Compensation and Governance Committee
Compensation and Governance Committee Chair	$20,000
(1)    Granted in the form of RSUs as described below in addition to annual equity award
(2)    Per meeting in excess of the applicable number of meetings stated

A director may elect to receive stock options or restricted shares in lieu of the annual cash retainers as described in “Deferral Election Program” below. Meeting fees, however, cannot be deferred. Retainers are paid in advance. Directors beginning service during the year receive a prorated amount of the retainer.

Nonemployee Directors Stock Incentive Program.   In order to align the nonemployee directors’ interests more closely with the interests of our stockholders, we maintain our Nonemployee Directors Stock Incentive Program (the “2020 Nonemployee Directors Stock Incentive Program”), pursuant to which each nonemployee director receives an annual grant of options for up to 120,000 shares of our common stock, or Restricted Stock Units (“RSU”) for up to 48,000 shares

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of our common stock, or a combination of options and RSUs with a grant-date value established by our Compensation and Governance Committee or our Board. The Board may grant additional awards under the 2020 Nonemployee Directors Stock Incentive Program, such as the additional Non-Executive Chair grant referenced below.

The annual equity award for nonemployee directors is typically granted on the day after our annual meeting. Our Board has discretion to determine whether an award will be granted to a director who joins our Board mid-year and to determine the terms and conditions of any such award. Our Compensation and Governance Committee recommends to our Board for its approval the actual amount and type of award for each year.

For 2025, our Board approved a grant for each nonemployee director in office following our 2025 Annual Meeting of RSUs having a grant date value of $260,000, (other than for Mr. Valeriani, as discussed below) rounded down to the nearest whole share. Each nonemployee director in office following our 2025 Annual Meeting (other than Mr. Valeriani) therefore received 3,528 RSUs on May 9, 2025 with a grant date fair value of $259,943. For his service as the non-executive Chair of the Board, the Board determined to increase the size of the award for Mr. Valeriani by $150,000, from $260,000 to $410,000. Accordingly, on May 9, 2025, Mr. Valeriani was awarded 5,564 RSUs with a grant date fair value of $409,956. The number of RSUs subject to each grant was determined by dividing the grant date value for the award approved by the Board by $73.68, the closing price of a share of our common stock on the grant date. Each grant date fair value referenced in this paragraph was determined as noted in footnote 2 to the Director Compensation Table above.
Each nonemployee director's RSU award vests 100% upon the earlier of the one-year anniversary of the grant date or the date of the next regular annual meeting of stockholders at which members of our Board are to be elected, subject to earlier vesting in the event of the nonemployee director’s death or disability or in connection with a change of control of Edwards. Once the RSUs vest, the shares must be held subject to the requirements described in “Directors’ Stock Ownership Guidelines and Holding Requirement” below.
Deferral Election Program.   In lieu of all or part of a nonemployee director’s annual cash retainer, the director may elect to receive either stock options or restricted stock awards under the 2020 Nonemployee Directors Stock Incentive Program. If a director makes a timely election to receive stock options, such options are granted on the date the cash retainer would otherwise have been paid, and the number of shares subject to the option is equal to four times the number of shares that could have been purchased on the grant date with the amount of the director’s cash retainer that was foregone to receive the award, rounded to the nearest whole share. The options are exercisable and vested in full on the grant date, and the exercise price per share is the fair market value of the common stock on the grant date. If a director makes a timely election to receive a restricted share award, the shares are granted on the date the cash retainer would otherwise have been paid, and the number of shares granted is equal to the portion of the cash retainer to be paid in the form of restricted shares divided by the fair market value per share of the common stock on the grant date, rounded to the nearest whole share. The restrictions on the restricted shares lapse upon the earlier of the one-year anniversary of the grant date and the date of the next regular annual meeting of stockholders at which members of our Board are to be elected, subject to earlier vesting in the event of the nonemployee director’s death or disability or in connection with a change in control of Edwards.

On May 9, 2025, Messrs. Gallahue and Loranger received a grant of 1,154 restricted shares in lieu of their annual cash retainer (the grant date fair value of each such award was $85,027, determined as noted in footnote 2 to the Director Compensation Table above, and the amount of the retainer paid in shares is reported in the “Fees Earned or Paid in Cash” column of the table).

Directors’ Stock Ownership Guidelines and Holding Requirement.    Under our stock ownership guidelines, each nonemployee director is expected to own shares of our common stock with a value of at least $550,000. This amount equals more than six times the base annual cash retainer for each nonemployee director. Shares that count toward meeting the guideline include common stock owned outright, restricted stock, and RSUs. Once the stock ownership guideline of $550,000 is met, each nonemployee director is required to hold 50% of the net remaining shares of the common stock, whether owned outright and/or acquired in connection with the vesting of restricted stock and/or restricted stock units, after satisfaction of applicable taxes (and in the case of stock options granted prior to July 2021, after satisfaction of applicable taxes and payment of the exercise price) until the director’s Board service ends. The holding requirement does not apply to equity awards directors elect to receive in lieu of their cash retainers.
Expense Reimbursement Policy.    Directors are reimbursed for travel expenses related to their attendance at Board and committee meetings as well as for the costs of attending director continuing education programs. Our Board may change compensation and reimbursement arrangements for nonemployee directors from time to time.

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Outstanding Nonemployee Director Equity Awards
The following table sets forth, as of December 31, 2025, the stock options and unvested stock awards (RSUs and restricted shares) held by each nonemployee director who served on our Board in 2025.

		Option Awards			Stock Awards
Name	Grant Date	Exercise Price ($)	Unvested Option Awards (#)	Option Awards Vested and Outstanding (#)	Stock Awards Not Vested (#)
Ms. Davis	05/09/2025	—	—	—	3,528(1)
Total			—	—	3,528
Dr. Feinberg	05/09/2025	—	—	—	3,528(1)
Total			—	—	3,528
Mr. Gallahue	05/09/2025	—	—	—	3,528(1)
	05/09/2025	—	—	—	1,154(2)
Total			—	—	4,682
Ms. Heisz	05/08/2020	72.6133	—	3,099	—
	05/04/2022	108.6500	—	2,209	—
	05/12/2023	89.1800	—	1,795	—
	05/09/2025	—	—	—	3,528(1)
Total			—	7,103	3,528
Mr. LaViolette	05/09/2025	—	—	—	3,528(1)
Total			—	—	3,528
Mr. Loranger	05/08/2020	72.6133	—	4,134	—
	05/05/2021	91.7700	—	3,270	—
	05/09/2025	—	—		3,528(1)
	05/09/2025	—	—	—	1,154(2)
Total			—	7,404	4,682
Ms. Sequeira	05/09/2025	—	—	—	3,528(1)
Total			—	—	3,528
Mr. Valeriani	05/09/2025	—	—	—	5,564(1)
Total			—	—	5,564

(1)    Annual awards vest on the earlier of the one-year anniversary of the grant date and the date of the next regular annual meeting of stockholders at which members of our Board are to be elected, subject to earlier vesting in the event of the nonemployee director’s death or disability or in connection with a change in control of Edwards.
(2)    Annual retainer fees deferred into restricted shares under the Deferral Election Program vest on the earlier of the one-year anniversary of the grant date and the date of the next regular annual meeting of stockholders at which members of our Board are to be elected, subject to earlier vesting in the event of the nonemployee director’s death or disability or in connection with a change in control of Edwards.

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STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding beneficial ownership of our Company’s common stock by each stockholder known by our Company to own beneficially more than 5% of the Company’s common stock as of March 4, 2026, except to the extent indicated otherwise in the footnotes. Percent of beneficial ownership is based upon 580,792,964 shares of our Company’s common stock outstanding as of January 31, 2026.

Principal Stockholder Name and Address	Total Shares Beneficially Owned	Percentage of Class
The Vanguard Group(1) 100 Vanguard Blvd. Malvern, PA 19355	69,131,602	11.72%
BlackRock, Inc.(2) 50 Hudson Yards New York, NY 10001	44,267,376	7.5%
(1)    Based solely on information contained in the Schedule 13G/A filed with the SEC by The Vanguard Group on its own behalf, on January 30, 2025. The Schedule 13G/A indicates that, as of December 31, 2024, The Vanguard Group had shared voting power for 724,951 shares, sole dispositive power for 66,453,101 shares and shared dispositive power for 2,678,501 shares.
(2)    Based solely on information contained in the Schedule 13G filed with the SEC by BlackRock, Inc. on its own behalf, on October 17, 2025. The Schedule 13G/A indicates that, as of September 30, 2025, BlackRock, Inc. had sole voting power for 40,035,206 shares and sole dispositive power for 44,267,376 shares.

STOCK OWNERSHIP OF DIRECTORS AND OFFICERS

The following table sets forth certain information regarding beneficial ownership of our Company’s common stock as of January 31, 2026, by (i) each of our NEOs (as named below); (ii) each of our current directors and director nominees; and (iii) all of our current directors and executive officers as a group. Percent of beneficial ownership is based upon 580,792,964 shares of our Company’s common stock outstanding as of January 31, 2026.
Under the column “RSUs and Shares Underlying Options,” we include the number of shares that could be acquired within 60 days of January 31, 2026, pursuant to the exercise of stock options or the vesting of stock unit awards. These shares are not deemed outstanding for purposes of computing the beneficial ownership of any other person. Unless otherwise indicated, we believe that the stockholders listed have sole voting and investment power with respect to all shares, subject to applicable community property laws.

Named Executive Officers, Executive Officers and Directors	Outstanding Shares Beneficially Owned(1)	RSUs and Shares Underlying Options	Total Shares Beneficially Owned	Percentage of Class
Mr. Zovighian	12,252	333,561	345,813	*
Mr. Ullem	277,563	267,799	545,362	*
Mr. Bobo	188,366	244,461	432,827	*
Ms. Brüls	1,911	5,477	7,388	*
Mr. Chopra	10,495	113,850	124,345	*
Mr. Wood(2)	182,842	210,280	393,122	*
Ms. Davis	3,055	—	3,055	*
Dr. Feinberg	2,308	—	2,308	*
Mr. Gallahue	74,974	—	74,974	*
Ms. Heisz	27,420	7,103	34,523	*
Mr. LaViolette	10,773	—	10,773	*
Mr. Loranger	75,372	7,404	82,776	*
Ms. Sequeira	14,076	—	14,076	*
Mr. Valeriani	73,732	—	73,732	*
All current directors and executive officers as a group (15 persons)	782,785	1,022,608	1,805,393	0.31%
*    Less than 1% of the issued and outstanding shares of Edwards' common stock.
(1)    Includes shares held by family trust, members of his/her household, in the 401(k) Plans, or jointly, as follows: Mr. Zovighian, 12,252; Mr. Ullem, 266,318; Mr. Bobo, 174,052; Mr. Wood, 148; Mr. Gallahue, 74,974; Mr. Loranger, 75,372; and Ms. Sequeira, 14,076.
(2)    Mr. Wood served as our Corporate Vice President and Group President, Transcatheter Aortic Valve Replacement and Surgical Structural Heart of the Company until September 1, 2025. Beneficial ownership information is based on information known to the Company as of the date of his departure adjusted to give effect to subsequent transactions through January 31, 2026, of which we are aware in connection with employment-related equity awards.

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EXECUTIVE COMPENSATION AND OTHER INFORMATION
EXECUTIVE OFFICERS
Set forth below is the biographical information regarding our current executive officers, other than Mr. Zovighian, whose biographical information is set forth under “Proposal 1—Election of Directors—Board of Director Nominees” above. None of the executive officers has any family relationship with any other executive officer or any of our directors.

Donald E. Bobo, Jr., age 64. Mr. Bobo has been Corporate Vice President, Strategy and Corporate Development since 2007. In addition, Mr. Bobo has executive responsibility for the heart failure initiatives, as well as the U.S. healthcare solutions and commercial services team. Mr. Bobo has more than 35 years of experience in the medical technology and healthcare industry and has served in various operating roles at Edwards, including, most recently, the development of the Company’s Transcatheter Mitral and Tricuspid Therapies (TMTT) strategy, Vice President and General Manager of the Surgical Structural Heart business and global valve manufacturing operations. Prior to joining Edwards in 1995, Mr. Bobo held a variety of roles with increasing levels of responsibility with American Hospital Supply Corporation and Baxter Healthcare Corporation, including research and development, business development, operations and general management. Mr. Bobo serves as a member of the board of AdvaMed, Inc. (Advanced Medical Technology Association) since May 2023. He has served on the board and executive committee of the California Life Sciences Association since 2015 and served as its chairman of the board from 2017 to 2018.

Annette M. Brüls, age 54. Ms. Brüls has been Corporate Vice President, Europe, Middle East, Africa, Canada and Latin America (EMEACLA) since August 2024. Prior to joining the company, Ms. Brüls was the CEO of Medela Inc., a breast pump and medical vacuum company. Previously, Ms. Brüls held several senior leadership positions at Medtronic plc (“Medtronic”), a medical technology services and solutions company, from 2007 to 2014, including President of the Diabetes Service and Solutions division, General Manager of the Diabetes Western Europe and Canada Division and Vice President of Marketing for cardiac rhythm disease management. She also served as Vice President of Marketing at Abbott Vascular for the EMEA region. Ms. Brüls has more than 25 years of experience leading diverse teams with a mission-driven approach, coupled with a passion for innovation and technology. Ms. Brüls has been named among the Top 50 Technology CEOs (ranked ninth) by The Health Technology Report and Best CEO for 2020, 2021, and 2022 by Comparably. Since 2021, Ms. Brüls has served on the board of Coloplast, where she is a member of the Compensation and Nominating Committee.

Daveen Chopra, age 47. Mr. Chopra has been Corporate Vice President, Transcatheter Mitral and Tricuspid Therapies (TMTT) since January 2023 and expanded his responsibilities to include Surgical Structural Heart (SURG) since September 2025 and Implantable Heart Failure Management (IHFM) since October 2025. Mr. Chopra previously served as Corporate Vice President, Surgical Structural Heart, from May 2018 to January 2023. Mr. Chopra has broad experience in the medical technology industry, including global leadership in strategy, marketing, commercial operations, research and development, and program management. Prior to joining Edwards, Mr. Chopra held various roles with increasing levels of responsibility at Medtronic plc, a medical technology, services and solutions company, from 2005 to 2018, culminating in a global leadership role as Vice President and General Manager of Medtronic’s Aortic Franchise. Prior to Medtronic, Mr. Chopra served as an international strategy consultant at The Parthenon Group supporting clients in various industries ranging from education to industrial manufacturing. Mr. Chopra currently serves on the boards of the CEO Leadership Alliance of Orange County and the Medical Devices Innovation Consortium (MDIC), and previously served on the boards of Edwards Lifesciences Foundation and Octane.

Daniel Lippis, age 50. Mr. Lippis has been Corporate Vice President, Transcatheter Aortic Valve Replacement (TAVR) since January 2026. Previously, Mr. Lippis served as the Corporate Vice President of Japan, Greater China and Asia Pacific (JAPAC) since January 2024. Mr. Lippis has more than 25 years of sales, marketing, business operations and general management experience in the pharmaceutical and medical technology industries. Mr. Lippis joined Edwards in 2010 where he led the marketing function for the Transcatheter Heart Valve business and subsequently oversaw the successful launches and therapeutic adoption of TAVR and the SAPIEN valve platforms in the U.S. and globally. From 2018 to 2023, Mr. Lippis served as Senior Vice President of Europe THV where he led sustained growth of TAVR technology in a mature market, developed a high-touch field organization and championed diversity, inclusion and belonging efforts throughout the region. In 2022, his responsibilities were expanded to include business operations and regulatory affairs for EMEACLA (Europe, Middle East, Africa, Canada and Latin America). Before joining Edwards, Mr. Lippis held sales and marketing leadership positions of increasing responsibility at Johnson & Johnson companies, Biosense Webster Inc. and Cordis Inc., based in the United States, Europe, and Asia Pacific.

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Wayne T. Markowitz, age 54. Mr. Markowitz has been Corporate Vice President, Japan, Greater China, and Asia Pacific (JAPAC) since September 2025. Previously, Mr. Markowitz served as General Manager and Senior Vice President, Surgical Structural Heart since August 2023, and was responsible for R&D, operations, marketing, commercial, clinical and regulatory initiatives. Mr. Markowitz has more than 20 years of experience in the medical technology industry including leadership roles in the U.S., Europe and Japan. Prior to joining Edwards, he served as Worldwide Executive Vice President and Global Head of Endovascular Robotics at Siemens Healthineers AG, a medical technology company, from 2020 to 2023. Prior to that, Mr. Markowitz spent several years in general management and leadership roles at Johnson & Johnson, as well as functional leadership responsibilities at Boston Scientific for a decade. Mr. Markowitz’s experience spans therapeutic areas including cardiovascular, neurovascular, plastic surgery, sterilization and vision. In 2024, Mr. Markowitz joined the board of Octane and previously served on the board of MassMEDIC.

Scott B. Ullem, age 59. Mr. Ullem has been Corporate Vice President, Chief Financial Officer since January 2014. In addition, Mr. Ullem has executive responsibility for the Company’s risk management and indirect sourcing teams. Prior to joining Edwards, he served as Chief Financial Officer of Bemis Company Inc., a Fortune 500 publicly traded global supplier of packaging and pressure sensitive materials used in leading food, consumer, and healthcare products, from May 2010 to December 2013. Mr. Ullem also had leadership responsibility for one of Bemis’ three business segments as well as the company’s information technology function. Previously, Mr. Ullem was an investment banker, serving as Managing Director at Goldman Sachs and later as co-head of Diversified Industries at Bank of America. In those roles, Mr. Ullem advised public and private companies on mergers and acquisitions as well as debt and equity financings. Mr. Ullem currently serves on the board of directors of Illumina and previously served on the board of Berry Global, Inc. He is also a Henry Crown Fellow at the Aspen Institute.

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COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis describes and provides disclosure about the objectives and policies underlying our executive compensation programs.

Edwards’ 2025 NEOs are as follows:

NEO Names and Current Positions
Bernard Zovighian Director and Chief Executive Officer
Scott B. Ullem Corporate Vice President, Chief Financial Officer
Donald E. Bobo, Jr. Corporate Vice President, Strategy & Corporate Development
Annette Brüls Corporate Vice President, Europe, Middle East, Africa, Canada and Latin America
Daveen Chopra Corporate Vice President, Transcatheter Mitral and Tricuspid Therapies, Surgical and Implantable Heart Failure Management
Larry L. Wood* Former Corporate Vice President and Group President, Transcatheter Aortic Valve Replacement and Surgical Structural Heart
* Mr. Wood resigned on September 1, 2025.

Executive Summary
Edwards Lifesciences is the leading global structural heart innovation company, driven by a passion to improve patient lives. Through breakthrough technologies, world-class evidence and partnerships with clinicians and healthcare stakeholders, our employees are inspired by our patient-focused culture to deliver life-changing innovations to those who need them most.
Pay-for-Performance Philosophy.  Our Compensation and Governance Committee strives to create a pay-for-performance culture and strongly believes that executive compensation should be tied to the successful implementation of our long-term corporate strategy.
We are driven by our culture that puts patients first and our long-term corporate strategy that creates value with therapies that transform care and focuses on large, under-treated diseases. Our annual plan is essential to executing our strategy and seeks to do the right thing for patients, identifying unmet clinical needs and developing breakthrough therapies, while maintaining trusted relationships with our stakeholders. As a direct result of our strategy, we have introduced therapies, such as transcatheter aortic valve replacement, transcatheter mitral and tricuspid therapies, novel resilient surgical heart valves and noninvasive advanced hemodynamic monitoring, and we have strengthened our leadership positions. Successfully managing our business in a challenging, highly regulated, dynamic environment requires talented and energetic leaders who champion our strategy and deliver on our commitments.
Our executive compensation programs are designed to emphasize performance-based compensation, reward financial performance and the implementation of our corporate strategy, and to align the financial interests of our executives with those of our long-term stockholders.

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EDWARDS’ CORPORATE STRATEGY INFORMS PAY DESIGN
Financial Drivers	Create Meaningful Value by Transforming Patient Care		Market Drivers
ê	ê		ê
Revenue Growth			Share Price
	Our Corporate Strategy is translated into Strategic Imperatives		Total Stockholder Return (Relative to a subset of the S&P Healthcare Equipment Select Industry Index)
Earnings Per Share

Financial Results	2025 Key Operating Drivers ("KODs") measure execution against the following Strategic Imperatives	Performance Objectives	Equity Vehicles
•Evaluated relative to target goals
•Lead the global TAVR expansion and establish as the standard of care for treating aortic disease

•Extend TMTT leadership through a unique, differentiated portfolio

•Extend Surgical leadership through RESILIA penetration (INSPIRIS, MITRIS)

•Establish long-term leadership by advancing Non-Valvular Structural Heart Initiatives

•Align Business Units ("BUs"), regions and functions to reinforce patient-focused culture and deliver sustained growth

•Results weighted		Assessed against individual objectives focused on financial measures and operational goals within a named executive officer's area of responsibility	•Stock Options
60% Revenue Growth 40% EPS			•Restricted Stock Units ("RSUs")
•Performance-Based RSUs ("PBRSUs")

Annual Cash Incentive Compensation		Long-Term Equity Compensation
Determined by multiplying financial measure achievement by KOD achievement by achievement of individual Performance Objectives		50% Options
25% RSUs
25% PBRSUs

2025 Financial and Operating Performance. We were pleased with our strong 2025 financial performance with sales of $6.1 billion, up 11.5% year-over-year on an underlying basis. We invested more than $1 billion in research and development, achieved key milestones including the introduction of new structural heart technologies, and announced new data supporting successful, long-term outcomes for patients. We exited 2025 in a strong position with advancements in TAVR, Mitral and Tricuspid, Surgical Structural Heart and emerging opportunities in Structural Heart Failure and Aortic Regurgitation. Going forward, we expect to deliver continued strong organic sales growth within our core structural heart therapies, healthy and expanding margins, and a sustained leadership position supported by strong evidence-based value to patients, clinicians and healthcare systems.
Our highlights since January 1, 2025 include the following:
•    we received United States Food and Drug Administration (“FDA”) approval for the SAPIEN 3 platform for severe aortic stenosis patients without symptoms;

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•we received FDA and CE Mark approval for the SAPIEN M3 mitral valve replacement system, launching in both Europe and the U.S. the first transcatheter therapy utilizing a transseptal approach for treatment of patients with symptomatic (moderate-to-severe or severe) mitral regurgitation who are deemed unsuitable for surgery or transcatheter edge-to-edge therapy;
•we received a CE Mark for and launched in Europe the KONECT RESILIA aortic valved conduit, the first ready-to-implant solution with RESILIA tissue specifically designed for bio-Bentall procedures;
•we announced new eight-year data showing that patients receiving aortic surgical valves treated with our proprietary RESILIA tissue technology have significantly improved long-term outcomes compared to those receiving non-RESILIA tissue bioprosthetic valves;
•we completed enrollment in the CLASP IIF trial for the PASCAL transcatheter valve repair system;
•we announced ENCIRCLE pivotal trial results demonstrating successful patient outcomes supporting our portfolio of mitral and tricuspid therapies;
•we announced seven-year data from the PARTNER 3 trial, reaffirming the early and sustained patient benefits of Edwards TAVR; and
•we announced our founding sponsorship of the American Heart Association’s Heart Valve Initiative, a national effort to improve care and outcomes for the more than 28 million people living with heart valve disease worldwide.
Stock Performance.  As a general indicator of our pay-for-performance culture, our Compensation and Governance Committee considers how Edwards’ cumulative total return to stockholders (“TSR”) compares to both the S&P 500 Index and the S&P Healthcare Equipment Select Industry Index (the “SPSIHE”). The table below illustrates our 5-year cumulative TSR on common stock with the cumulative total returns of the S&P 500 Index and the SPSIHE.

COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN*
*    $100 invested at market close on December 31, 2020, in stock or index, including reinvestment of dividends. The stock price performance included in this graph is not necessarily indicative of future stock price performance.

2025 Annual Incentive Plan.  In January 2025, our Board approved the 2025 Annual Incentive Plan that includes the following three elements:
•    corporate financial measurement (based on underlying revenue growth and adjusted earnings per share);
•    Key Operating Drivers (“KODs”) (quantifiable strategic milestones that include financial objectives and are tracked using a points system across our entire organization); and
•    individual performance.

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2025 Corporate Annual Incentive Plan Outcomes.  In January 2026, our Board of Directors approved the 2025 KOD achievement at 119% of target. Our financial performance resulted in financial achievement at 107% of target. Accordingly, our cash incentive plan for corporate employees funded at 127% of target. Final incentive amounts for our NEOs for 2025 also took into account each employee’s individual performance. See “Elements of Compensation—Annual Cash Incentive Plan” below for additional information regarding the annual cash incentive payment.

Determination as to 2022 PBRSU Awards (Performance Period Closed in 2025). In May 2022, our Compensation and Governance Committee granted awards of PBRSUs to certain of our executives. For any portion of these awards to vest, Edwards’ TSR for the three-year performance period ending April 30, 2025 had to be at or above -7.5% points from the median TSR of the other companies that were listed in the SPSIHE Subset on the grant date and were still publicly traded on April 30, 2025. Our Compensation and Governance Committee determined that as of April 30, 2025, our relative TSR was -7.95% points below the median and, in line with our pay-for-performance philosophy, the 2022 PBRSUs were forfeited in their entirety with no payout.

Consideration of Say-on-Pay Vote Results.  At our 2025 Annual Meeting, our stockholders cast an advisory vote on the compensation of our NEOs (a “say-on-pay” vote). Approximately 88% of the votes cast on this proposal voted in favor of our NEO compensation. We believe this vote reflects stockholders’ continued strong support of our compensation programs for our NEOs. Our Compensation and Governance Committee will continue to consider the results of say-on-pay votes along with the feedback received from stockholders received through the stockholder outreach program when making future compensation decisions for our NEOs.
Compensation Philosophy and Objectives for NEOs.  Our compensation programs are designed to attract, retain, motivate and engage executives with superior leadership and management capabilities to enhance stockholder value. Within this overall philosophy, our objectives are to:
•    offer programs that place a higher emphasis on performance-based compensation than fixed compensation;
•    align the financial interests of executives with those of our long-term stockholders; and
•    provide compensation that is competitive.

We strongly believe that a significant amount of compensation for our NEOs should be composed of short-term and long-term incentives, or at-risk pay, to focus the executives on near-term goals and strategic initiatives. The amount of such short-term and long-term incentive compensation is dependent on achievement of our annual goals, individual performance, and long-term increases in the value of our stock. In this Proxy Statement, “target total direct compensation” for each NEO consists of (i) base salary, (ii) Incentive Pay Objective (as defined under “Elements of Compensation—Annual Cash Incentive Plan” below), and (iii) long-term incentive awards (presented in the charts below using the values for the awards approved by the Compensation and Governance Committee). The Compensation and Governance Committee assesses the effectiveness of the compensation program and considers changes to the structure and elements of the compensation program, including pay mix, at least annually after reviewing (1) the total compensation executive officers have been paid out historically under the compensation structure, and (2) reviewing prepared tally sheets which identify and quantify all components of executive pay to be paid out in future years. The review of historical, current and future executive compensation provides a holistic view of the program, and from these assessments, the Compensation and Governance Committee can best determine whether the program has paid for performance as it intended to do and is expected to continue to appropriately pay for performance going forward.

The charts below illustrate the percentage weighting of each compensation vehicle that comprise the 2025 target total direct compensation for Mr. Zovighian (our CEO) and the average for the other NEOs. For 2025, 93% of CEO target pay was at risk, with 81% delivered in long-term incentives. For our other NEOs, 82% of target pay was at risk, and 67% was in the form of long-term incentives. We believe stock options are performance-based awards, with their potential value being wholly dependent on an increase in our stock price after the applicable grant date of the awards, and they represent the largest portion of pay for our CEO and other NEOs. This heavy weighting on stock options reflects the importance of creating long-term stockholder value and our emphasis on performance-based pay.

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2025 CEO	2025 NEOs (other than CEO)
Target Total Direct Compensation Pay Mix	Average Target Total Direct Compensation Pay Mix

Compensation Process.  Our Compensation and Governance Committee is responsible for discussing, evaluating and approving the compensation of our CEO and our other NEOs, including the specific objectives and target performance levels to be included in our executive compensation plans. Our CEO and other members of the executive leadership team develop our Strategic Imperatives as well as the KODs that measure our achievement of these imperatives. Our Board reviews and approves the Strategic Imperatives and KODs at the start of every year. Our CEO provides input to our Compensation and Governance Committee after year-end regarding achievement of our Strategic Imperatives and KODs. In addition, our CEO and our Corporate Vice President of Human Resources provide recommendations to our Compensation and Governance Committee regarding compensation of our NEOs (other than our CEO). Our Compensation and Governance Committee then determines the compensation of our CEO and reviews and approves the compensation of our other NEOs.
Our CEO and our Corporate Vice President of Human Resources are invited to, and regularly attend, Compensation and Governance Committee meetings as non-voting guests. Our Compensation and Governance Committee regularly meets in executive session without participation by our CEO or other management representatives. In addition, our CEO and Corporate Vice President of Human Resources meet with our Compensation Consultant as well as the Chair of our Compensation and Governance Committee in preparation for Compensation and Governance Committee meetings, and the Compensation Consultant also regularly attends Compensation and Governance Committee meetings and participates in executive sessions with our Compensation and Governance Committee.
Independent Compensation Consultant.  Our Compensation Consultant, Semler Brossy Consulting Group, has been retained by and reports to our Compensation and Governance Committee and provides executive and director compensation consulting services to our Compensation and Governance Committee.
Semler Brossy’s responsibilities for 2025 generally included:
•    Annual and periodic reviews of executive total compensation relative to peers;
•    Annual and periodic reviews of director total compensation;
•    Annual and periodic reviews of our Company’s comparator group;
•    Report on proxy advisory firms around say-on-pay and other compensation matters;
•    Presentations on specialized topics, as requested or applicable;
•    Reports to our Compensation and Governance Committee on market trends and best practices in compensation; and
•    Attendance and participation in all Compensation and Governance Committee meetings and stockholder consultations, as requested.

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The Compensation Consultant does not provide any other services to our Board or our Company. Our Compensation and Governance Committee has assessed the independence of the Compensation Consultant pursuant to the NYSE rules and determined that the Compensation Consultant is independent, and free of conflicts of interest with us or any of our directors or executive officers.

Setting Compensation Levels and Use of Competitive Data.   In determining the appropriate positioning level of each NEO’s target total direct compensation and each component of compensation for an NEO, our Compensation and Governance Committee takes into account its assessment of our Company’s or business unit’s general performance, as applicable for each executive, and the executive’s years of service, experience, level of individual performance and potential to contribute to our future growth. Accordingly, an NEO’s actual compensation may be higher or lower than the median for the position based on our Compensation and Governance Committee’s assessment of these other factors. If our Compensation and Governance Committee determines that changes are appropriate, it has the flexibility to make adjustments for one or more executives.
Consistent with our philosophy of emphasizing pay-for-performance and as further described in the “Elements of Compensation—Annual Cash Incentive Plan” section below, annual cash incentive payments are designed to be above Incentive Pay Objectives when we exceed our goals and below the Incentive Pay Objectives when we do not achieve our goals. In the event threshold levels of performance are not attained, no annual incentive payment is generally awarded. For purposes of establishing the value of equity awards, stock options are valued as of the grant date using the Black-Scholes valuation model. RSUs and PBRSUs are valued at the fair market value of the underlying shares (in the case of PBRSUs, at the “target” level of performance) on the grant date.

Except as otherwise noted above or described below, our Compensation and Governance Committee’s executive compensation determinations are subjective and the result of our Compensation and Governance Committee’s business judgment, which is informed by the experiences of the members of our Compensation and Governance Committee as well as the input from the Compensation Consultant and peer group data provided by the Compensation Consultant.

In order to establish competitive compensation market data for our NEOs, the Compensation Consultant uses public proxy information from companies primarily in the medical technology industry. These peer companies are chosen based on our Compensation and Governance Committee’s assessment of their market capitalization, revenue, business focus, complexity, geographic location and the extent to which our Compensation and Governance Committee believes they compete with us for executive talent (the “Comparator Group”). The composition of the Comparator Group is reviewed annually to monitor the appropriateness of the profiles of the companies included so that the group continues to reflect our competitive market and provides statistical reliability.

The review of the Comparator Group for pay decisions in 2025 was conducted in July 2024. After evaluating a series of qualitative and quantitative factors among other publicly traded U.S. companies in our industry, including scale, talent, business, and operational characteristics and overlap among peers, our Compensation and Governance Committee selected the below companies as the Comparator Group for 2025, which stayed the same from 2024 with the exception of the addition of GE Healthcare Technologies Inc. due to their strong business alignment and the removal of Teleflex, Inc. due to it no longer fitting in the financial profile parameters.

Edwards’ 2025 Comparator Group
Abbott Laboratories	The Cooper Companies, Inc.	Intuitive Surgical, Inc.
Agilent Technologies, Inc.	DexCom, Inc.	Medtronic plc
Align Technology, Inc.	GE Healthcare Technologies Inc.	ResMed Inc.
Baxter International Inc.	Hologic, Inc.	Stryker Corporation
Becton, Dickinson and Company	IDEXX Laboratories, Inc.	Zimmer Biomet Holdings, Inc.
Boston Scientific Corporation	Illumina, Inc.

As of June 5, 2024, Edwards ranked at the 64th percentile of this group when measured on the basis of 90-day average market capitalization.
Although data from the Comparator Group are the primary data input for compensation decisions for our NEOs, consideration is given to compensation data for companies in healthcare-related industries as reported in nationally recognized Radford Global Technology and Global Lifesciences Compensation Surveys. Our Compensation and Governance Committee considers both survey data that is healthcare-specific and also general industry data for companies within a similar size scope to Edwards. Our Compensation and Governance Committee believes it is appropriate to refer to these additional data because we compete with these types of companies for executive talent.

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We do not target any specific percentile but instead consider the market data along with factors like the individual’s performance and context from the talent market more broadly to determine our target total direct compensation and the elements of compensation for our NEOs.

Elements of Compensation.  The compensation package for each NEO consists primarily of (i) base salary, (ii) an annual cash incentive payment based on attainment of pre-established financial measures, operating goals, and individual performance, and (iii) long-term stock-based incentive awards. Each of these three components of compensation is intended to promote one or more of our objectives of designing executive compensation that is performance-based, is competitive, and aligns the interests of the executives with our stockholders.

Element of Compensation	Why We Pay this Element	Compensation and Governance Committee’s Evaluation Criteria
Base Salary	• Fixed compensation component	• Competitive data, the executive’s responsibilities, years of service, prior experience and expertise, individual performance, future potential, and internal equity are considered
• Attract and retain executives

Annual Cash Incentive	• Variable compensation component
• Incentive plan funding is determined by multiplying the financial measurement achievement by the KOD achievement times the Individual Performance Objective Achievement. For more details, see "Annual Cash Incentive Plan" below

• Reward achievement
•Align compensation with corporate financial measures, operating and strategic goals, and individual objectives

• Pay-for-performance
•Up to a maximum of 200% of pre-established Incentive Pay Objective
Long-Term Incentive Awards
Stock Options	• Variable compensation component
• The size and composition of long-term incentive awards take into account competitive target total direct compensation pay positioning guidelines using market reference data from the Comparator Group, along with the individual executive’s level of responsibilities, ability to contribute to and influence our long-term results, and individual performance

• Up to a maximum of 175% of PBRSUs may vest based on our relative TSR over a three-year period

• Attract and retain executives
•Align with stockholders' interests and value creation

• Require performance as value is only realizable if the share price increases
RSUs	• Variable compensation component
• Attract and retain executives
•Align with stockholders' interests and value creation

PBRSUs	• Variable compensation component
• Pay-for-performance
• Align with stockholders' interests
Benefits	• Attract and retain executives	• Executives are eligible to participate in benefit programs on same terms as those generally offered to other Company employees
• Align with stockholders' interests by encouraging our executives to remain focused on our business

Base Salary.    Our Compensation and Governance Committee generally reviews each NEO’s base salary in February and any approved changes are effective with the first pay period in April of each year. Mr. Zovighian’s annual base salary was increased to $1,200,000 effective March 31, 2025 to move his base salary closer to the median for similar positions in the Comparator Group. The annual base salary levels for Messrs. Ullem, Bobo, Chopra, and Wood were increased to $812,344, $763,274, $665,280, and $808,080, effective March 31, 2025. The annual base salary for Ms. Brüls was increased to $731,044, respectively, April 1, 2025. Base salary increases were based on our Compensation and Governance Committee's assessment of the executives' roles and contributions. Due to Mr. Chopra’s increased scope of responsibility which included overseeing our Surgical Structural Heart business unit, Mr. Chopra's base salary was increased to $700,000 effective September 1, 2025.

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Annual Cash Incentive Plan.    All of our NEOs and many other management and non-management-level employees (approximately 14,738 employees) participated in the 2025 Edwards Incentive Plan (the “Incentive Plan”). Our Compensation and Governance Committee establishes for each NEO the amount of target annual cash incentive payment that may be earned for performance, referred to as the “Incentive Pay Objective.” Our Compensation and Governance Committee generally sets the Incentive Pay Objective at a level so that the total cash compensation (base salary plus incentive payment for expected performance) for our NEOs will be at approximately the median of executives at comparable positions in the Comparator Group. Our Compensation and Governance Committee then considers performance results to determine the actual cash incentive payments.

The actual Incentive Plan amount earned by each NEO is determined based on our financial performance, KOD achievement, and the executive's individual performance, as follows:

Financial Measurement Achievement (based on underlying revenue growth and adjusted earnings per share targets set at the beginning of the year) The financial measurement multiplier may not exceed 175%	X	KOD Achievement (based on strategic, corporate, and business unit objectives determined at the beginning of the year) The aggregate KOD multiplier may not exceed 150%	X	Individual Performance Objective Achievement (based on individual performance objectives determined at the beginning of the year)	=	Actual Incentive Plan amount earned (as a percentage of the NEO's Incentive Pay Objective)

The “Grants of Plan-Based Awards in Fiscal Year 2025” table below reports the Incentive Pay Objective (called the “Target” in the table) established for each NEO for 2025 as well as the maximum amount that could have been earned by each NEO under the Incentive Plan for 2025 had the maximum performance levels been attained (which for each NEO is 200% of the NEO’s Incentive Pay Objective). To help maintain market competitiveness and based on our Compensation and Governance Committee's assessment of the executive's roles, contributions, and to provide competitive compensation, each NEO's target Incentive Pay Objective (as a percentage of the NEO's annual base salary) for 2025 was reviewed and adjusted accordingly. Due to Mr. Chopra’s increased scope of responsibility which included overseeing our Surgical Structural Heart business unit, Mr. Chopra’s target Incentive Pay Objective was increased to $650,000 on September 1, 2025.

Annual Cash Incentive Plan Funding—KOD Components and Performance Measures

Our Compensation and Governance Committee, after consultation with management, sets annual incentive performance goals each year for achievement of financial measures and KODs. Financial measures are non-GAAP calculations generally on the same basis as contained in our financial guidance, subject to further adjustment to account for material developments during the year. In January 2025, our Compensation and Governance Committee selected revenue growth (60% weighting) and earnings per share (40% weighting) as the financial measures under the Incentive Plan for 2025 and initially established the minimum, target, and maximum financial measure performance levels set forth in the chart below. Note that in order to align our business, strategy and incentive programs, our Compensation and Governance Committee had decided to remove free cash flow from the Annual Cash Incentive Program for the 2025 year and going forward. Our Compensation and Governance Committee chooses financial measures that are tied to our performance which is intended to motivate and reward executives for our Company’s annual performance. No funding is earned if actual performance associated with at least one of the financial goals does not exceed the pre-established minimum threshold. Achievement of the maximum level specified for each financial goal would result in a financial achievement multiplier of 175%.

Our Compensation and Governance Committee also established the Key Operating Drivers, or KODs, used under the Incentive Plan for 2025. The KODs are a rigorous set of milestones and metrics that are used throughout our Company to manage annual objectives at a more granular level. Annually, our Board approves our Company’s Strategic Imperatives from which our KODs are derived. The KODs contemplate near- and long-term objectives of our multi-year strategy, and the KODs are how we translate these strategic goals into specific tangible and quantifiable metrics to be achieved in any given year, holding all employees, including executives, accountable for our Company’s and their individual performance.

For 2025, there were five Strategic Imperatives approved by our Board of Directors from which the KODs were derived:

•Lead the global TAVR expansion and establish as the standard of care for treating aortic disease
•Extend TMTT leadership through a unique, differentiated portfolio
•Extend Surgical leadership through RESILIA penetration (INSPIRIS, MITRIS)
•Establish long-term leadership by advancing Non-Valvular Structural Heart initiatives
•Align business units, regions and functions to reinforce patient-focused culture and deliver sustained growth

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Underlying these Strategic Imperatives are approximately 65 specific KOD metrics and milestones relating to, among other things, research and development, commercial and financial milestones in each of the business units, key initiatives to increase patient access to our therapies and specific milestones for global supply chain as it relates to launches of products, supply, capacity, quality, productivity, service and capabilities. We do not disclose our KODs in detail because we believe doing so would cause a meaningful competitive disadvantage. Approximately 32% of the KODs include a financial component. Performance within the expected range results in a multiplier of 100%. Performance below the range is considered sub-optimal and will result in a discount to the financial measure. Performance above the range is considered extraordinary and results in a multiplier above 100%. The aggregate KOD multiplier may not exceed 150%.

Incentive Plan funding is determined after results of achievement of the predetermined financial measures and KODs are known, and is calculated by multiplying the financial measure achievement by the KOD achievement.

Annual Cash Incentive Plan Funding—2025 Actual Incentive Plan Funding Results

The following table shows the target level for each financial goal under the 2025 Incentive Plan, the level of achievement required to reach the minimum and maximum achievement levels, and our actual 2025 performance against the goal. Interpolation is applied for results between the levels shown in the chart and no portion of the incentive corresponding to a particular goal will be earned if actual performance falls short of the minimum level for that goal.

2025 Company Financial Performance Measures*

	Percentage of Financial Measure Achievement
	Minimum (25%)	Target (100%)	Maximum (175%)	Actual (%)

Revenue Growth – 60% Weight	4.9%	10.1%	16.9%	10.7%
Earnings per Share ($) – 40% Weight	$2.35	$2.52	$2.80	$2.56

*     Revenue growth used in setting and determining compensation is not calculated in accordance with GAAP, as further described in Appendix A. Earnings per share used in setting and determining compensation is not calculated in accordance with GAAP, as further described in Appendix A and reflects adjustments for items such as certain litigation expenses, amortization of intangible assets, separation costs, intangible assets impairment charges, fair value adjustments to contingent consideration liabilities, loss on impairment, restructuring expenses, acquisition termination costs, charitable contribution to the Edwards Lifesciences Foundation, and a gain on remeasurement of previously held interest upon acquisition.

Based on actual performance against the financial goals, our overall financial measure achievement multiplier for 2025 was 107%. The financial measure achievement is then multiplied by the KOD level of achievement. After evaluating actual achievement of approximately 65 different metrics and milestones underlying these KODs, our Board determined in its judgment that the overall KOD achievement multiplier for 2025 was 119%. Based on the formula above, combining financial performance of 107% with KOD performance of 119%, our Compensation and Governance Committee arrived at an actual calculated Incentive Plan funding of 127%.

Annual Cash Incentive Plan Funding—Individual Performance

Individual performance objectives for our CEO are approved by our Compensation and Governance Committee, and the individual performance objectives for our other NEOs are established collaboratively by our CEO and each such executive. Our Compensation and Governance Committee believes each executive has an appropriate number of meaningful individual performance objectives. The individual performance objectives are chosen to create goals, the attainment of which is designed to implement our strategic and operating plans, with a focus on the achievement of the financial measures and operational goals within each executive’s individual area of responsibility.

These objectives are considered in the aggregate to determine an overall performance assessment for each NEO for the purposes of determining compensation. Although some of the individual performance objectives are expressed in qualitative terms that require subjective evaluation, objectives also include several quantitative measures. However, the assessment of the overall performance for each NEO involves a subjective process. Our CEO reviews the performance of each NEO (other than our CEO) with our Compensation and Governance Committee and recommends a performance assessment for each executive. Our Compensation and Governance Committee assesses our CEO’s performance. Our Compensation and Governance Committee then exercises subjective judgment, reviewing the individual performance objectives, the overall performance of the individual executive against all of his or her individual objectives, taken together, and the executive’s performance relative to the environment and to other executives. There is no formal weighting of the

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individual performance objectives. Individual performance may impact an executive’s cash incentive payment, subject to an overall cap on incentive payments of 200% of the Incentive Pay Objective.

The individual performance objectives for our CEO and our other NEOs and the factors considered by our Compensation and Governance Committee for 2025 are described below.

NEO	2025 Performance Objectives and Factors Considered by our Compensation and Governance Committee
Mr. Zovighian
•Enhance and deploy strategy; drive our strategic imperatives through KOD achievement; achieve Company financial goals; increase shareholder value; attract, develop, and retain a diverse, talented team; promote a strong culture consistent with our Credo and Aspiration; and support proactive Board governance.

•Our Compensation and Governance Committee found that Mr. Zovighian performed at a high level against his objectives in 2025. Our Company delivered double-digit revenue growth based on strong execution of our patient-focused strategy of solving large and complex structural heart disease challenges. The company achieved enduring catalysts that will benefit Edwards in 2026 and beyond, including the results from the PARTNER 3 7-year and PARTNER 2 10-year trials, the impact of the practice-changing EARLY TAVR trial, new guidelines for treating aortic stenosis patients in Europe and the approvals of the first transcatheter mitral replacement therapy. In addition, Edwards strengthened its culture and organizational capability as well as advanced its innovation agenda. Strong revenue growth was also paired with prudent capital investments and cost management. Mr. Zovighian led over $1.0 billion of investments in our technology pipeline and infrastructure-related strategic initiatives intended to drive long-term growth and success. He enabled the Company to deliver these strong results during periods of leadership transitions with thoughtful change to executive team governance focused on agility and increasing the speed of business. Mr. Zovighian promoted productive relationships with a wide variety of stakeholders, including employees, patients, and investors.

Mr. Ullem
•Execute strategic plan and deliver Annual Operating Plan and Key Operating Drivers; Reinforce Edwards' valuation; Report timely and accurate financial information; Attract, develop and inspire talented employees; Provide leadership in corporate initiatives that focus business priorities and position the Company for future success.

•Our Compensation and Governance Committee determined that Mr. Ullem delivered excellent overall performance in his Chief Financial Officer role. He provided critical support in the development and execution of the overall strategy while supporting strategy and financing efforts for acquisitions and investments. Mr. Ullem enhanced relationships with stockholders, led effective financial planning, and continued implementation of efficiency programs. His leadership was integral in the Company’s achievement of double-digit revenue and adjusted EPS growth.

Mr. Bobo
•Develop and implement Edwards’ corporate strategy, drive strategic imperatives through KOD achievement, establish and execute business development goals that advance our strategy and strengthen our portfolio; provide leadership to our Strategy, Corporate Development and U.S. Healthcare solution teams; advance our emerging heart failure strategy; attract and retain a diverse, talented team; and promote a strong culture consistent with our Credo and Aspirations.

•The Compensation and Governance Committee believe Mr. Bobo demonstrated strong leadership in continually advancing and executing our innovation-driven strategy during 2025. He continued to strengthen our Company’s portfolio across the core businesses and built a portfolio of options that advance our heart failure initiative.  Mr. Bobo continued to advance the strategic direction for the Company and translated this into action by partnering with leaders throughout the business to simplify and focus our KODs to drive future growth and excellence in patient outcomes. He improved relationships with key external partners and industry trade organizations.  Mr. Bobo executed business transactions that improved our current patient solutions while also strengthening our future pipelines.

Ms. Brüls
•Define and lead strategy execution for the EMEACLA regions. Develop operational solutions and go-to-market approaches that expand our ability to fulfill patient needs and improve relationships with our customers and patients; consistently deliver targeted sales growth and achieve financial and operational goals; attract, develop and retain a diverse and talented team; and promote a strong culture consistent with our Credo and Aspirations.

•Our Compensation and Governance Committee concluded that Ms. Brüls delivered outstanding results in 2025. In her first full year leading this region, she delivered double-digit revenue growth. These results were supported by taking active steps to grow the capabilities of our Edwards teams while simultaneously shaping the market environment to focus on cardiovascular disease, enabling patient access to our innovations and strengthening relationships with physicians, medical societies, industry groups, and patients.

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Mr. Chopra
•Define and lead strategy execution for the Transcatheter Mitral and Tricuspid Therapies (TMTT), Surgical Structural Heart, and IHFM businesses. Develop therapy solutions and go-to-market approaches that fulfill the largely unmet patient needs and capitalize on the large growth opportunity; consistently deliver targeted sales growth and achieve financial and operational goals; attract, develop and retain a diverse and talented team; and promote a strong culture consistent with our Credo and Aspirations.

•Our Compensation and Governance Committee noted that Mr. Chopra was able to continue the strong momentum within the businesses he manages, delivering nearly 50% revenue growth for TMTT for the year. Mr. Chopra also took on leadership of the Surgical Structural Heart and IHFM businesses during the year, where he has begun laying the foundation for continued future growth and innovation. He has led successful clinical outcomes for key patient solutions and driving successful progress in commercial launches in the US and Europe. He is enhancing global expansion and reach of our technologies that can lead to improved patient outcomes.

Mr. Wood
•Develop, evolve and execute the strategy for the Transcatheter Aortic Valve Replacement business to lead therapy growth and fortify our leadership position; consistently deliver sales growth and achieve the financial goals for the Transcatheter Aortic Valve Replacement business; drive innovation and improve patient treatment through product development and indication expansion KODs; attract and retain a diverse, talented team; and promote a strong culture consistent with our Credo and Aspirations. Mr. Wood had responsibility for our Surgical Structural Heart business prior to his departure from the Company.

•Our Compensation and Governance Committee appreciates Mr. Wood's contributions to Edwards, its investors, and its patients during his long tenure. In 2025, the TAVR business saw strong revenue growth. Edwards continued to drive our patient focused innovation strategy, driving further adoption of the SAPIEN 3 Ultra RESILIA platform.

Annual Cash Incentive Plan Funding—Amounts Earned

Each NEO’s actual Incentive Plan amount earned for 2025 was determined by multiplying the NEO’s target Incentive Plan Objective by the financial achievement at 107% of target, the KOD achievement at 119% of target, and the individual performance percentage modifier for the executive (subject to the overall maximum Incentive Plan payment of 200% of the NEO’s Incentive Plan Objective).

Committee Review Process.  Our Compensation and Governance Committee generally meets each February to review and approve annual incentive payments for the prior year and to set incentive performance targets for the current year. In February 2026, our Compensation and Governance Committee determined incentive payments to the NEOs that ranged from 127% to 140% of the Incentive Pay Objectives for our NEOs. The payouts for our CEO and CFO were 134% and 140% of target, respectively, and the average payout for our NEOs other than our CEO was 134% of target which supports our Compensation and Governance Committee’s recognition of our Company’s strong achievements in 2025, where financial and KOD achievement exceeded our targeted objectives. The amount approved for each NEO for 2025 is reported in the accompanying “Summary Compensation Table.” The incentive payments were paid in March 2026.

Long-Term Incentive Awards.  The mix of long-term incentive awards granted to our NEOs in 2025 included stock options, PBRSUs and RSUs. Stock options represent the largest portion of our equity grant values as our Compensation and Governance Committee views them as most closely tied to our corporate strategy of creating long-term stockholder value. The Committee also views stock options as performance-based equity compensation because the value of our common stock must increase after the date of grant of the options in order for the options to have any value. Having a seven-year time horizon, stock options also promote the retention of our executives and are consistent with our focus on top-line growth, innovation and our longer-term investment horizon and product pipeline. PBRSU awards vest based on achievement of relative TSR performance, which our Compensation and Governance Committee believes is a straightforward and objective metric for our stockholders to evaluate our performance against the performance of other companies and to align with stockholder interests. The RSU awards have value regardless of stock price performance, so they help promote the stability and retention of a strong executive team over the longer term (vesting schedules generally require continuous service over multiple years, as described below) while also being directly aligned with stockholder value outcomes.

The 2025 long-term incentive awards granted to each of our NEOs were weighted 50% stock options, 25% PBRSUs, and 25% time-based RSUs. We believe rewarding a combination of absolute TSR (through stock options) and relative TSR (through PBRSUs), and providing stock-denominated time-based vesting RSUs, results in a balance between these incentives that appropriately aligns our executives’ pay with stockholder value while promoting the stability and retention of the executive team. Our Compensation and Governance Committee considers Comparator Group practices, the different risk and reward characteristics of these three types of awards, and our executive compensation philosophy when considering the weighting of the three types of awards to grant. Upon consideration of these factors, the Committee

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continues to believe that the Company’s equity approach of including a greater proportion of stock options and PBRSUs in the aggregate is most consistent with our performance-based pay philosophy that encourages long-term shareholder value creation.

Stock Options.  Stock options granted in 2025 to Ms. Brüls and Mr. Chopra have a seven-year term and vest annually over four years as they were not retirement-eligible at the time of grant. Stock options granted in 2025 to Messrs. Zovighian, Ullem, Bobo, and Wood have a seven-year term and vest monthly over 36 months, consistent with the vesting standards established by our Company for its stock option grants to employees who are retirement-eligible, which refers to those employees who are 55 years or older with at least 10 years of service. Stock options granted during 2025 have an exercise price equal to the closing price on the day of the regular Board meeting held on the next day following Compensation and Governance Committee approval as that was the effective date of grant for these options.

PBRSUs.  PBRSUs awarded in 2025 are based on relative TSR performance as measured for the three-year performance period beginning April 30, 2025 and ending April 30, 2028. The percentage of the target PBRSU awards that will vest at the end of the three-year performance period depends on the percentage by which our annualized TSR exceeds or falls short of the median annualized TSR (calculated assuming dividend reinvestment) of the SPSIHE Subset (as defined below). The chart below illustrates the maximum, target and threshold performance levels and the PBRSU payout at each level (with the payout level determined on a pro-rata basis for actual performance between the levels shows in the chart).

2025 PBRSU Performance Levels	Annualized TSR vs Median of SPSIHE Subset	Payout as a Percentage of Target Award
Maximum	+7.5% or more points from median	175%
Target	Median	100%
Threshold	-7.5% points from median	25%
No Payout	More than -7.5% points from median	0%
The maximum and threshold performance levels applicable to the awards were set at levels that our Compensation and Governance Committee believed were consistent with the historical 75th and 25th percentile levels, respectively, for the TSRs of the SPSIHE Subset. The “SPSIHE Subset” is a subset of 23 companies in the S&P Healthcare Equipment Select Industry Index that are also in the S&P 500 Index or S&P 400 Midcap Index. We believe this group is a strong comparator for performance purposes as it includes companies comparable in size to our Company with similar business models.
RSUs.  RSUs awarded in 2025 to our NEOs vest 25% annually over four years on each anniversary of the award date, subject to continued employment of the award recipient through the applicable vesting date.
At our Compensation and Governance Committee meeting immediately preceding the stockholder meeting in May of each year, our Compensation and Governance Committee generally determines the size of the long-term incentive award for each NEO. In keeping with our commitment to provide a total compensation package that emphasizes at-risk components of pay, long-term incentives for 2025 comprised, on average, 73% of the value of our NEO’s target total direct compensation package.
For 2025, our CEO evaluated each NEO’s performance (other than his own), as discussed previously (see “Compensation Process” above), and made specific recommendations as to their equity award levels for our Compensation and Governance Committee’s consideration. Our Compensation and Governance Committee approved awards for our NEOs (other than our CEO), taking into account these recommendations and our Compensation and Governance Committee’s assessment of the factors noted above for each executive. Our Compensation and Governance Committee, with input from the full Board, evaluated our CEO’s performance using the same criteria as discussed above in “Compensation Process” to establish the appropriate award for our CEO. Equity awards are granted under the Company’s Long-Term Stock Incentive Compensation Program (the “Long-Term Stock Program”), which has been previously approved by stockholders.
Value of Equity Awarded in 2025.  Stock options are valued as of the grant date using the Black-Scholes valuation model. The Black-Scholes valuation used by our Compensation and Governance Committee in granting the equity awards, is the same valuation used by our Company in measuring and recognizing compensation expense.  RSUs and PBRSUs are valued at the fair market value of the underlying shares on the grant date, with the value of PBRSUs based on the “target” level of performance. Under applicable accounting rules, however, the grant-date fair value of the PBRSUs awarded to our NEOs is calculated for purposes of our financial reporting using a Monte Carlo simulation pricing model. The PBRSUs are included as compensation for our NEOs in the “Summary Compensation Table” based on this valuation methodology. For information on the assumptions used in this fair value computation, refer to Note 16 of the “Notes to

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Consolidated Financial Statements” in our 2025 Annual Report. Our Compensation and Governance Committee does not apply the Monte Carlo simulation when it determines the number of PBRSUs to be awarded to an executive (instead basing the value of a PBRSU on the fair market value of the underlying “target” number of shares on the grant date) to simplify the award process and provide more consistent award sizing (based on the number of shares subject to the awards) from year to year.

The following chart shows the values of the PBRSU awards approved by our Compensation and Governance Committee in 2025 that were used to determine the number of shares subject to the awards (based on the $74.63 closing price per share of our common stock on May 8, 2025, the grant date for the PBRSUs, and calculated at the “target” level of performance and without taking the Monte Carlo simulation pricing model into account), as well as the accounting grant-date fair value of the PBRSUs we are required to use under applicable SEC rules to report in the “Summary Compensation Table” (calculated as noted in the footnotes to the “Summary Compensation Table,” and including the impact of the Monte Carlo simulation pricing model).

	2025 PBRSU Awards
Name	Value Based on Grant Date Fair Market Value	Value Required to be Included in Summary Compensation Table
Mr. Zovighian	$3,250,137	3,916,887
Mr. Ullem	1,000,042	1,205,196
Mr. Bobo	625,026	753,248
Ms. Brüls	462,706	557,628
Mr. Chopra	686,596	827,448
Mr. Wood	824,662	993,837

The equity awards granted to our NEOs in 2025, and the grant-date fair value of these awards, is set forth in the “Grants of Plan-Based Awards in Fiscal Year 2025” table below.

Determination as to 2022 PBRSU Awards.  In May 2022, our Compensation and Governance Committee granted awards of PBRSUs to certain of our executives. For these awards to vest, Edwards’ TSR for the three-year performance period ending April 30, 2025 had to be at or above -7.5% points from the median TSR of the other companies that were listed in the SPSIHE Subset on the grant date and were still publicly traded on April 30, 2025. Edwards’ TSR for that performance period, and the TSR levels that would have resulted in payout at the threshold, target, and maximum levels, are as follows:

2022 PBRSU Performance Levels	Company’s TSR vs Median of SPSIHE Subset	TSR Over Three-Year Period	Payout as a Percentage of Target Award
Maximum	+7.5% points from Median	-0.32%	175%
Target	Median	-7.82%	100%
Threshold	-7.5% points from median	-15.32%	25%
Edwards	-7.95% points from median	-15.77%	0%
Our Compensation and Governance Committee determined that as of April 30, 2025 our relative TSR was -7.95% points below the median and, accordingly, fell under the threshold payout performance level resulting in the awards being forfeited in their entirety with no payout.

Stock Ownership Guidelines and Holding Requirement.    Under our guidelines, executives are expected to own shares of Edwards’ stock as follows:

CEO	Other NEOs

6 times base salary	3 times base salary

All of our NEOs satisfy the applicable guideline level of ownership or are in compliance with the holding requirements as of the date of the filing of this Proxy Statement.
Stock ownership guidelines were established to create additional owner commitment and to emphasize stockholder value creation. Expected ownership levels are adjusted as the executives’ annual base salaries change. Executives who have

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not met the guidelines must hold 50% of the net shares of our common stock acquired in connection with the exercise of stock options and the vesting of restricted stock, RSU awards, and PBRSU awards (after satisfaction of applicable taxes and, in the case of options, payment of the exercise price) until the guidelines are met. In the event an executive achieved the guideline but was unable to maintain the ownership level due to a decline in the price of our common stock, the 50% holding requirement is reinstated.
Prohibition on Pledging and Hedging.    Our Insider Trading Policy prohibits all members of our Board, all officers subject to Section 16 reporting, and all members of our executive leadership team from pledging or hedging our Company’s securities. Pledging includes holding our Company’s securities in a margin account or otherwise pledging our Company’s securities as collateral for a loan. Hedging includes entering into short sales, exchange-traded put and call options, sales against the box, swaps, forwards, futures, collars, exchange funds, or other derivative or financial instruments that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Company securities. To our knowledge, none of our NEOs have engaged in pledging or hedging with respect to our common stock.

Timing of Equity Awards.    Our practice is to grant annual equity awards at our Compensation and Governance Committee meeting in May of each year and awarded on the date of our Board meeting immediately following that Committee meeting. These meetings are scheduled years in advance and occur in connection with our annual meeting of stockholders. Thus, as in 2025, these equity award grants typically occur within four business days before we file a Current Report on Form 8-K with the SEC to report the results of voting at our annual meeting. Any other equity awards, such as grants to new hires, are generally granted on the date of the next regularly scheduled Board meeting after the new hire or other event to which the award relates. As the grant date for our annual equity awards is scheduled years in advance, our Compensation and Governance Committee did not take material nonpublic information into account when determining the timing and terms of equity awards in 2025, and we do not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Benefits and Perquisites.    Our NEOs are eligible to participate in employee benefit programs generally offered to our employees employed in the same jurisdiction as our NEO, including for all NEOs employed in the United States, the Edwards Lifesciences Corporation 401(k) Savings and Investment Plan (“401(k)”), which provides for a Company matching contribution. Our Company matches employee 401(k) contributions dollar for dollar up to the first 4% of a participant’s eligible cash compensation, and 50% of the next 2% of eligible cash compensation. In addition, we provide certain limited other perquisites to our NEOs described below that are not generally available to our employees.

Our Compensation and Governance Committee conducts an annual review of the competitiveness of our perquisite program, including its individual components and levels, against the perquisite programs of companies in the Comparator Group. As a result of these reviews, our Compensation and Governance Committee may make adjustments from time to time in the benefits and perquisites provided as it determines to be appropriate. We removed perquisite allowances from the perquisite program in 2022. In 2025, we began providing certain security protections for Mr. Zovighian as discussed below. We provide certain other limited perquisites noted below to either enhance the competitiveness of the executive’s compensation in a relatively inexpensive way or, as to certain perquisites provided to an executive employed outside of the United States, to remain consistent with general market practices for an executive employed in that particular geography. These perquisites are described below and reported in the “Summary Compensation Table.”

Home and Personal Security. The Board and our Compensation and Governance Committee believe that given the nature of our business and the high-profile nature of Mr. Zovighian’s services to the Company, home and personal security measures are necessary and appropriate for the Company’s CEO. A third-party firm was engaged to conduct a comprehensive security study in 2025. As a result of that study, the Company began to provide certain security protections for Mr. Zovighian, including security while Mr. Zovighian is at home or when he travels. Because these security measures are not designed to provide a personal benefit (other than the intended security) for Mr. Zovighian, we do not view them as compensation. However, in accordance with applicable SEC rules, we report the incremental costs of such security measures (the cost paid by the Company to provide such measures) related to Mr. Zovighian’s home and non-business-related travel as perquisites in the “All Other Compensation” column of the “Summary Compensation Table.”

Allowances. In 2025, we paid Ms. Brüls' car allowance of $31,376 (using an exchange ratio of 1.2088, which is the average monthly intercompany Swiss Franc to United States dollar exchange rate for 2025). We believe this benefit is competitive for similar positions in the Swiss market.

Executive Physical Examination. In 2025, we paid up to $3,000 for each annual physical examination received by a NEO. This benefit encourages the proactive management of the executive’s health, helping best position the executive team to be able to address the ongoing and day-to-day issues we face.

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Pension. Ms. Brüls participates in our pension plan applicable to our salaried employees at our Nyon, Switzerland facility (see the section “Pension Benefits” below). Other than this plan and our 401(k) plan described above, we do not have any pension plans in which any of the other NEOs participate.
Deferred Compensation.  We have adopted a deferred compensation plan for our NEOs and certain other management employees to enable them to save for retirement by deferring their income and the associated tax to a future date or termination of employment. Under the Executive Deferred Compensation Plan (the “EDCP”), return on compensation deferred by participants is based on investment alternatives selected by the participant. We believe that the EDCP is comparable to similar plans offered by companies in the Comparator Group.
The amounts deferred and accrued under the EDCP for our NEOs are reported below in the “Summary Compensation Table” and the “Nonqualified Deferred Compensation Plans” table.

Employment and Post-Termination Agreements. We have entered into form employment agreements and change-in-control severance agreements with our CEO and our other NEOs. The form employment agreement is an at-will arrangement and does not provide for any benefits or payment in the event of an involuntary termination by us, for any cause or without cause. However, Mr. Zovighian and our other NEOs are entitled to severance benefits under their change-in-control severance agreements in the event their employment terminates in certain circumstances in connection with a change in control of Edwards. In addition, Messrs. Zovighian, Ullem, Bobo, and Chopra are eligible to participate in a general severance plan for eligible U.S. employees, in each case upon a qualifying termination of employment.

Chief Financial Officer Transition Agreement. In connection with the transition of Mr. Ullem from his role as the Company’s Chief Financial Officer by midyear 2026, we entered into a transition agreement with Mr. Ullem on November 4, 2025 (the “Transition Agreement”). Mr. Ullem will continue to be employed with the Company on a full-time basis through June 30, 2026, and the Transition Agreement provides that Mr. Ullem will be employed with the Company on a reduced schedule as a Strategic Advisor, to provide support for the transition of his duties and on such other matters as the Company may request his assistance, from July 1, 2026 through June 30, 2028 (subject to earlier termination in accordance with the Transition Agreement; the “Transition Period”). As compensation during the Transition Period, Mr. Ullem will be entitled to a base salary of $25,000 and a bonus of 45% of such base salary for the first month of the Transition Period, and total base salary of $271,250 for the last twenty-three months of the Transition Period (collectively, the “Transition Compensation”).

Consulting Agreement with Mr. Wood. Following Mr. Wood’s separation from employment with Edwards, we entered into a consulting agreement with Mr. Wood (the “Consulting Agreement”) pursuant to which he agrees to provide transaction support to Edwards through the earlier of December 31, 2027 or the date the Consulting Agreement is terminated by either party. Pursuant to the Consulting Agreement, Mr. Wood is entitled to a consulting fee of $7,500 for each full or partial day that he provides consulting services to Edwards.

Tax Implications – Policy Regarding Section 162(m).    Federal income tax law generally prohibits a publicly-held company from deducting compensation paid to a current or former NEO that exceeds $1 million during the tax year. Certain awards granted by our Company before November 2, 2017 that were based upon attaining pre-established performance measures set by our Compensation and Governance Committee, as well as amounts payable to former executives pursuant to a written binding contract that was in effect on November 2, 2017, may qualify for an exception to the $1 million deductibility limit. There can be no assurance that any compensation our Compensation and Governance Committee intended to be deductible will in fact be deductible. Although the potential deductibility of compensation is one of the factors our Compensation and Governance Committee notes when designing our Company’s executive compensation program, our Compensation and Governance Committee has the flexibility to take any compensation-related actions it determines are in the best interests of our Company and our stockholders, including awarding compensation that will not be deductible for tax purposes.

Our Compensation and Governance Committee recognizes the importance of preserving our ability to design compensation programs to attract and retain skilled and qualified individuals in a highly competitive market. Our Compensation and Governance Committee will continue to design salary, annual incentive bonuses and long-term incentive compensation in a manner that our Compensation and Governance Committee believes prudent or necessary to hire and retain our NEOs, and may approve non-deductible compensation arrangements for our executive officers from time to time when it believes that these other considerations outweigh the benefit of the tax deductibility of the compensation.

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COMPENSATION AND GOVERNANCE COMMITTEE REPORT
The Compensation and Governance Committee has reviewed and discussed the “Compensation Discussion and Analysis” contained in this Proxy Statement with management. Based on its review and discussions, the Compensation and Governance Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement and incorporated by reference into the Company’s 2025 Annual Report on Form 10-K.
The Compensation and Governance Committee:
Paul A. LaViolette (Chair)
Leslie C. Davis
Steven R. Loranger
Nicholas J. Valeriani
This report shall not be deemed soliciting material or to be filed with the SEC, or incorporated by reference in any document so filed, whether made before or after the date hereof, except to the extent we specifically request that it be treated as soliciting material or it is specifically incorporated by reference therein.

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EXECUTIVE COMPENSATION
The “Summary Compensation Table” should be read in conjunction with the tables and narrative descriptions that follow.
Summary Compensation Table – Fiscal 2023-2025

The “Summary Compensation Table” quantifies the value of the different forms of compensation earned by or awarded to our NEOs for the years listed.

Name and Principal Position	Year	Salary $(1)	Bonus $(2)	Stock Awards $(3)	Option Awards $(3)	Non-Equity Incentive Plan Compensation $(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation $(6)	Total $
Mr. Zovighian	2025	1,192,500	—	7,167,024	6,499,109	2,406,537	—	189,085	17,454,255
Chief Executive Officer and Director	2024	1,133,846	—	6,147,250	5,748,762	1,451,588	—	98,028	14,579,474
	2023	972,814	—	5,099,085	5,500,679	1,234,207	—	62,235	12,869,020
Mr. Ullem	2025	807,898	—	2,205,238	1,999,726	966,435	—	71,257	6,050,554
Corporate Vice President, Chief Financial Officer	2024	774,333	—	2,032,263	1,900,561	525,938	—	70,088	5,303,183
	2023	743,421	—	2,290,904	2,308,575	546,003	—	60,250	5,949,153
Mr. Bobo	2025	759,783	—	1,378,274	1,249,829	786,899	—	48,580	4,223,365
Corporate Vice President, Strategy & Corporate Development	2024	737,054	4,000	1,229,450	1,149,042	576,131	—	51,932	3,747,609
	2023	721,939	—	1,453,964	1,566,163	504,060	—	45,673	4,291,799
Ms. Brüls	2025	726,586	—	1,020,334	924,995	719,581	158,905	181,706	3,732,107
Corporate Vice President, EMEACLA
Mr. Chopra	2025	671,042	—	1,764,066	1,375,784	824,239	—	60,611	4,695,742
Corporate Vice President, Transcatheter Mitral and Tricuspid Therapies	2024	627,346	—	1,284,500	1,198,733	556,133	—	53,779	3,720,491
Mr. Wood (7)	2025	635,919	—	1,818,499	1,648,710	689,382	—	61,829	4,854,339
Former Corporate Vice President and Group President, Transcatheter Aortic Valve Replacement and Surgical Structural Heart	2024	778,500	—	1,601,038	1,500,138	656,370	—	72,615	4,608,661
	2023	763,227	—	2,010,988	1,898,467	662,625	—	59,727	5,395,034
(1)    The amounts shown for 2025 include amounts that were deferred into the EDCP as follows: Mr. Zovighian – $161,169; Mr. Ullem – $58,792; Mr. Bobo – $386,526; Mr. Chopra – $49,019; Ms. Brüls – $0 and Mr. Wood – $51,681. The EDCP is more fully described in the section following the “Nonqualified Deferred Compensation Plans” table below. Ms. Brüls’ salary is paid in Swiss Francs and reported in this table by converting Swiss Francs to United States dollars using an exchange ratio of 1.2088 (which is the average monthly intercompany Swiss Franc to United States dollar exchange rate for 2025).
(2)    The amount shown for Mr. Bobo represent awards received through our Innovation Rewards Program which compensates active employee inventors for their patent contributions to our Company.

(3)    The amounts reported in these columns reflect the aggregate grant-date fair value of the stock awards and option awards granted during the applicable year. These values have been determined under the principles used to calculate the grant-date fair value of equity awards for purposes of our financial statements in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. PBRSUs have been valued for this purpose based on a Monte Carlo simulation pricing model. For a discussion of the assumptions and methodologies used to value the awards reported in these columns, please see the discussion of stock awards and option awards contained in Note 16 of the “Notes to Consolidated Financial Statements” in our 2025 Annual Report.

     Under the terms of our PBRSU awards, between 0% and 175% of the target number of shares subject to the awards can vest based on performance and the other vesting conditions applicable to the awards. For the PBRSUs awarded to our NEOs in 2025, 2024 and 2023, the table below sets forth (i) the grant-date fair value of the awards determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, with these values determined based on a Monte Carlo simulation pricing model (included in the “Probable Outcome” column below), and (ii) the grant-date fair value of these awards assuming that the maximum level of performance was achieved.

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Name	Year	Probable Outcome of Performance Conditions Grant-Date Fair Value ($)	Maximum Outcome of Performance Conditions Grant-Date Fair Value ($)
Mr. Zovighian	2025	3,916,887	6,854,552
	2024	3,271,610	5,725,318
	2023	3,099,315	5,423,801
Mr. Ullem	2025	1,205,196	2,109,093
	2024	1,081,585	1,892,773
	2023	1,301,933	2,278,382
Mr. Bobo	2025	753,248	1,318,183
	2024	654,322	1,145,064
	2023	883,553	1,546,217
Ms. Brüls	2025	557,628	975,849
Mr. Chopra	2025	827,448	1,448,034
	2024	683,620	1,196,335
Mr. Wood	2025	993,837	1,739,215
	2024	852,084	1,491,146
	2023	1,070,723	1,873,764

(4)    Amounts shown in this column for 2025 were earned under the Incentive Plan based on achievement of performance criteria for 2025, as described in the “Compensation Discussion and Analysis” above.
(5)    Ms. Brüls participates in our pension plan for salaried employees at our Nyon, Switzerland facility (see section “Pension Benefits” below). The amounts shown include employer contributions and investment earnings, and do not include regular employee contributions of approximately $125,493 in 2025. The amount of Ms. Brüls’ regular employee contributions to the Nyon pension plan are reflected in the total amount included in the “Salary” column of the “Summary Compensation Table.

(6)    The “All Other Compensation” column includes the following amounts paid to our NEOs for the year ended December 31, 2025. The amounts disclosed are the actual costs to us of providing these benefits.

Type of Compensation	Mr. Zovighian	Mr. Ullem	Mr. Bobo	Ms. Brüls	Mr. Chopra	Mr. Wood
401(k) Company Match	$17,500	$17,500	$17,500	—	$17,500	$17,500
EDCP Company Contribution	114,406	48,993	26,699	—	40,849	43,068
Company Contribution – Zurich vita Pension Plan (saving)	—	—	—	150,330	—	—
Company Car Payments	—	—	—	31,376	—	—
Other Perquisites (Mobile Allowance, Gifts, Annual Physical Examination Expenses and Life Insurance Premiums)	1,164	4,764	4,381	—	2,262	1,261
Home and Personal Security	56,015	—	—	—	—	—
Totals	189,085	71,257	48,580	181,706 *	60,611	61,829
* Converted from Swiss Francs to United States dollars, using an exchange ratio of 1.2088 (which is our average monthly intercompany Swiss Franc to United States dollar exchange rate for the year).

From time to time, we charter aircraft as our senior executives are actively involved in managing and overseeing our business over a broad geographic area and the use of chartered aircraft can help maximize the business time and effectiveness of our executive team and avoid the time and scheduling constraints associated with commercial air travel. From time to time, our executive officers may use such chartered aircraft for personal travel when the aircraft is not being used for business purposes. In addition, if there is open space available on a flight that has been arranged for business purposes, a non-business guest of an executive officer may on occasion travel on that flight. However, the incremental costs of any such personal trips or personal guests are fully paid or reimbursed by the executive and, accordingly, are not included in this table.

(7)    Mr. Wood resigned as an officer and employee of the Company, effective September 1, 2025.

Employment Agreements. We do not have employment agreements with our NEOs other than the “at-will” agreements and the Transition Agreement with Mr. Ullem and the Consulting Agreement with Mr. Wood, both described in the “Compensation Discussion and Analysis” section above. Post-termination benefits for our NEOs are discussed in the section “Potential Payments Upon Termination or Change in Control” below.

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Grants of Plan-Based Awards in Fiscal Year 2025

The following table provides certain summary information concerning each grant of an equity or incentive award made to NEOs in 2025 under a compensation plan.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock/ Units (#)	All Other Option Awards; Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Closing Price on Grant Date ($)	Grant-Date Fair Value of Stock and Option Awards ($)(7)
Name	Grant Date(1)	Approval Date	Thresh-old ($)	Target ($)	Maximum ($)	Thresh-old (#)	Target (#)	Maximum (#)
Mr. Zovighian	__	02/13/2025	—	1,800,000	3,600,000	—	—	—	—	—	—	—	—
	05/08/2025	05/07/2025	—	—	—	—	—	—	—	244,400 (6)	74.63	74.63	6,499,109
	05/08/2025	05/07/2025	—	—	—	—	—	—	43,550 (4)	—	—	—	3,250,137
	05/08/2025	05/07/2025	—	—	—	—	43,550	76,212	—	—	—	—	3,916,887

Mr. Ullem	__	02/13/2025	—	690,000	1,380,000	—	__	__	__	__	__	__	__
	05/08/2025	05/07/2025	—	—	—	—	__	__	__	75,200 (6)	74.63	74.63	1,999,726
	05/08/2025	05/07/2025	—	—	—	—	__	__	13,400 (4)	__	__	__	1,000,042
	05/08/2025	05/07/2025	—	—	—	—	13,400	23,450	__	__	__	__	1,205,196

Mr. Bobo	__	02/13/2025	—	600,000	1,200,000	—	—	—	—	—	—	—	—
	05/08/2025	05/07/2025	—	—	—	—	—	—	—	47,000 (6)	74.63	74.63	1,249,829
	05/08/2025	05/07/2025	—	—	—	—	—	—	8,375 (4)	—	—	—	625,026
	05/08/2025	05/07/2025	—	—	—	—	8,375	14,656	—	—	—	—	753,248

Ms. Brüls	__	02/13/2025	—	513,755	1,027,510	—	—	—	—	—	—	—	—
	05/08/2025	05/07/2025	—	—	—	—	—	—	—	31,600 (5)	74.63	74.63	924,995
	05/08/2025	05/07/2025	—	—	—	—	—	—	6,200 (4)	—	—	—	462,706
	05/08/2025	05/07/2025	—	—	—	—	6,200	10,850	—	—	—	—	557,628

Mr. Chopra	__	09/01/2025	—	650,000	$1,300,000	—	—	—	—	—	—	—	—
	05/08/2025	05/07/2025	—	—	—	—	—	—	—	47,000 (5)	74.63	74.63	1,375,784
	05/08/2025	05/07/2025	—	—	—	—	—	—	9,200 (4)	—	—	—	686,596
	05/08/2025	05/07/2025	—	—	—	—	9,200	16,100	—	—	—	—	827,448
	09/11/2025	09/11/2025	—	—	—	—	—	—	3,205 (4)	—	—	—	250,022

Mr. Wood	__	02/13/2025	—	808,080	1,616,160	—	—	—	—	—	—	—	—
	05/08/2025	05/07/2025	—	—	—	—	—	—	—	62,000 (6)	74.63	74.63	1,648,710
	05/08/2025	05/07/2025	—	—	—	—	—	—	11,050 (4)	—	—	—	824,662
	05/08/2025	05/07/2025	—	—	—	—	11,050	19,337	—	—	—	—	993,837
(1)    Our practice is to grant equity-based awards on the date of the Board meeting following our Compensation and Governance Committee’s approval of the grants.
(2)    These non-equity incentive awards are the 2025 awards under the Annual Cash Incentive Plan. See the discussion in “Elements of Compensation—Annual Cash Incentive Plan” section of this Proxy Statement for additional information. Mr. Wood resigned in September 2025 and he qualified for a payout under the plan since he worked for six months of the year and was over the age of 55 with 10 years of service. His target and maximum Annual Cash Incentive Plan amounts used in determining his actual payment were pro-rated (from the non-pro-rated amounts in the table above) for his total months of service during 2025. Amounts for Ms. Brüls were converted from Swiss Francs to United States dollars using an exchange rate of 1.2088 (which is the average monthly intercompany Swiss Franc to United States dollar exchange rate for 2025). Mr Chopra’s bonus target changed effective September 1, 2025 due to his expanded role.
(3)    These are PBRSUs granted under the Long-Term Stock Program. The material terms of the PBRSUs are described in the section “Equity Incentive Plan Awards—Performance-Based Restricted Stock Units” below.
(4)    These are RSUs granted under the Long-Term Stock Program. RSUs granted in 2025 become vested in four equal annual installments following the grant date, subject to the executive’s continued employment with our Company. The material terms of the RSUs are described in the section “Equity Incentive Plan Awards—Restricted Stock Units” below.
(5)    These are options to acquire common stock granted under the Long-Term Stock Program. Consistent with vesting standards established by our Company for its stock option grants to executives who are not retirement-eligible, these options vest and become exercisable in four equal annual installments following the grant date. The material terms of the options are described in the section “Equity Incentive Plan Awards—Stock Options” below.
(6)    These are options to acquire common stock granted under the Long-Term Stock Program. Consistent with vesting standards established by our Company for its stock option grants to executives who are retirement-eligible, these options vest and become exercisable in 36 equal monthly installments following the grant date, subject to the executive’s continued employment with our Company. The material terms of the options are described in the section “Equity Incentive Plan Awards—Stock Options” below.

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(7)    The amounts reported in this column reflect the grant-date fair value of the stock award or option award determined under the principles used to calculate the grant-date fair value of equity awards for purposes of our financial statements. For the assumptions and methodologies used to value the awards, see footnote 3 to the “Summary Compensation Table” above.

Non-Equity Incentive Plan Awards.    The material terms of the non-equity incentive plan awards reported in the table above are described in the “Compensation Discussion and Analysis” section under the headings “Executive Summary—2025 Annual Incentive Plan” and “Elements of Compensation—Annual Cash Incentive Plan.”

Equity Incentive Plan Awards.    Each of the equity incentive awards reported in the table above was granted under, and is subject to, the terms of the Long-Term Stock Incentive Compensation Program. The following discussion of 2025 equity incentive plan awards applies to the 2025 awards granted to our NEOs.

Our Compensation and Governance Committee administers the Long-Term Stock Program and has authority to interpret the plan provisions and make all required determinations thereunder. Additional terms of the equity incentive awards reported in the table above are described in the “Compensation Discussion and Analysis” section under the heading, “Elements of Compensation—Long-Term Incentive Awards” and in the footnotes accompanying the table above. The terms of the accelerated vesting provisions for equity incentive awards are described in this section and in the section titled “Potential Payments Upon a Termination or Change in Control.”
The table above reports awards of stock options granted to our NEOs in 2025. Each option represents a contractual right to receive one share of our common stock if the option becomes vested and is exercised, subject to payment of the exercise price of the option by the award holder. The material terms of our options are summarized below.

STOCK OPTIONS
Maximum Term (expiration date)	• Seven years from grant date
Exercise Price Per Share	• Fair market value of a share of common stock on the grant date
Vesting Schedule—Regular (Ms. Brüls and Mr. Chopra)	• 25% annually over four years following the grant date
Vesting Schedule—Retirement-Eligible (Messrs. Zovighian, Ullem, Bobo, and Wood)	• Monthly over 36 months following the grant date
Effect of Change in Control
• No automatic acceleration upon a change in control of our Company

• Accelerated vesting upon a change in control with either (1) a specified termination of employment (a “double-trigger”) under the NEO’s change-in-control severance agreement, or (2) termination of the awards in connection with the change in control

Effect of Termination of Employment of Non-Retirement-Eligible NEOs (Ms. Brüls and Mr. Chopra)
• Unvested options held by the NEO will immediately terminate and be forfeited

• Vested options held by the NEO will remain exercisable and will terminate on the earlier of 90 days from termination date or the normal expiration date

Effect of Termination of Employment of Retirement-Eligible NEOs (Messrs. Zovighian, Ullem, Bobo, and Wood)
• Unvested options held by the NEO will immediately terminate and be forfeited

• Vested options held by the NEO will remain exercisable and will terminate on the earlier of five years from termination date or the normal expiration date

Effect of Termination of Employment due to Death or Disability	• Unvested options held by the NEO will immediately vest
Dividend Rights	• No dividend rights

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The “Grants of Plan-Based Awards in Fiscal Year 2025” table above reports awards of RSUs granted to our NEOs in 2025. Each RSU represents a contractual right to receive one share of our common stock if the time-based vesting requirements applicable to the award are satisfied. The material terms of our RSUs are summarized below.

RESTRICTED STOCK UNITS
Vesting Schedule	• 25% of the total number of units subject to the award on the first, second, third and fourth anniversaries of the award date
Effect of Change in Control
• No automatic acceleration upon a change in control of our Company; accelerated vesting upon a change in control with either (1) a specified termination of employment (a “double-trigger”) under the NEO’s change-in-control severance agreement, or (2) termination of the awards in connection with the change in control

Effect of Termination of Employment for NEOs	• Unvested RSUs held by the NEO will immediately terminate and be forfeited
Effect of Termination of Employment due to Death or Disability	• Unvested RSUs held by the NEO will immediately vest
Dividend Rights
• Dividend equivalent units may be paid or credited, either in cash or in actual or phantom shares of common stock, on outstanding RSUs; however, to date we have never paid a dividend on our common stock

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The “Grants of Plan-Based Awards in Fiscal Year 2025” table above reports awards of PBRSUs granted to our NEOs in 2025. Each PBRSU represents a contractual right to receive one share of our common stock if the performance-based and time-based vesting requirements applicable to the award are satisfied. The material terms of our PBRSUs are summarized below.

PERFORMANCE-BASED RESTRICTED STOCK UNITS
Vesting Provisions
•0% to 175% of the target number of shares subject to the award will vest based on our Company's TSR measured over a 3-year performance period compared to comparator companies, generally subject to continued employment through the applicable vesting date

TSR Definition
•The average of the closing price of a share for each trading day during the one month ending on the first day of the performance period compared to the average of the closing price of a share for each trading day during the one month ending on the last day of the performance period

Effect of Change in Control
•No automatic acceleration upon a change in control of our Company; accelerated vesting upon a change in control with either (1) a specified termination of employment (a “double-trigger”) under the NEO’s change-in-control severance agreement (with vesting at the “target” level if such a termination of employment occurs and the change in control occurred during the performance period), or (2) termination of the awards in connection with the change in control

Effect of Termination due to Death, Disability, Retirement
•Any unvested PBRSUs will remain eligible to vest at the end of the performance period based on actual attainment of the performance goals, and, for termination due to retirement, the NEO will receive a pro-rata portion of the shares subject to the award (after giving effect to the performance conditions) based on the NEO’s whole months of service during the performance period

Effect of any Other Termination of Employment	•Any unvested PBRSUs held by the NEO will terminate and be forfeited
Compensation and Governance Committee Determination, Vesting Date
•At the meeting of our Compensation and Governance Committee in May after the end of the performance period, our Compensation and Governance Committee will determine the exact number of shares issuable; payout will be interpolated on a linear basis between the points indicated in the table under “Performance Criteria” below

Dividend Rights
•Dividend equivalent units may be paid or credited, either in cash or in actual or phantom shares of common stock, on outstanding RSUs; however, to date we have never paid a dividend on our common stock

Performance Period	•Begins April 30 of the grant year and ends on April 30 in the third year following the grant year
Comparator Companies	•Companies that were listed in the SPSIHE Subset on the grant date that are still publicly traded companies on the last day of the performance period
Performance Criteria	Performance Levels	Company’s TSR vs Median of SPSIHE Subset	Payout as a Percentage of Target Award
	Maximum	+7.5% points from Median	175%
	Target	Median	100%
	Threshold	-7.5% points from Median	25%
	No Payout	More than -7.5% points from Median	0%

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Outstanding Equity Awards at 2025 Fiscal Year-End

The following table provides certain summary information concerning outstanding equity awards held by our NEOs as of December 31, 2025, including the vesting schedules for the portions of these awards that had not vested as of that date.

		Option Awards				Stock Awards
Name	Award Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)

Mr. Zovighian	05/08/2019	25,350	—	59.2567	05/07/2026	—	—	—	—
	05/07/2020	46,200	—	72.6800	05/06/2027	—	—	—	—
	05/04/2021	37,400	—	93.3100	05/03/2028	—	—	—	—
	05/03/2022	25,275	8,425 (5)	105.9300	05/02/2029	—	—	—	—
	05/11/2023	86,850	86,850 (5)	88.7800	05/10/2030	—	—	—	—
	05/07/2024	44,600	133,800 (5)	85.8400	05/06/2031	—	—	—	—
	05/08/2025	47,520	196,880 (2)	74.6300	05/07/2032	—	—	—	—
	05/03/2022	—	—	—	—	1,038 (3)	88,490	—	—
	05/11/2023	—	—	—	—	11,263 (3)	960,171	—	—
	05/11/2023	—	—	—	—	—	—	49,263 (4)	4,199,628
	05/07/2024	—	—	—	—	25,125 (3)	2,141,906	—	—
	05/07/2024	—	—	—	—	—	—	33,500 (4)	2,855,875
	05/08/2025	—	—	—	—	43,550 (3)	3,712,638	—	—
	05/08/2025	—	—	—	—	—	—	76,213 (4)	6,497,116
Total		313,195	425,955			80,976	6,903,204	158,976	13,552,619

Mr. Ullem	05/08/2019	39,000	—	59.2567	05/07/2026	—	—	—	—
	05/07/2020	56,100	—	72.6800	05/06/2027	—	—	—	—
	05/04/2021	44,400	—	93.3100	05/03/2028	—	—	—	—
	05/03/2022	30,450	10,150 (5)	105.9300	05/02/2029	—	—	—	—
	05/11/2023	36,450	36,450 (5)	88.7800	05/10/2030	—	—	—	—
	05/07/2024	34,568	30,932 (2)	85.8400	05/06/2031	—	—	—	—
	05/08/2025	14,621	60,579 (2)	74.6300	05/07/2032
	05/03/2022	—	—	—	—	1,250 (3)	106,563	—	—
	02/16/2023	—	—	—	—	971 (3)	82,778	—	—
	05/11/2023	—	—	—	—	4,725 (3)	402,806	—	—
	05/11/2023	—	—	—	—	—	—	20,694 (4)	1,764,142
	05/07/2024	—	—	—	—	8,307 (3)	708,172	—	—
	05/07/2024	—	—	—	—	—	—	11,075 (4)	944,144
	05/08/2025	—	—	—	—	13,400 (3)	1,142,350	—	—
	05/08/2025	—	—	—	—	—	—	23,450 (4)	1,999,113
Total		255,589	138,111			28,653	2,442,668	55,219	4,707,399

Mr. Bobo	05/08/2019	45,360	—	59.2567	05/07/2026	—	—	—	—
	05/07/2020	48,900	—	72.6800	05/06/2027	—	—	—	—
	05/04/2021	39,200	—	93.3100	05/03/2028	—	—	—	—

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	05/03/2022	33,900	—	105.9300	05/02/2029	—	—	—	—
	05/11/2023	46,670	7,530 (2)	88.7800	05/10/2030	—	—	—	—
	05/07/2024	20,899	18,701 (2)	85.8400	05/06/2031	—	—	—	—
	05/08/2025	9,138	37,862 (2)	74.6300	05/07/2032	—	—	—	—
	05/03/2022	—	—	—	—	944 (3)	80,476	—	—
	05/11/2023	—	—	—	—	3,213 (3)	273,908	—	—
	05/11/2023	—	—	—	—	—	—	14,044 (4)	1,197,230
	05/07/2024	—	—	—	—	5,025 (3)	428,381	—	—
	05/07/2024	—	—	—	—	—	—	6,700 (4)	571,175
	05/08/2025	—	—	—	—	8,375 (3)	713,969	—	—
	05/08/2025	—	—	—	—	—	—	14,656 (4)	1,249,445
Total		244,067	64,093			17,557	1,496,734	35,400	3,017,850

Ms. Brüls	07/11/2024	5,477	16,433 (5)	92.8500	07/10/2031	—	—	—	—
	05/08/2025	—	31,600 (5)	74.6300	05/07/2032	—	—	—	—
	07/11/2024	—	—	—	—	6,060 (3)	516,615	—	—
	05/08/2025	—	—	—	—	6,200 (3)	528,550	—	—
	05/08/2025	—	—	—	—	—	—	10,850 (4)	924,963
Total		5,477	48,033			12,260	1,045,165	10,850	924,963

Mr. Chopra	05/07/2020	31,800	—	72.6800	05/06/2027	—	—	—	—
	05/04/2021	28,000	—	93.3100	05/03/2028	—	—	—	—
	05/03/2022	19,800	6,600 (5)	105.9300	05/02/2029	—	—	—	—
	05/11/2023	24,950	24,950 (5)	88.7800	05/10/2030	—	—	—	—
	05/07/2024	9,300	27,900 (5)	85.8400	05/06/2031	—	—	—	—
	05/08/2025	—	47,000 (5)	74.6300	05/07/2032	—	—	—	—
	05/03/2022	—	—	—	—	813 (3)	69,308	—	—
	05/11/2023	—	—	—	—	3,238 (3)	276,040	—	—
	05/11/2023	—	—	—	—	—	—	14,175 (4)	1,208,419
	05/07/2024	—	—	—	—	5,250 (3)	447,563	—	—
	05/07/2024	—	—	—	—	—	—	7,000 (4)	596,750
	05/08/2025	—	—	—	—	9,200 (3)	784,300	—	—
	05/08/2025	—	—	—	—	—	—	16,100 (4)	1,372,525
	09/11/2025	—	—	—	—	3,205 (3)	273,226	—	—
Total		113,850	106,450			21,706	1,850,437	37,275	3,177,694

Mr. Wood	05/07/2020	49,800	—	72.6800	05/06/2027	—	—	—	—
	05/04/2021	44,700	—	93.3100	05/03/2028	—	—	—	—
	05/03/2022	39,800	—	105.9300	05/02/2029	—	—	—	—
	05/11/2023	49,273	—	88.7800	05/10/2030	—	—	—	—
	05/07/2024	21,541	—	85.8400	05/06/2031	—	—	—	—
	05/08/2025	5,166	—	74.6300	05/07/2032	—	—	—	—
	05/11/2023	—	—	—	—	—	—	17,019 (4)	1,450,848
	05/07/2024	—	—	—	—	—	—	8,725 (4)	743,806
	05/08/2025	—	—	—	—	—	—	19,338 (4)	1,648,522
Total		210,280	—			—	—	45,082	3,843,176
(1)    The dollar amounts shown in this column are determined by multiplying the number of shares or units reported in the “Number of Shares or Units of Stock That Have Not Vested” column by $85.25, the closing price of our common stock on the last trading day of 2025.
(2)    Options to acquire common stock granted under the Long-Term Stock Program. Consistent with vesting standards established for executives who are retirement eligible, these options vest and become exercisable in 36 equal monthly installments following the award date, subject to the executive’s continued employment.
(3)    RSUs under the Long-Term Stock Program become vested as to 25% of the total number of units subject to the award on each anniversary of the award date, subject to the executive’s continued employment.
(4)    Target number of PBRSUs under the Long-Term Stock Program. PBRSUs vest on the third anniversary of the award date subject to the executive’s continued employment. The number of shares issuable upon vesting of these PBRSUs will range from 0% to 175% of the target number of shares subject to the award and depend on satisfaction of applicable performance requirements over a three-year performance period. Mr. Wood's PBRSUs will be pro-rated and vest according to the retirement eligibility rules under the Long-Term Stock Program.
(5)    Options to acquire common stock granted under the Long-Term Stock Program. Consistent with vesting standards established for executives who are not retirement eligible, these options vest and become exercisable in four equal annual installments following the award date, subject to the executive’s continued employment.

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Option Exercises and Stock Vested in Fiscal Year 2025
The following table sets forth for each of our NEOs the number of shares of our common stock acquired under the NEO’s RSU and PBRSU awards that vested during the year ended December 31, 2025, and the value realized on each exercise of stock options by the NEO during the year ended December 31, 2025. No stock appreciation rights have been granted to our NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting ($) (2)
Mr. Zovighian	40,275	1,055,580	16,112	1,201,666
Mr. Ullem	65,700	1,749,341	8,141	609,453
Mr. Bobo	41,840	1,042,589	5,225	390,885
Ms. Brüls	—	—	2,020	159,176
Mr. Chopra	—	—	4,988	372,875
Mr. Wood	53,700	1,128,738	7,184	538,485
(1)    The dollar amounts shown are determined by multiplying (i) the number of shares of our common stock to which the exercise of the option related, by (ii) the difference between the per-share sale price of our common stock on the date of exercise and the exercise price of the options.
(2)    The dollar amounts shown are determined by multiplying (i) the number of shares or units, as applicable, that vested, by (ii) the per-share closing market price of our common stock on the day prior to vesting.

Pension Benefits
Ms. Brüls participated in our pension plan applicable to salaried employees at our Nyon, Switzerland facility (the “Nyon Pension Plan”). None of our other NEOs participates in any Company pension plan. The following table sets forth the actuarial present value of Ms. Brüls' accumulated benefit under the Nyon Pension Plan.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Mr. Zovighian	—	—	—	—
Mr. Ullem	—	—	—	—
Mr. Bobo	—	—	—	—
Ms. Brüls	Nyon Pension Plan (2)	—	$397,836(3)	—
Mr. Chopra	—	—	—	—
Mr. Wood	—	—	—	—

(1)    See Note 15 of the “Notes to Consolidated Financial Statements” in our 2025 Annual Report for a discussion of the assumptions and methodologies used to determine the present value of accumulated benefits under the Nyon Pension Plan.
(2)    The Nyon Pension Plan is a cash balance plan under which each participant has an account balance consisting of savings and interest credits earned each year. Interest credits are determined annually. Savings credits are equal to a percentage of “insured salary” based upon the age of the participant (ranging from 15% at age 18 to 28% at age 55 or older for managers opting for an additional optional contribution of 4%). Insured salary includes salary, temporary income and bonus reduced by social security offsets. The plan is funded by both employee and employer contributions, which are fully vested at all times.
(3)    Reported in this table by converting Swiss Francs to United States dollars using an exchange ratio of 1.2580 as of December 31, 2025. Ms. Brüls made a regular employee contribution of approximately $125,493 in 2025. Normal retirement age is 65. At normal retirement, a participant may choose to receive the accumulated account balance as either a lump sum or in the form of a pension annuity.

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Nonqualified Deferred Compensation Plans
The following table sets forth information relating to our nonqualified deferred compensation plan (“EDCP”) for 2025 for our NEOs.

Name	Executive Contributions in Last Fiscal Year ($) (1)	Registrant Contributions in Last Fiscal Year ($) (2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(4)
Mr. Zovighian	161,169	114,406	432,601	—	3,425,047
Mr. Ullem	58,792	48,993	128,590	—	936,869
Mr. Bobo	921,199	26,699	1,606,595	(717,539)	14,701,833
Mr. Chopra	203,541	40,849	129,057	—	1,040,860
Mr. Wood	51,681	43,068	277,355	—	2,551,982
(1)    Executive contributions for 2025 are included in the “Salary” column of the “Summary Compensation Table” above. For Mr. Bobo and Mr. Chopra, this column also includes their deferrals from the 2024 Non-Equity Incentive payout into the EDCP of $259,259 and $55,613; and 2025 Non-Equity Incentive payout into the EDCP of $275,415 and $98,909, respectively, which amounts are included in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” above.
(2)    Company contributions for 2025 are included in the “All Other Compensation” column of the “Summary Compensation Table” above.
(3)    “Earnings” is defined to reflect the difference in the account balance between the beginning and end of the year, less any executive or Company contributions and any amounts withdrawn or distributed. Earnings include realized and unrealized gains and losses, capital gains and losses, and dividends paid.
(4)    The vested balance at the end of 2025 reflects the following aggregate amounts that were previously reported as compensation in the appropriate columns of the “Summary Compensation Table” for years through and including 2025 to the extent the executive was an NEO for the applicable year: $2,716,871 for Mr. Zovighian, $700,494 for Mr. Ullem, $12,864,879 for Mr. Bobo, $667,413 for Mr. Chopra, and $2,179,877 for Mr. Wood. The aggregate balance also includes deferrals from the 2024 Non-Equity Incentive payout into the EDCP as follows: Mr. Bobo deferred $259,259 and Mr. Chopra deferred $55,613; and 2025 Non-Equity Incentive payout into the EDCP as follows: Mr. Bobo deferred $275,415 and Mr. Chopra deferred $98,909.

The EDCP provides our NEOs and certain other employees with the opportunity to defer specified percentages (up to 25%) of their cash compensation and receive matching employer contributions that could not be deferred or contributed to the 401(k) because of the limitations under such plan imposed by the Internal Revenue Code (the “Code”). The EDCP also permits the participants to defer up to 100% of their annual cash incentive bonus and an additional 55% of their base pay, but we do not match the employee contribution above 25%. Participants may elect deferred amounts to be paid either in the form of a lump sum or in up to 15 annual installments upon either separation from service, a specified date, or death. Deferrals are credited with gains or losses based on the performance of one or more investment alternatives selected by the participant from among investment funds chosen by our Compensation and Governance Committee or its delegate. Investment elections made for each plan year may not be revoked, changed or modified except as permitted under the EDCP, and subject to applicable law. No actual investments will be held in the participants’ accounts and participants will at all times remain general unsecured creditors of our Company with respect to their account balances.
Potential Payments Upon Termination or Change in Control

Included below is a summary of the material terms and conditions of the plans and agreements we maintain that provide for certain payments and benefits in connection with a termination of our NEOs' employment, other than benefits that are part of employee benefit plans that apply on the same terms to all salaried employees. Also described below are the terms of the Long-Term Stock Program with respect to outstanding equity awards that may apply in the event of a change in control of our Company.
Change-in-Control Severance Agreements.    We have entered into change-in-control severance agreements with each of our NEOs (including Mr. Zovighian) and certain other executives. The change-in-control severance agreements are subject to automatic one-year extensions each year unless we provide notice that the agreement will not be extended. Under the terms of the change-in-control severance agreement, each executive is entitled to receive certain severance payments if, at any time during the period commencing six months prior to and ending on the date that is 24 months following a change in control, the executive incurs a “qualifying termination” of employment. For these purposes, a “qualifying termination” means (i) the executive is involuntarily terminated by us without cause or (ii) the executive voluntarily terminates employment for good reason.
For purposes of the change-in-control severance agreements, “cause” generally includes (1) certain willful and deliberate material breaches by the executive of the executive’s duties and responsibilities that are not timely remedied; (2) the executive engaging in conduct that is willfully, demonstrably and materially injurious to our Company that is not timely remedied; or (3) the executive being convicted of, or pleading guilty or nolo contendere to, a felony that adversely affects the reputation of the executive or our Company.

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The definition of “good reason” generally includes (1) a material change of the executive’s responsibilities or status or the assignment of the executive to duties materially inconsistent with such responsibilities or status; (2) a relocation in excess of 50 miles of the executive’s principal job location; (3) a reduction of the executive’s base salary, incentive plans or benefits; (4) our failure to require any successor company to assume the obligations under the agreement; or (5) a material breach by our Company of the material terms of the agreement.

In the event of a qualifying termination, the executive would be entitled under the change-in-control severance agreement to receive a lump sum payment equal to the sum of (1) two times the executive's annual base salary as of the time of termination (or during the 12 months preceding the change in control, if higher); (2) two times the executive's Incentive Pay Objective for the year of termination (or the dollar amount of the actual bonus paid in the preceding year, if higher); (3) a pro-rated bonus for the year of termination; (4) accelerated vesting of the executive’s then-outstanding and unvested long-term incentive awards; and (5) continued participation in our medical and dental plans for three years following termination of employment. In addition, the executive would be entitled to reasonable outplacement services. If any such payments or benefits would constitute a parachute payment under Section 280G of the Code, then such payments and benefits would either (i) be reduced to the extent necessary so that none of the payments would constitute a parachute payment, or (ii) paid to the executive in full, whichever yields the greatest after-tax benefit after taking into account any excise taxes imposed under Section 4999 of the Code. The change-in-control severance agreements do not provide for tax gross-up payments. Receipt of these severance benefits is conditioned upon the executive executing and not revoking a general release of any claims in favor of our Company.

The change-in-control severance agreements provide that, in the event the executive is entitled to benefits under our Severance Pay Plan (the “Severance Plan”), which is described below, and the executive also has a qualifying termination under the change-in-control severance agreement, the executive will be entitled to the benefits under the change-in-control severance agreement only, and installment payments under the Severance Plan will immediately terminate without offset or reduction for any benefits already received under the Severance Plan.

Severance Pay Plan.    We maintain the Severance Plan, under which our NEOs and certain other U.S. employees are eligible to receive severance benefits in connection with a termination of the individual’s employment due to elimination of his or her position or a reduction in the size of our workforce. If an NEO becomes entitled to benefits under the Severance Plan, the NEO’s benefits will consist of cash severance equal to one and one-half times the executive’s “monthly compensation” (as defined in the Severance Plan), plus 4% of the executive’s monthly compensation multiplied by the number of whole months of service completed as of the date of termination. In no event will this cash severance exceed two times the executive’s annual compensation received in the preceding 12 months. Receipt of these severance benefits is conditioned upon the executive executing and not revoking a general release of any claims in favor of our Company. See “Change-in-Control Severance Agreements” section above for a description of the treatment of Severance Plan benefits if an NEO is also entitled to severance benefits under the change-in-control severance agreement.

Acceleration of Equity Awards.    None of our outstanding unvested equity awards will vest automatically upon a change in control (i.e., we have no “single trigger” vesting arrangements). Pursuant to the terms of the applicable award agreements, all unvested equity awards held by our NEOs will vest in full if there is both a change in control and a specified termination of employment (a “double-trigger”), or if the awards are terminated in the change-in-control transaction. The NEOs’ outstanding equity awards are also subject to accelerated vesting if the NEO’s employment terminates due to death or disability as noted above.

Transition Agreement with Scott Ullem. Mr. Ullem’s Transition Agreement provides that his change-in-control severance agreement with the Company and his participation in the Severance Plan will terminate effective June 30, 2026. The Transition Agreement also provides that, should the Company terminate Mr. Ullem’s employment due to his death, disability, or without “Cause” (as defined in the Transition Agreement) after June 30, 2026 and before June 30, 2028, Mr. Ullem will (so long as he (or his estate) provides the Company with a general release of claims) be entitled to (1) continued payment of his Transition Compensation (as severance) through June 30, 2028, and (2) accelerated vesting of his then-outstanding and unvested stock options, restricted stock units and performance-based restricted stock units granted by the Company (subject to satisfaction of any applicable performance-based vesting conditions).

Larry Wood Separation. Mr. Wood was not entitled to any severance benefits in connection with his separation from employment with Edwards. Following his separation from employment, we entered into a Consulting Agreement with Mr. Wood as described in the Compensation Discussion and Analysis section of this Proxy Statement.

Estimated Payments.    The following tables set forth the estimated payments and benefits that would have been payable to our NEOs under the terms of their agreements as described above had their employment been terminated on December 31, 2025 under the termination circumstances indicated below (other than as to Mr. Wood, as he separated from the Company during 2025 and was not entitled to severance in connection with his separation). Unless otherwise noted, all cash payments would be made in a lump sum and would be paid by us or our successor. The amounts set forth

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in these tables represent estimates and are subject to substantial variation based on the timing of the applicable triggering event. We caution the reader to consider these limitations in reviewing the following tables.
For purposes of estimating the amount of payments and benefits payable as a result of a termination of the executive’s employment following a change in control, we have made the following assumptions where applicable:
•    the change in control occurred on December 31, 2025;
•    the NEOs were terminated on the date of the change in control;
•    the stock price was $85.25 per share, which was the closing price of our common stock on December 31, 2025, the last trading day in fiscal year 2025; and
•    the NEOs received continued participation in our medical and dental plans for three years following termination of employment.
We have also assumed that outstanding and unvested stock options, RSUs and PBRSUs held by the executive accelerated and became vested (to the extent required in the circumstances) on the applicable event. If the awards were accelerated in connection with a change in control pursuant to which the awards were to be terminated, the value of the acceleration would be the same as the applicable value indicated below for “Qualifying Termination in Connection with a Change in Control” assuming that the change in control occurred on December 31, 2025. In these circumstances, there would be no additional value for the accelerated vesting of the awards in connection with a termination of employment if the awards had previously accelerated because of the change in control.

Executive Benefits and Payments upon Termination: Qualifying Termination in
Connection with a Change in Control(1)

	Mr. Zovighian	Mr. Ullem	Mr. Bobo	Ms. Brüls	Mr. Chopra
Salary Severance	$2,400,000	$1,624,688	$1,526,548	$1,459,867	$1,400,000
Bonus Severance	3,600,000	1,380,000	1,200,000	1,025,950	1,300,000
Pro Rata Bonus – 2025	1,800,000	690,000	600,000	512,975	650,000
Stock Option Acceleration	2,090,866	643,349	402,094	335,592	499,140
Restricted Stock Unit Acceleration	6,903,204	2,442,668	1,496,734	1,045,165	1,850,437
Performance-Based Stock Unit Acceleration	8,968,300	3,094,575	1,969,275	528,550	2,071,575
Medical and Dental Coverage Continuation (2)	70,206	156,865	47,825	326,576	156,865
Outplacement	50,000	50,000	50,000	50,000	50,000
Total	$25,882,576	$10,082,145	$7,292,476	$5,284,675	$7,978,017
(1)    Represents benefits that would be provided pursuant to the terms of our NEO’s change-in-control severance agreement. Under the change-in-control severance agreements, payments and benefits that would be subject to excise taxes imposed on the executive under Section 4999 of the Code may be reduced as described above. The value of each executive’s severance benefits presented on the table assumes that no such reduction in benefits would be required.
(2) The Medical and Dental Coverage Continuation amount includes medical, dental, vision and Employee Assistance Program coverage (and other welfare benefit plans coverage based upon country of employment) for 36 months following the date of termination.
Executive Benefits and Payments upon Involuntary Termination:
Not in Connection with a Change in Control

	Mr. Zovighian	Mr. Ullem	Mr. Bobo	Ms. Brüls	Mr. Chopra
Cash Severance	$674,000	$488,760	$1,016,427	$337,403	$299,833

Executive Benefits and Payments upon Termination:
Due to Death or Disability

	Mr. Zovighian	Mr. Ullem	Mr. Bobo	Ms. Brüls	Mr. Chopra
Stock Option Acceleration	$2,090,866	$643,349	$402,094	$335,592	$499,140
Restricted Stock Unit Acceleration	$6,903,204	$2,442,668	$1,496,734	$1,045,165	$1,850,437
Total	$8,994,070	$3,086,017	$1,898,828	$1,380,757	$2,349,577
(1)    No value has been included for PBRSUs in this table as, upon an NEO’s death or disability, the NEO’s PBRSUs do not accelerate and become vested but remain subject to the applicable performance conditions through the applicable performance period.

Death and Disability Benefits for Ms. Brüls. As a member of our European Management Team, Ms. Brüls is entitled to receive death and disability benefits as part of her pension plan rules. In the event of the termination of her employment

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due to disability, Ms. Brüls would be entitled to a benefit under the Nyon pension plan equal to 60% of her qualifying risk salary payable at 65. Assuming termination of her employment as of December 31, 2025 because of disability, Ms. Brüls would have been entitled to receive $665,000 per year until age 65. In the event of her death while employed by us, Ms. Brüls would be entitled to a lump sum payment equal to 200% of her insured salary as well as a spouse pension. Assuming her death as of December 31, 2025, Ms. Brüls’ death benefit would have been a lump sum of $2,216,000 and a spouse’s pension of $443,000 per year payable for life. Ms. Brüls’ benefits are reported in this paragraph by converting Swiss Francs to United States dollars using an exchange ratio of 1.2580.

CEO Pay Ratio
Pursuant to the Securities Exchange Act of 1934, as amended, we are required to disclose in this Proxy Statement the ratio of the total annual compensation of our CEO to the median of the total annual compensation of all of our employees (excluding our CEO). Based on SEC rules for this disclosure and applying the methodology described below, we have determined that our CEO’s total compensation for 2025 was 17,454,255, and the median of the total 2025 compensation of all of our employees (excluding our CEO) was $89,827. We estimate the ratio of our CEO’s total compensation for 2025 to the median of the total 2025 compensation of all of our employees (excluding our CEO) to be 194 to 1.

The median employee’s total annual compensation for 2025 was determined using the same rules that apply to reporting the compensation of our NEOs (including our CEO) in the “Total” column of the Summary Compensation Table. The total compensation amounts for the median employee and for Mr. Zovighian included in the first paragraph of this pay-ratio disclosure were determined based on that methodology.

The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s total annual compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

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Pay Versus Performance
The following table sets forth additional compensation regarding the relationship between our CEO’s and our other NEOs' compensation and our financial performance for the years shown in the table (in this discussion, our NEOs other than our CEO are referred to as our “Non-CEO NEOs”). For 2023, Messrs. Mussallem and Zovighian were both included as CEOs since they each served as CEO for a portion of the year. The calculations and analysis below do not necessarily reflect our Company’s approach to aligning compensation with performance. For information concerning the Company’s compensation philosophy and how our Company’s executive compensation program is designed to align compensation with performance, refer to the Compensation Discussion Analysis section of this Proxy Statement.

							Value of Initial Fixed $100 Investment Based On4:
Year[1]	Summary Compensation Table Total for First CEO[2]	Compensation Actually Paid to First CEO[3]	Summary Compensation Table Total for Second CEO[2]	Compensation Actually Paid to Second CEO[3]	Average Summary Compensation Table Total for Non-CEO NEOs[2]	Average Compensation Actually Paid to Non-CEO NEOs[3]	Total Shareholder Return	Peer Group Total Shareholder Return	Net Income (millions)[5]	Underlying Revenue Growth[6]
2025			$17,454,255	$21,327,530	$4,711,221	$4,498,775	$93.45	$126.87	$1,060.1	10.7%
2024	—	—	14,579,474	9,204,581	4,443,030	2,869,571	81.15	117.15	1,400.9	8.9%
2023	$1,805,737	$(4,142,021)	12,869,020	10,952,012	4,994,004	4,280,300	83.58	105.60	1,402.4	12.1%
2022	13,992,145	(10,537,711)	—	—	4,167,440	(2,605,075)	81.78	96.84	1,521.9	7.7%
2021	13,613,305	31,516,279	—	—	3,501,702	8,147,117	142.00	119.35	1,503.1	17.8%
(1)    NEOs included in the above compensation columns reflect the following:

Year	First CEO	Second CEO	Non-CEO NEOs
2025		Bernard Zovighian	Scott Ullem, Donald Bobo Jr., Annette Brüls, Daveen Chopra, Larry Wood
2024		Bernard Zovighian	Scott Ullem, Donald Bobo Jr., Daveen Chopra, Larry Wood, Jean-Luc Lemercier, Catherine Szyman
2023	Michael Mussallem	Bernard Zovighian	Scott Ullem, Donald Bobo Jr., Catherine Szyman, Larry Wood
2022	Michael Mussallem		Scott Ullem, Jean-Luc Lemercier, Larry Wood, Bernard Zovighian
2021	Michael Mussallem		Scott Ullem, Donald Bobo Jr., Jean-Luc Lemercier, Larry Wood
(2)    See the Summary Compensation Table above for detail on the Summary Compensation Table total compensation for our CEO for each year covered in the table. The average compensation for the Non-CEO NEOs for 2025 was calculated from the Summary Compensation Table above. The average compensation for the Non-CEO NEOs for each of 2024, 2023, 2022, and 2021 was calculated from the Summary Compensation Table as disclosed in our Proxy Statement filed with the Securities and Exchange Commission in 2025, 2024, 2023 or 2022, respectively.
(3)    Fair value or change in fair value, as applicable, of equity awards in the “Compensation Actually Paid” columns was determined by reference to (1) for RSU awards (excluding Total Shareholder Return “TSR” awards and other performance-based awards), closing price on applicable year-end date(s) or, in the case of vesting dates, the actual vesting date price, (2) for TSR-based awards, the fair value calculated by a Monte Carlo simulation model as of the applicable year-end date(s), and (3) for stock options, a Black Scholes value as of the applicable year-end or vesting date(s), determined based on the same methodology as used to determine grant date fair value but using the closing stock price on the applicable revaluation date as the current market price and with an expected life set equal to the remaining life of the award in the case of underwater stock options and, in the case of in the money options, an expected life equal to the original ratio of expected life relative to the seven year contractual life multiplied times the remaining life as of the applicable revaluation date, and in all cases based on volatility and risk free rates determined as of the revaluation date based on the expected life period and based on an expected dividend rate of 0%.

For purposes of this table, the compensation actually paid (also referred to as “CAP”) to each of our NEOs (including, for purposes of this table, former named executive officers who are included in the Non-CEO NEO group for the applicable year) means the NEO’s total compensation as reflected in the Summary Compensation Table for the applicable year and adjusted for the following with respect to each NEO:

•Less the amounts reported in the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table for the applicable year,
•Less the NEO’s aggregate change in the actuarial present value of the accumulated benefit under pension plans included in the “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” column of the Summary Compensation Table for the applicable year,
•Plus the pension service cost for the NEO for the applicable year,
•Plus the year-end value of Edwards option and stock awards granted in the covered year which were outstanding and unvested at the end of the covered year,
•Plus/(less) the change in value as of the end of the covered year as compared to the value at the end of the prior year for Edwards option and stock awards which were granted in prior years and were outstanding and unvested at the end of the covered year,
•Plus the vesting date value of Edwards option and stock awards which were granted and vested during the same covered year,
•Plus/(less) the change in value as of the vesting date as compared to the value at the end of the prior year for Edwards option and stock awards which were granted in prior years and vested in the covered year,
•Less, as to any Edwards option and stock awards which were granted in prior years and were forfeited during the covered year, the value of such awards as of the end of the prior year,
•Plus the dollar value of any dividends or other earnings paid during the covered year on outstanding and unvested Edwards option and stock awards (no dividends were paid on unvested awards during the applicable years; the crediting of dividend equivalents on stock awards is taken into account in determining the applicable vesting or year-end date of the award),
•Plus, as to an Edwards option or stock award that was materially modified during the covered year, the amount by which the value of the award as of the date of the modification exceeds the value of the original award on the modification date (none of the Edwards option or stock awards held by the NEOs were materially modified during the years covered by the table).

In making each of these adjustments, the “value” of an option or stock award is the fair value of the award on the applicable date determined in accordance with FASB ASC Topic 718 using the valuation assumptions we then used to calculate the fair value of our equity awards. For more

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information on the valuation of our equity awards, please see the notes to our financial statements that appear in our Annual Report on Form 10 K each year and the footnotes to the Summary Compensation Table that appears in our annual Proxy Statement.

The table above reflects the CAP (determined as noted above) for each of our first and second CEO and, for our Non-CEO NEOs, the average of the CAPs determined for the Non-CEO NEOs for each of the years shown in the table.

Compensation Actually Paid to the first CEO, Mr. Mussallem, reflects the following adjustments from Total compensation reported in the Summary Compensation Table:

	2025	2024	2023	2022	2021
Total Reported in Summary Compensation Table (SCT)	$—	$—	$1,805,737	$13,992,145	$13,613,305
Less, value of Stock Awards reported in SCT	—	—	(399,972)	(11,769,153)	(10,731,293)
Less, change in Pension Value reported in SCT	—	—	—	—	—
Plus, Annual Service Cost (Pension)	—	—	—	—	—
Plus, Year-End value of Awards Granted in Fiscal Year that are Unvested and Outstanding	—	—	341,981	5,096,973	16,872,757
Plus, Change in Fair Value of Prior Year awards that are Outstanding and Unvested	—	—	(289,812)	(4,858,706)	1,252,507
Plus, FMV of Awards Granted this Year and that Vested this Year	—	—	—	826,186	1,466,945
Plus, Change in Fair Value (from prior year-end) of Prior Year awards that Vested this year	—	—	1,123,259	(13,825,155)	9,042,058
Less Prior Year Fair Value of Prior Year awards that Failed to vest this year	—	—	(6,723,214)	—	—
Total Adjustments	$—	$—	$(5,947,758)	$(24,529,856)	$17,902,974
Actual Compensation Paid for Fiscal Year	$—	$—	$(4,142,021)	$(10,537,711)	$31,516,279
Compensation Actually Paid to the second CEO, Mr. Zovighian, reflects the following adjustments from Total compensation reported in the Summary Compensation Table:

	2025	2024	2023	2022	2021
Total Reported in Summary Compensation Table (SCT)	$17,454,255	$14,579,474	$12,869,020	$—	$—
Less, value of Stock Awards reported in SCT	(13,666,133)	(11,896,012)	(10,599,764)	—	—
Less, change in Pension Value reported in SCT	—	—	—	—	—
Plus, Annual Service Cost (Pension)	—	—	—	—	—
Plus, Year-End value of Awards Granted in Fiscal Year that are Unvested and Outstanding	14,224,797	9,550,540	8,321,622	—	—
Plus, Change in Fair Value of Prior Year awards that are Outstanding and Unvested	2,345,334	(3,519,304)	(105,244)	—	—
Plus, FMV of Awards Granted this Year and that Vested this Year	1,263,894	—	—	—	—
Plus, Change in Fair Value (from prior year-end) of Prior Year awards that Vested this year	(188,641)	489,883	466,378	—	—
Less Prior Year Fair Value of Prior Year awards that Failed to vest this year	(105,976)	—	—	—	—
Total Adjustments	$3,873,275	$(5,374,893)	$(1,917,008)	$—	$—
Actual Compensation Paid for Fiscal Year	$21,327,530	$9,204,581	$10,952,012	$—	$—
The average Compensation Actually Paid to the non-CEO NEOs reflects the following adjustments from Total compensation reported in the Summary Compensation Table for the applicable year:

	2025	2024	2023	2022	2021
Total Reported in Summary Compensation Table (SCT)	$4,711,221	$4,443,030	$4,994,004	$4,167,440	$3,501,702
Less, value of Stock Awards reported in SCT	(3,077,091)	(3,112,794)	(3,651,118)	(3,051,860)	(2,065,155)
Less, change in Pension Value reported in SCT	(31,781)		—	—	(108,381)
Plus, Annual Service Cost (Pension)	51,996	37,027	—	73,920	284,557
Plus, Year-End value of Awards Granted in Fiscal Year that are Unvested and Outstanding	2,607,376	1,946,080	2,489,707	1,186,590	3,325,850
Plus, Change in Fair Value of Prior Year awards that are Outstanding and Unvested	527,246	(750,381)	(158,145)	(1,392,945)	97,694
Plus, FMV of Awards Granted this Year and that Vested this Year	153,337	260,363	137,411	370,095	195,064
Plus, Change in Fair Value (from prior year-end) of Prior Year awards that Vested this year	(64,652)	275,003	468,441	(3,958,314)	2,915,787
Less Prior Year Fair Value of Prior Year awards that Failed to vest this year	(378,877)	(228,757)	—	—	—
Total Adjustments	$(212,446)	$(1,573,459)	$(713,704)	$(6,772,514)	$4,645,415
Actual Compensation Paid for Fiscal Year	$4,498,775	$2,869,571	$4,280,300	$(2,605,075)	$8,147,117
(4)    Edwards Total Shareholder Return represents cumulative total shareholder return on a fixed investment of $100 in our common stock for the period beginning on the last trading day of 2020 through the end of the applicable year, and is calculated assuming the reinvestment of dividends. Peer Group Total Shareholder Return represents cumulative total shareholder return on a fixed investment of $100 in the S&P Health Care Equipment Index for the period beginning on the last trading day of 2020 through the end of the applicable year and is calculated assuming the reinvestment of dividends.

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The following chart illustrates the CAP for our first and second CEOs and the average CAP for our Non-CEO NEOs for each of the last five years against our Company’s total shareholder return and the total shareholder return for the S&P 500 Health Care Equipment Index (each calculated as described above) over that period of time.

(5)    This column shows our net income for each year covered by the table. For purposes of the table above and the chart below, our net income for a particular year is as reported in the Annual Report on Form 10-K that we filed with the SEC in the immediately following year (i.e., our net income for 2025 is as reported in our Annual Report on Form 10-K filed with the SEC in 2026). Accordingly, our net income for these purposes for each of 2021, 2022, and 2023 includes the results of our Critical Care product group and a non-core product group which in 2024 met the conditions for discontinued operations presentation (the “discontinued product groups”). Our net income for 2024 and 2025 is presented on a continuing operations basis and excludes the discontinued product groups. The following chart illustrates the CAP for our first and second CEOs and the average CAP for our Non-CEO NEOs for each of the last five years against our net income for each of those years. While no portion of NEO compensation is directly dependent upon our net income, SEC rules require that net income be presented as a performance measure in this table.

(6)    This column shows our underlying revenue growth for each year covered by the table, with revenue growth measured by our revenues for the year in question over our revenues for the preceding year. For purposes of the table above and the chart below, and except as noted in the next sentence, our revenues for a particular year are based on our revenues as reported in our Annual Report on Form 10-K filed with the SEC in the immediately following year (i.e., our 2025 revenue growth is calculated by comparing our revenues for 2025 over our revenues for 2024 as reported in our 2025 and 2024 Annual Reports on Form 10-K filed with the SEC in 2026 and 2025, respectively). Accordingly, our underlying revenue growth for 2021, 2022, 2023 included the results of the discontinued product groups, while our underlying revenue growth for 2024 and 2025 was calculated on a continuing operations basis (comparing our revenues for 2025 over our revenues for 2024, as reported in our 2025 and 2024 Annual Reports on Form 10-K filed with the SEC in 2026 and 2025, respectively) and excluded the results of the discontinued product groups. We consider underlying revenue growth to be a key metric in our executive compensation program as underlying revenue growth is used in determining payouts under our Annual Incentive Plan. See the Compensation Discussion and Analysis section of this Proxy Statement for more information regarding the use of this performance measure in our executive compensation program. The following chart illustrates the CAP for our first and second CEOs and the average CAP for our Non-CEO NEOs for each of the last five years against our underlying revenue growth for each of those years.

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Following is an unranked list of the financial performance measures we consider most important in linking the compensation actually paid to our NEOs for 2025 with our performance.
•Relative TSR (used in our PBRSUs)
•Underlying Revenue Growth (used in our Incentive Plan)
•Adjusted Earnings Per Share (used in our Incentive Plan)
•KOD Measurement

See the Compensation Discussion and Analysis section of this Proxy Statement for more information regarding the use of these performance measures in our executive compensation program.

In addition to the financial performance measures listed above, we view our stock price, upon which the value of all of our equity awards is dependent, as a key performance-based component of our executive compensation program in order to further align the interests of our senior management with the interests of our stockholders.

Grant of Certain Equity Awards in 2025 Close in Time to the Release of Material Nonpublic Information

As reported in the Compensation Discussion and Analysis section of this Proxy Statement, the grant date of our 2025 annual equity awards (May 8, 2025) was scheduled years in advance but occurred within four business days before we filed a Current Report on Form 8-K with the SEC to report the results of voting at our 2025 Annual Meeting. In accordance with the requirements of the SEC, the following table discloses additional information with respect to the stock options that we awarded our NEOs on May 8, 2025.

Name	Grant Date	Number of Securities Underlying the Award	Exercise Price of the Award ($/Share)	Grant Date Fair Value of the Award ($)(1)
Percentage Change in the Closing Market Price of the Securities Underlying the Award Between the Trading Day Ending Immediately Prior to the Disclosure of Material Nonpublic Information and the Trading Day Beginning Immediately Following the Disclosure of Material Nonpublic Information(2)

Mr. Zovighian	05/08/2025	244,400	74.63	6,499,109	-1.27%
Mr. Ullem	05/08/2025	75,200	74.63	1,999,726	-1.27%
Mr. Bobo	05/08/2025	47,000	74.63	1,249,829	-1.27%
Ms. Brüls	05/08/2025	31,600	74.63	924,995	-1.27%
Mr. Chopra	05/08/2025	47,000	74.63	1,375,784	-1.27%
Mr. Wood	05/08/2025	62,000	74.63	1,648,710	-1.27%
(1)    The amount reported in this column reflects the grant-date fair value of the option award as determined under the principles used to calculate the grant-date fair value of equity awards for purposes of our financial statements in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. For a discussion of the assumptions and methodologies used to value the award, please see the discussion of option awards contained in Note 16 of the “Notes to Consolidated Financial Statements” in our 2025 Annual Report.
(2)    Represents the percentage change in the closing price of our common stock between the trading day ending immediately prior to the disclosure of material nonpublic information (a closing price of $74.63 on May 8, 2025) and the trading day beginning immediately following the disclosure of material nonpublic information (a closing price of $73.68 on May 9, 2025). While we generally do not consider the results of voting at our annual meeting as constituting material nonpublic information, we have treated our Current Report on Form 8-K filed with the SEC to report the results of voting at our 2025 Annual Meeting as including material nonpublic information for purposes of this table.

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COMPENSATION MATTERS
PROPOSAL 2 – ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

✓	THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NEOS.
In accordance with Section 14A of the Exchange Act and the related rules of the SEC, we are providing our stockholders with the opportunity to vote, on an advisory, non-binding basis on the executive compensation of our NEOs as disclosed in this Proxy Statement (including in the compensation tables and narratives accompanying those tables as well as in the “Compensation Discussion and Analysis”).
Our executive compensation programs are designed to attract and retain our executives, while aligning their compensation with stockholder interests and value. High-caliber talent is critical to our success and we strive to provide compensation that is competitive. Our strong pay-for-performance culture is reflected below:
•    A significant portion of executive compensation is performance-based;
•    Our performance goals consist of a mix of Company-wide financial, operating, and strategic measures as well as personal objectives designed to further our Company’s annual and long-term business performance; and
•    We strive to align the interests of our executives with the interests of our stockholders, with a significant portion of executive compensation being in the form of equity awards with a value dependent upon our stock price.
We urge stockholders to read the “Compensation Discussion and Analysis” section, which describes our executive compensation policies and procedures in more detail. Our Compensation and Governance Committee and our Board believe that our executive compensation program is effective and contributes to our Company’s long-term performance.
In the advisory vote at our 2025 Annual Meeting, approximately 88% of the votes cast by our stockholders supported our executive compensation program. And even though we have regularly received strong support for our executive pay practices, our Compensation and Governance Committee continues to conduct periodic reviews of our executive compensation and benefits programs and makes changes as appropriate to reflect our compensation philosophy and objectives, and to take into account stockholder feedback.

We have a strong pay-for-performance culture. Over the past five years, on average, 92% of our CEO’s target total direct compensation was performance-based, and 79% was tied to the performance of Edwards’ stock. These five-year averages are calculated based on the target total direct compensation of the Company's former CEO, Mr. Mike Mussallem, for 2021-2022 and Mr. Zovighian’s target total direct compensation since 2023, following Mr. Mussallem's retirement.
We are asking our stockholders to indicate their support for our NEO compensation programs as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement.

Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the NEOs, as disclosed in the Company’s Proxy Statement for the 2026 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure included in the Proxy Statement.”

The say-on-pay vote is advisory, and therefore not binding on our Company, our Compensation and Governance Committee or our Board, and it will not be construed as overriding a decision by our Company, our Compensation and Governance Committee or our Board, or creating or implying any additional fiduciary duty. However, our Board and our Compensation and Governance Committee value the opinions of our stockholders and will consider the voting results when making future decisions regarding executive compensation. Our current policy is to provide our stockholders with an opportunity to approve the compensation of our NEOs each year at the annual meeting. It is expected that the next such vote will occur at the 2027 Annual Meeting.

✓	THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NEOS.

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EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth, for each of our five equity compensation plans, which include the Long-Term Stock Program, the Nonemployee Directors Program, the 2020 Nonemployee Directors Stock Incentive Program, the 2001 Employee Stock Purchase Plan for United States Employees (the “U.S. ESPP”) and the 2001 Employee Stock Purchase Plan for International Employees (the “International ESPP”), the number of shares of our common stock subject to outstanding awards, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 31, 2025. These plans have each been previously approved by our stockholders. A proposal to amend and restate the Long-Term Stock Program is submitted for stockholder approval as Proposal 4 to this Proxy Statement.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(#)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights($)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(#) (2)

Equity Compensation Plans Approved by Stockholders	12,782,280 (3)	$ 82.78	27,617,190 (4)

Equity Compensation Plans Not Approved by Stockholders	—	—	—

Total	12,782,280		27,617,190
(1)The weighted-average exercise price is calculated without taking into account 3,434,630 shares of common stock subject to outstanding RSUs and PBRSUs (with PBRSUs taken into account at the targeted level of performance) that will become issuable as those units vest, without any cash consideration or other payment required for such shares.
(2)Excludes securities reflected in column 1 of the table (Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights).
(3)    This amount includes (a) 9,347,650 shares of common stock subject to outstanding stock options, (b) 3,109,374 shares of common stock subject to RSU awards, and (c) 325,256 shares subject to PBRSU awards (determined at the targeted level of performance; actual payout could range from 0% to 175% of the targeted level based on relative total stockholder return over the performance period). This amount does not include 2,308 restricted stock awards (RSA) granted to nonemployee directors that were outstanding and unvested as of December 31, 2025; these RSAs are grants in lieu of cash retainers under the non-employee director “Deferral Election Program."
(4)    As of December 31, 2025, the following number of shares of common stock remain available for future issuance under equity compensation programs approved by our stockholders: (a) Long-Term Stock Program — 17,957,109; (b) 2020 Nonemployee Directors Stock Incentive Program – 2,134,042 (no new awards may be granted under the predecessor plan, the Nonemployee Directors Program); (c) U.S. ESPP – 5,733,867; and (d) the International ESPP – 1,792,172. The shares available under the Long-Term Stock Program may be used for any type of award authorized under the Long-Term Stock Program, including stock options, restricted stock, RSUs and PBRSUs. The shares available under the 2020 Nonemployee Directors Stock Incentive Program may be used for any type of award authorized under the 2020 Nonemployee Directors Stock Incentive Program, including stock options, stock issuances, restricted stock, RSUs and stock appreciation rights. The number of shares available under the Long-Term Stock Program as of December 31, 2025 does not include the additional shares that will be available under the plan if stockholders approve the proposed amendment and restatement of the plan (Proposal 4).

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AUDIT MATTERS
PROPOSAL 3 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

✓	THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
Our Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Representatives of PwC are expected to attend the Annual Meeting and will be available to respond to appropriate questions and to make a statement if they so desire. In addition to the annual audit services, PwC performs certain non-audit services for us. Although we are not required to seek stockholder approval of the appointment of PwC, our Board believes that it is consistent with good corporate governance practices to ask stockholders to ratify the appointment. If the appointment is not ratified, our Audit Committee will explore the reasons for stockholder rejection and will reconsider the appointment. In addition, even if stockholders ratify our Audit Committee’s appointment of PwC, our Audit Committee, in its discretion, may still appoint a different independent registered public accounting firm in the future if it believes that such a change would be in the best interests of our Company and our stockholders.
PwC has been our independent registered public accounting firm since 1999, serving in that capacity and reporting on our consolidated financial statements and the effectiveness of our internal controls over financial reporting continuously since that time, including for the 2025 fiscal year.
In considering whether to reappoint PwC, our Audit Committee evaluated PwC’s performance and considered factors, including, but not limited to, the following:
•    PwC’s qualifications and global capabilities, including its experience in the medical technology industry;
•    the results of our Company’s annual assessment of PwC’s performance;
•    PwC’s and the audit engagement team’s independence, including whether the provision of non-audit services provided by PwC, individually and in aggregate, to our Company during 2025 was compatible with their independence;
•    the quality, timeliness, and candor of PwC’s communications with our Audit Committee and management;
•    the appropriateness of PwC’s fees;
•    PwC’s tenure as our independent registered public accounting firm;
•    the controls and processes in place that help ensure PwC’s continued independence;
•    any Public Company Accounting Oversight Board’s firm inspection reports; and
•    the potential impact of appointing a new independent registered public accounting firm.
Our Audit Committee maintains oversight over PwC by holding regular private sessions with PwC, including at Audit Committee meetings, performing annual evaluations, and being directly involved in the selection of new lead audit partners pursuant to SEC rules requiring that a new lead audit partner be designated in the normal course every five years to bring a fresh perspective to the audit engagement.

✓	THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

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Fees Paid to Principal Accountants.    During 2025 and 2024, PwC was retained to provide services in the following categories and amounts (in millions):

	2025	2024
Audit Fees	$7.2	$8.3
Audit-Related Fees	—	4.9
Tax Fees	1.6	2.4
All Other Fees	—	—
Audit Fees.   Amounts paid under “Audit Fees” include aggregate fees for the audit of our consolidated financial statements and the effectiveness of internal control over financial reporting, the three quarterly reviews of our Company’s reports on Form 10-Q and other SEC filings, and services in connection with statutory and regulatory filings.
Audit-Related Fees.   Amounts paid under “Audit-Related Fees” relates to audits of the historical financial statements associated with the divestiture of our Critical Care product group in 2024.
Tax Fees.   Amounts paid under “Tax Fees” in 2025 were for tax compliance ($1.2 million) and other tax services ($0.4 million), and in 2024 were for tax compliance ($1.3 million) and other tax services ($1.1 million).

All Other Fees.   There were $2,000 in “All Other Fees” in 2025 and $2,000 in 2024, which related to license fees.
Pre-Approval of Services.    Our Audit Committee is required to pre-approve the audit and non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair the auditor’s independence. Any proposed services exceeding pre-approved cost levels require specific pre-approval by our Audit Committee.
Our Audit Committee at least annually reviews and provides general pre-approval for the services that may be provided by the independent registered public accounting firm; the term of the general pre-approval is 12 months from the date of approval, unless our Audit Committee specifically provides for a different period. If our Audit Committee has not provided general pre-approval, then the type of service requires specific pre-approval by our Audit Committee.
Our Audit Committee does not delegate to management its responsibilities to pre-approve services performed by the independent registered public accounting firm, but it may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report any pre-approval decisions to our Audit Committee at its next scheduled meeting. The annual audit services, engagement terms, and fees are subject to the specific pre-approval of our Audit Committee. One hundred percent (100%) of audit and non-audit services performed by PwC in 2025 and 2024 were approved by our Audit Committee.

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AUDIT COMMITTEE REPORT
The Audit Committee comprises the four directors named below, each of whom meets the enhanced independence standards for Audit Committee members as set forth in applicable rules of the NYSE and the SEC. The Board has designated each member of the Audit Committee as an “audit committee financial expert” under applicable rules of SEC. Additional information regarding the Audit Committee, its responsibilities and meetings are described above in the section entitled “Board of Directors Matters—Corporate Governance Policies and Practices—Committees of the Board.”
Management is responsible for our internal controls, financial reporting process and compliance with laws, regulations and ethical business practices. Our independent registered public accounting firm, PwC, is responsible for performing an independent audit of our annual consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on the effectiveness of our internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.
In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2025. The Audit Committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Audit Committee has received and reviewed the written disclosures and the letter from the independent registered public accounting firm under applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence.
Based on the reviews and discussions referred to above, and relying thereon, the Audit Committee recommended to the Board that the financial statements referred to above be included in the Company’s 2025 Annual Report on Form 10-K for filing with the SEC.
The Audit Committee:
Leslie S. Heisz (Chair)
David T. Feinberg, MD
Kieran T. Gallahue
Ramona Sequeira
This report shall not be deemed soliciting material or to be filed with the SEC, or incorporated by reference in any document so filed, whether made before or after the date hereof, except to the extent we specifically request that it be treated as soliciting material or it is specifically incorporated by reference therein.

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OTHER MATTERS AND BUSINESS
PROPOSAL 4 – APPROVAL OF THE AMENDED AND RESTATED LONG-TERM STOCK INCENTIVE COMPENSATION PROGRAM

✓	THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED LONG-TERM STOCK INCENTIVE COMPENSATION PROGRAM.
The Company is requesting that stockholders approve the amendments to the Long-Term Stock Program described below, including an increase in the number of shares available for issuance under the Long-Term Stock Program by 7,000,000 shares. We encourage stockholders to consider the detailed information provided and the following summarized factors when evaluating this Proposal 4:

FACTORS TO CONSIDER
✓	Our philosophy is to promote an ownership culture among our employees.
✓	We believe that stock ownership aligns the interests of employees more closely with those of our stockholders.
✓	Long-term incentive awards are critical in our pay-for-performance compensation structure.
✓	We have adopted robust stock ownership guidelines for executive officers and directors.
✓	Awards are granted to a limited number of employees who are key contributors to our success and whose performance influences the long-term results of the Company.
✓	We have a low annual burn rate.
✓	We have been an active repurchaser of our shares.
✓	Awards granted under the Long-Term Stock Program have a minimum vesting period of three years, absent special circumstances.
✓	Equity awards have “double-trigger” vesting in the event of a change in control, unless awards are terminated.
The Board has approved an amendment and restatement of the Long-Term Stock Program, which subject to stockholder approval, contains the following amendments:
•Increase in Aggregate Share Limit. The proposed amendment and restatement would increase the aggregate number of shares of our common stock available for issuance under the Long-Term Stock Program by an additional 7,000,000 shares (so that the new aggregate share limit for the Long-Term Stock Program would be 341,500,000 shares). There would also be a corresponding increase in the number of shares that may be delivered pursuant to “incentive stock options” granted under the Long-Term Stock Program to 341,500,000 shares. For purposes of clarity, any shares that are delivered pursuant to incentive stock options also count against (and are not in addition to) the aggregate share limit described above.
•Increase in Full Value Award Limit. The proposed amendment and restatement would increase the aggregate number of shares of our common stock that may be issued as restricted stock and RSU awards under the Long-Term Stock Program by an additional 7,000,000 shares (so that the new aggregate share limit for such awards under the Long-Term Stock Program would be 42,600,000 shares). For purposes of clarity, any shares that are delivered pursuant to such awards also count against (and are not in addition to) the aggregate share limit described above.

•Removal of Limit on Certain Types of Awards; Section 162(m) of the Internal Revenue Code. The Tax Cut and Jobs Act of 2017 removed the performance-based compensation deductibility exception under Section 162(m) of the Internal Revenue Code. Given this change in the tax code, the proposed amendment and restatement would remove certain limits from the Long-Term Stock Program on the maximum number of options and other types of awards that may be granted in any fiscal year to any one participant since those limits had previously been included to satisfy the requirements of Section 162(m). Furthermore, provisions of the Long-Term Stock Program that provided flexibility to grant performance-based compensation intended to satisfy the compensation deductibility exception under Section 162(m) of the Code have been removed from the Long-Term Stock Program since that deductibility exception is no longer applicable to any new award grant. The Company may continue to grant performance-based awards under the Long-Term Stock Program; only the provisions related to the performance-based compensation exception of Section 162(m) have been removed since that exception no longer applies to new award grants.

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•Changes in Share-Counting Rules. The proposed amendment and restatement provides that shares that are exchanged by a participant or withheld by the Company or one of its subsidiaries as full or partial payment in connection with any restricted stock or RSU award granted under the Long-Term Stock Program, including to satisfy the tax withholding obligations related to any restricted stock or RSU award, will not be available for subsequent awards under the Long-Term Stock Program.

The Board and the Compensation Committee believe that stockholders’ support of this proposal will enable us to continue to attract and retain the highest caliber of employees within our industry, link incentive awards to our performance, encourage employee stock ownership, and more closely align the interests of employees with those of our stockholders. The Compensation Committee anticipates that the 7,000,000 additional shares requested (together with the shares available for new award grants under the Long-Term Stock Program on the date of the Annual Meeting) will provide the Company with flexibility to continue to grant equity awards under the Long-Term Stock Program through approximately 2033 (reserving sufficient shares to cover potential payment of performance-based awards at maximum payment levels). However, this is only an estimate, in the Company’s judgment, based on current circumstances. The total number of shares that are subject to the Company’s award grants under the Long-Term Stock Program in any one year or from year-to-year may change based on a number of variables, including, without limitation, the value of our common stock (since higher stock prices generally require that fewer shares be issued to produce awards of the same grant date fair value), changes in competitors’ compensation practices or changes in compensation practices in the market generally, changes in the number of our employees, changes in the number of our officers, acquisition activity and the need to grant awards to new employees in connection with acquisitions, the need to attract, retain and incentivize key talent, the type of awards the Company grants, the number of shares that become available for new award grants pursuant to the terms of the plan (for example, as a result of award forfeitures), whether and the extent to which any applicable performance-based vesting requirements are satisfied and how the Company chooses to balance total compensation between cash and equity-based awards.
We believe that the long-term component of our incentive compensation program should be aligned with stockholders and strongly prefer the attributes of stock-based incentives. If stockholder approval for this proposal is not obtained, the number of shares reserved under the Long-Term Stock Program will not be increased, and we may be unable to fully implement the long-term incentive component of our compensation program. Without the ability to use stock, we would be required to replace stock compensation with the equivalent in cash incentives in order to maintain a competitive compensation program. We believe that cash incentive programs generally offer less of an opportunity to link executive compensation directly to stockholder interests. In years when performance targets are exceeded, the use of cash incentive programs could greatly impact the Company’s net income. We will continue to have the authority to grant awards under the Long-Term Stock Program, within the existing Long-Term Stock Program limits and other plan terms, if our stockholders do not approve this Proposal 4.
The Company encourages stockholders to consider the following factors that support this request:
•The Company grants long-term incentive awards (stock options and RSUs) to a limited number of employees who are considered key contributors to our success and whose performance most directly influences the long-term results of the Company. This strategy has allowed the Company to achieve a low burn rate while providing what we believe to be adequate incentives for our key employees.

	2022	2023	2024	2025
Annual Burn Rate(1)	0.35%	0.42%	0.48%	0.39%
(1) Burn Rate = Shares subject to option and stock awards granted by the Company less shares subject to awards cancelled, divided by shares of Company common stock outstanding as of year end.

The 7,000,000 shares requested in this proposal represent 1.21% of our outstanding shares at December 31, 2025.

The total number of shares of our common stock subject to awards granted under the Long-Term Stock Program over the last three years, and through February 27, 2026, are as follows:

	2023	2024	2025	Jan 1-Feb 27, 2026
Stock Options	2,036,130	1,513,923	1,811,445	14,025
RSUs	979,791	1,976,209	1,632,054	93,355
PBRSUs(1)	107,250	111,150	142,525	—
Total	3,123,171	3,601,282	3,586,024	107,380
(1) The number of shares granted is based on the targeted level of performance. Actual payouts to executives could range from 0% to 175% of these targets based on relative total stockholder return.
Each year since 2008, we have actively repurchased shares of our common stock through various stock repurchase programs. The Board has approved stock repurchase programs authorizing us to purchase our common stock on the open

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market, including pursuant to a Rule 10b5-1 plan and in privately negotiated transactions. As of December 31, 2025, we had remaining authority to purchase $2,013.7 million of common stock.

To help assess the potential dilutive impact of the Long-Term Stock Program proposal, the number of shares of our common stock issued and outstanding in each of the last four fiscal years is as follows:

	2022	2023	2024	2025
Shares Outstanding at Fiscal Year End (in millions)	608.3	601.2	588.6	580.7

On February 27, 2026, the Company had 576,224,874 shares of common stock outstanding.

The following table provides additional information on employee stock options outstanding as of February 27, 2026.

	Total Options Outstanding	Weighted Average Exercise Price	Weighted Average Remaining Years of Contractual Life
Total vested options outstanding	5,778,360	$84.39	2.56
Total options outstanding	8,926,307	$83.58	3.56

•As of February 27, 2026, a total of 12,253,888 shares were subject to outstanding options and stock awards under the Long-Term Stock Program. These included 8,926,307 shares subject to outstanding options, 3,002,325 shares subject to outstanding RSUs, 325,256 shares subject to PBRSUs granted to executives (at the targeted level of performance; actual payout could range from 0% to 175% of the targeted level based on relative total stockholder return). As of that date, a total of 17,973,635 shares were available for new award grants under the Long-Term Stock Program.

We are committed to maintaining strong corporate governance practices and note the following important factors that pertain to our Long-Term Stock Program and our long-term equity compensation practices:
•The Company has adopted stock ownership guidelines and a holding requirement for its executive officers to create additional owner commitment and to emphasize stockholder value creation. (See “Executive Compensation and Other Information—Compensation Discussion and Analysis—Stock Ownership Guidelines and Holding Requirement.”) All NEOs have met their ownership targets;
•The Long-Term Stock Program is a component of total executive direct compensation (base salary plus target annual cash incentive plus grant date fair value of equity awards), which is generally positioned to approximate the median for comparable positions at competitive peer companies (See “Executive Compensation and Other Information—Compensation Discussion and Analysis—Compensation Process.”);
•The maximum term of options is seven years;
•Awards generally have a minimum vesting period of three years;
•In 2025, we awarded PBRSUs to the NEOs that require achievement of performance goals based on relative TSR over a three-year performance period;
•We do not have any program, plan or practice to time option grants in coordination with the release of material information. (See “Executive Compensation and Other Information—Compensation Discussion and Analysis—Market Timing of Equity Awards”);
•Our practice is to grant equity awards to the NEOs each year at our May Board meeting, in conjunction with the annual meeting;
•We have never engaged in a repricing of stock options, and our Long-Term Stock Program would require stockholder approval for any repricing actions; and
•Our current practice is to provide our stockholders the opportunity to evaluate and vote annually on share increases to the Long-Term Stock Program.

The principal terms of the Long-Term Stock Program are summarized below. The following summary is qualified in its entirety by the full text of the Long-Term Stock Program, which has been filed as Appendix B to the Proxy Statement.

Administration. The Long-Term Stock Program is administered by the Compensation Committee. The Compensation Committee may, and has, delegated authority to the CEO to grant rights in, or options to purchase, shares of our common stock to eligible employees who are not executive officers. The Compensation Committee has broad authority under the Long-Term Stock Program including the authority to select participants and determine awards, establish terms and conditions of awards, make certain adjustments to awards and construe and interpret the program.

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Eligibility. Only employees and independent contractors providing services to the Company or its subsidiaries are eligible to participate in the Long-Term Stock Program. As of February 27, 2026, approximately 8,582 employees (including 7 executive officers) were eligible to participate in the Long-Term Stock Program (3,171 employees held equity awarded under the Long-Term Stock Program as of that date). In addition, there were no individual consultants or advisors engaged by the Company and its subsidiaries considered eligible for awards under the Long-Term Stock Program. The nonemployee directors of the Company are not eligible to participate in the Long-Term Stock Program; however, they are eligible to receive equity awards as described in the "Nonemployee Directors Stock Incentive Program" section of this Proxy Statement.

Share Reserve. Subject to adjustment for certain changes in the Company’s capitalization or other events referred to under “Adjustments in Authorized Shares” below, and subject to approval of this Proposal 4 by stockholders, a total of 341,500,000 shares of our common stock will have been authorized for issuance under the Long-Term Stock Program, (including the 7,000,000 shares that are the subject of this Proposal 4). In general, shares subject to outstanding options or other awards under the Long-Term Stock Program that expire or otherwise terminate prior to the issuance of the shares subject to those options or awards will be available for subsequent issuance under the Long-Term Stock Program. Unvested shares issued under the Long-Term Stock Program and subsequently forfeited to or reacquired by the Company will be added back to the number of shares reserved for issuance under the Long-Term Stock Program and will accordingly be available for subsequent issuance. In addition, if stockholders approve this Proposal 4, shares that are exchanged by a participant or withheld by the Company or one of its subsidiaries as full or partial payment in connection with any restricted stock or RSU award granted under the Long-Term Stock Program, including to satisfy the tax withholding obligations related to any restricted stock or RSU award, will not be available for subsequent awards under the Long-Term Stock Program. Shares that are exchanged by a participant or withheld by the Company to pay the exercise price of a stock option granted under the Long-Term Stock Program, as well as any shares exchanged or withheld to satisfy the tax withholding obligations related to any such award, are also not available for reissuance under the Long-Term Stock Program. In addition, the share limit under the Long-Term Stock Program is not increased for any shares repurchased by the Company on the market (by using cash received through the exercise of stock options or otherwise).

Subject to adjustment for certain changes in the Company’s capitalization, the proposed amended and restated Long-Term Stock Program that is the subject of this Proposal 4 provides that the maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the Long-Term Stock Program is equal to 341,500,000 shares.

Subject to adjustment for certain changes in the Company’s capitalization, the proposed amended and restated Long-Term Stock Program that is the subject of this Proposal 4 provides that not more than 42,600,000 shares in the aggregate may be issued as restricted stock and RSU awards under the Long-Term Stock Program. As of February 27, 2026, a total of 4,912,966 shares remained available for issuance as restricted stock or RSUs within this limit under the Long-Term Stock Program (before giving effect to the increase in such limit proposed pursuant to this Proposal 4).

As of February 27, 2026, 8,926,307 options, 3,002,325 RSUs, 325,256 shares subject to PBRSUs granted to executives (at the targeted level of performance; actual payout could range from 0% to 175% of the targeted level based on relative total stockholder return) were outstanding under the Long-Term Stock Program. As of the same date, 276,913,024 shares had been issued pursuant to the exercise of outstanding options, 24,907,065 shares had been issued upon vesting of RSUs, 2,336,270 shares had been issued upon vesting of PBRSUs, and 17,973,635 shares remained available for future award grants under the Long-Term Stock Program (before giving effect to the increase in the Long-Term Stock Program share limit proposed pursuant to this Proposal 4).

Types of Awards. The following three types of awards may be granted to eligible participants under the Long-Term Stock Program: stock options, restricted stock awards and RSUs.

Stock Options. Nonqualified and incentive stock options may be granted under the Long-Term Stock Program. The Compensation Committee has the discretion to select eligible participants to receive options, and determine the type, number of shares, exercise price, and other terms of options granted under the Long-Term Stock Program. The Compensation Committee may, and has, delegated authority to the CEO to grant options to eligible employees who are not executive officers. No option may be granted with an exercise price less than the closing price of our common stock on the grant date. The closing price of our common stock as of February 27, 2026 was $86.47 per share.

Restricted Stock and Restricted Stock Units. Shares of our common stock that have restrictive conditions may be issued under the Long-Term Stock Program to eligible participants. The Compensation Committee has the discretion to select eligible participants to receive restricted stock, and determine the number of shares, purchase price (if any), any conditions of restriction and other terms of restricted stock issued under the Long-Term Stock Program. A plan participant who receives an award of restricted stock will have stockholder rights, including voting and dividend rights, for those shares unless the Compensation Committee determines otherwise.

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The Compensation Committee may issue RSUs under the Long-Term Stock Program, which entitle the participant to receive shares of our common stock underlying the units upon attainment of designated performance goals, the satisfaction of specified service requirements or upon the expiration of a designated time period following the vesting of the units. The Compensation Committee has the discretion to select eligible participants to receive RSUs, and to determine the number of shares, any vesting and other terms and conditions of the RSUs. The holders of RSUs will not have any stockholder rights until the underlying shares are actually issued to the holder. However, dividend equivalent units may be paid or credited, either in cash or in actual or phantom shares of our common stock, on outstanding restricted units, subject to such terms and conditions as the Compensation Committee deems appropriate.

Minimum Vesting Requirements. Pursuant to the terms of the Long-Term Stock Program, stock options, restricted stock awards and RSUs will become vested over a minimum period of three years measured from the applicable award date. Vesting may occur in one or more installments ratably over the applicable minimum vesting period.

Except for any accelerated vesting required or permitted pursuant to “Acceleration upon Change in Control” below, and except as otherwise provided below, and subject to such additional vesting requirements or conditions as the Compensation Committee may establish with respect to an award, each award granted under the Long-Term Stock Program is subject to the minimum vesting requirements applicable to the award; provided that the Compensation Committee may accelerate or provide in the applicable award agreement for the accelerated vesting of any award in connection with a change in control, the termination of the participant’s employment with the Company or service to the Company as a contractor (including a termination due to the participant’s death, disability or retirement, but not including a termination for cause), or as consideration or partial consideration for a release by the participant of pending or threatened claims against the Company or a subsidiary or any of their respective officers, directors or other affiliates (regardless of whether the release is given in connection with a termination of employment or service for cause or other circumstances). The Compensation Committee may also accelerate or provide in the applicable award agreement for the accelerated vesting of any award in circumstances not contemplated by the preceding sentence, and/or provide for a vesting schedule that is shorter than the minimum schedule set forth in the applicable sections of the Long-Term Stock Program (or provide for an award to be fully vested at grant notwithstanding the other vesting rules of the Long-Term Stock Program), in such circumstances as the Compensation Committee may deem appropriate; provided, however, that the shares subject to the portion of any such awards that vest earlier than the minimum vesting dates that would be applicable pursuant to the minimum vesting requirements of the applicable sections of the Long-Term Stock Program (or, as to any accelerated vesting, provides for accelerated vesting other than in the circumstances contemplated by the preceding sentence) will not, in the aggregate, exceed 10% of the total number of shares available for award grant purposes under the Long-Term Stock Program.

Stock Awards. The following table shows the number of options granted under the Long-Term Stock Program between January 1, 2025 and February 27, 2026 to the NEOs and groups indicated. Directors who are not employees of the Company are not eligible to participate in the Long-Term Stock Program (although they are eligible to participate in the Nonemployee Directors Program) and, accordingly, none of our nonemployee directors has received options or other awards under the Long-Term Stock Program.

Name and Position	Options Granted (Number of Shares)	Weighted Average Exercise Price
Bernard Zovighian	244,400	$74.63
Director and Chief Executive Officer
Scott Ullem	75,200	$74.63
Corporate Vice President, Chief Financial Officer
Donald Bobo Jr.	47,000	$74.63
Corporate Vice President, Strategy and Corporate Development
Annette Brüls	31,600	$74.63
Corporate Vice President, Europe, Middle East, Africa, Canada and Latin America (EMEACLA)

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Daveen Chopra	47,000	$74.63
Corporate Vice President, Transcatheter Mitral and Tricuspid Therapies (TMTT), Surgical Structural Heart (SURG) and Implantable Heart Failure Management (IHFM)
Larry Wood	62,000	74.63
* Former Corporate Vice President and Group President, Transcatheter Aortic Valve Replacement and Surgical Structural Heart
All current executive officers as a group (7 persons)	483,800	$74.63
All nonemployee directors as a group (8 persons)	—	n/a
All employees, including current officers who are not executive officers, as a group (8,575 persons)	1,279,670	$68.31

The following table sets forth the number of shares of our common stock subject to RSUs awarded under the Long-Term Stock Program between January 1, 2025 and February 27, 2026 to the individuals and groups indicated.

Name and Position	Number of Shares Subject to Restricted Stock Units
Bernard Zovighian	43,550
Director and Chief Executive Officer
Scott Ullem	13,400
Corporate Vice President, Chief Financial Officer
Donald Bobo Jr.	8,375
Corporate Vice President, Strategy and Corporate Development
Annette Brüls	6,200
Corporate Vice President, Europe, Middle East, Africa, Canada and Latin America (EMEACLA)
Daveen Chopra	12,405
Corporate Vice President, Transcatheter Mitral and Tricuspid Therapies (TMTT), Surgical Structural Heart (SURG) and Implantable Heart Failure Management (IHFM)
Larry Wood	11,050
* Former Corporate Vice President and Group President, Transcatheter Aortic Valve Replacement and Surgical Structural Heart
All current executive officers as a group (7 persons)	110,735
All nonemployee directors as a group (8 persons)	—
All employees, including current officers who are not executive officers, as a group (8,575 persons)	1,603,624

The following table sets forth the target number of shares of our common stock subject to PBRSUs awarded under the Long-Term Stock Program between January 1, 2025 and February 27, 2026 to the individuals and groups indicated.

Name and Position	Target Number of Shares Subject to PBRSUs
Bernard Zovighian	43,550
Director and Chief Executive Officer
Scott Ullem	13,400
Corporate Vice President, Chief Financial Officer
Donald Bobo Jr.	8,375
Corporate Vice President, Strategy and Corporate Development
Annette Brüls	6,200
Corporate Vice President, Europe, Middle East, Africa, Canada and Latin America (EMEACLA)

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Daveen Chopra	9,200
Corporate Vice President, Transcatheter Mitral and Tricuspid Therapies (TMTT), Surgical Structural Heart (SURG) and Implantable Heart Failure Management (IHFM)
Larry Wood	11,050
* Former Corporate Vice President and Group President, Transcatheter Aortic Valve Replacement and Surgical Structural Heart
All current executive officers as a group (7 persons)	88,300
All nonemployee directors as a group (8 persons)	—
All employees, including current officers who are not executive officers, as a group (8,575 persons)	43,175

Amendment of the Long-Term Stock Program; No Limit on Other Authority. The Board may alter, amend, suspend or terminate the Long-Term Stock Program at any time, and the Compensation Committee may amend awards previously granted. Stockholder approval will be required for any amendment of the Long-Term Stock Program only to the extent required by applicable law. In addition, and except for adjustments made in connection with changes in the Company’s capitalization or other events referred to under “Adjustments in Authorized Shares” below or any repricing that may be approved by our stockholders, the Compensation Committee may not (1) amend an outstanding option for the sole purpose of lowering the exercise price of the option, (2) cancel, exchange or surrender an outstanding option in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange or surrender an outstanding option for the purposes of reissuing such option at a lower exercise price, without stockholder approval. Further, no termination, amendment or modification of the Long-Term Stock Program or amendment of previously granted awards may adversely affect in any material way a previously granted award, without the consent of the participant holding the award. If stockholders approve this Proposal 4, the ability to grant an award under the Long-Term Stock Program will terminate on February 21, 2034, subject to any extension that may be approved by our stockholders. The Long-Term Stock Program does not limit the authority of the Company, the Board, or the Compensation Committee to grant awards or authorize any other compensation, with or without reference to the Company’s common stock, under any other plan or authority.

Change in Control. If a change in control (as defined in the Long-Term Stock Program) occurs, the Board or the Compensation Committee may provide for outstanding awards granted under the Long-Term Stock Program to be assumed by a successor or surviving entity or, if the award is not assumed and will terminate on the change in control, to become fully vested and, in the case of option, exercisable. Unless otherwise provided in the applicable award agreement, outstanding awards that are subject to performance-based vesting will vest as to a pro-rata number of the target number of shares subject to the award based upon the length of time within the applicable performance period which has elapsed prior to the change in control.

Adjustments in Authorized Shares. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization or any partial or complete liquidation of the Company, adjustments will be made to: (i) the maximum number and class of shares issuable under the Long-Term Stock Program, (ii) the maximum number and class of shares for which options may be granted to a participant per fiscal year, (iii) the maximum number and class of shares for which restricted stock and RSUs may be issued in the aggregate and to any participant per fiscal year, and (iv) the number and class of and price of shares subject to outstanding awards granted under the Long-Term Stock Program. Such adjustments will be made as deemed to be appropriate and equitable by the Compensation Committee, in its sole discretion, to prevent dilution or enlargement of rights.

New Plan Benefits. No options have been granted, and no direct stock issuances or RSUs have been awarded, on the basis of the 7,000,000 share increase which forms part of this Proposal 4. If the proposed amendment and restatement of the Long-Term Stock Program had been in effect in 2025, we expect that our award grants for 2025 would not have been different from those actually made in that year under the Long-Term Stock Program.

Summary of Federal Income Tax Consequences. The following summary describes the United States federal income taxation treatment applicable to the Company and the participants who receive awards under the Long-Term Stock Program. The following summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local, or international tax consequences.

Option Grants. Options granted under the Long-Term Stock Program may be either incentive stock options which satisfy the requirements of Section 422 of the Code, or non-statutory options which are not intended to meet such requirements. The federal income tax treatment for the two types of options differs as follows:

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Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is recognized for regular tax purposes at the time the option is exercised, although taxable income may arise at that time for alternative minimum tax purposes. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of certain other dispositions. For federal tax purposes, dispositions are divided into two categories: qualifying, and disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two years after the date the option for the shares involved in such sale or disposition is granted, and more than one year after the date the option is exercised for those shares. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition will result.

Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of the amount realized upon the sale or other disposition of the purchased shares over the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of the fair market value of those shares on the exercise date or (if less) the amount realized upon such sale or disposition over the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain recognized upon the disposition will be a capital gain.

If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction for the taxable year in which such disposition occurs equal to the amount of ordinary income recognized by the optionee as a result of the disposition. The Company will not be entitled to any income tax deduction if the optionee makes a qualifying disposition of the shares.

Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will generally recognize ordinary income in the year in which the option is exercised equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income. The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will generally be allowed for the Company’s taxable year in which such ordinary income is recognized by the optionee.

Restricted Stock. A recipient of restricted stock will generally recognize ordinary income when his or her shares vest, based on the then-fair market value of the shares. The recipient may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of issuance of the shares the fair market value of the shares at that time. The recipient will be required to satisfy the tax withholding requirements applicable to such income.

The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the recipient. The deduction will be allowed for the taxable year in which such ordinary income is recognized by the recipient.

Restricted Stock Units. No taxable income is recognized upon receipt of a RSU. The holder will recognize ordinary income in the year in which the shares subject to that unit are actually issued. The amount of that income will be equal to the fair market value of the shares on the date of issuance. The holder will be required to satisfy the tax withholding requirements applicable to such income. The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder. The deduction will, in general, be allowed for the taxable year in which such ordinary income is recognized by the holder.

Other Tax Considerations. If an award is accelerated in connection with a “change in control” under the Code, the Company may not be permitted to deduct the portion of the compensation attributable to the acceleration if it exceeds certain threshold limits under the Code (and certain related excise taxes may be triggered). Furthermore, under Section 162(m) of the Code, the aggregate compensation in excess of $1,000,000 payable to current or former NEOs (including amounts attributable to equity-based and other incentive awards) may not be deductible by the Company in certain circumstances.

Board Recommendation. The Board believes that it is in the best interests of the Company and our stockholders to enable us to continue to attract and retain the highest caliber of employees within our industry, link incentive awards to performance, encourage employee ownership in the Company and more closely align the interests of employees with those of our stockholders.

All of our executive officers are eligible for awards under the Long-Term Stock Program and thus have a personal interest in the approval of this Proposal 4.

FOR THESE REASONS, THE BOARD UNANIMOUSLY URGES STOCKHOLDERS TO VOTE “FOR” THIS PROPOSAL REGARDING THE AMENDMENT AND RESTATEMENT OF THE LONG-TERM STOCK INCENTIVE COMPENSATION PROGRAM.

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OTHER INFORMATION

Additional Information.    Our Bylaws, Corporate Governance Guidelines and charters of each of our Audit Committee and Compensation and Governance Committee are posted on our website at www.edwards.com under “Investors—Governance & Corporate Impact—Governance—Governance Documents.” Our Global Business Practice Standards (applicable to all of our Company’s employees, executive officers and directors) are posted at www.edwards.com under “About Us—Corporate Compliance.” In addition, our Corporate Impact Report is posted on our website at www.edwards.com under “Investors—Governance & Corporate Impact—Corporate Impact.” References to our website throughout this Proxy Statement are provided for convenience only and the content on our website does not constitute a part of this Proxy Statement.

Related Persons Transactions.    Under our Audit Committee charter, our Audit Committee is responsible for reviewing and approving or ratifying all transactions with related persons that are required to be disclosed pursuant to Item 404(a) of Regulation S-K adopted by the SEC. Related persons include our executive officers and directors, nominees for directors, 5% or more beneficial owners of our common stock, and immediate family members of these persons. Transactions involving amounts paid by our Company or its subsidiaries in excess of $120,000 and in which the related person has a direct or indirect material interest are referred to as “related person transactions.” Our Audit Committee will generally consider all relevant factors when determining whether to approve or ratify a related person transaction.
Indemnification of Directors and Officers.    Pursuant to our Certificate of Incorporation, we indemnify our directors and officers to the fullest extent permitted by law. We have also entered into indemnification agreements with each of our directors and executive officers that contractually commit us to provide this indemnification to him or her.
Deadline for Receipt of Stockholder Proposals and Director Nominations for the 2027 Annual Meeting
Proposals for Inclusion in the Proxy Materials.    In order for a stockholder proposal to be eligible for inclusion in our proxy statement for the 2027 annual meeting, the written proposal must be received by the Corporate Secretary of our Company no later than November 26, 2026 and must comply with the requirements of the Rule 14a-8 under the Exchange Act. All communications to the Corporate Secretary of our Company should be made in writing and mailed to One Edwards Way, Irvine, California 92614.
Director Nominations for Inclusion in the Proxy Materials.    Our stockholders may suggest director nominees to our Compensation and Governance Committee by writing to our Corporate Secretary at One Edwards Way, Irvine, California 92614, or they may propose director nominees for election at an annual meeting in compliance with our advance notice Bylaw. Under our Company’s proxy access right, a stockholder, or a group of up to 30 stockholders, owning at least 3% of our outstanding shares continuously for at least three years, is permitted to nominate up to the greater of two directors or 20% of our Board for inclusion in our proxy statement, provided that the stockholder(s) and the nominee(s) satisfy the requirements in our Bylaws. In order for a stockholder to nominate a director for election to our Board for inclusion in our proxy statement for the 2027 annual meeting, written notice must be received by the Corporate Secretary of our Company at its principal executive offices at the address above no earlier than October 27, 2026, and no later than November 26, 2026. Other specifics regarding the content of the notice and certain other eligibility and procedural requirements can be found in Section 10 of Article I of our Bylaws.
Proposals and Director Nominations Not Intended for Inclusion in the Proxy Materials.     In order for a stockholder to present a proposal or nominate a director for election to our Board at our 2027 annual meeting, but not have such proposal or nomination included in the proxy statement for our 2027 annual meeting, written notice of the proposal or director nomination(s) must be received by the Corporate Secretary of our Company at its principal executive offices at the address above no earlier than January 7, 2027 and no later than February 6, 2027. However, if the date of the 2027 annual meeting is a date that is not within 25 days before or after May 7, 2027 (the anniversary date of the Annual Meeting), written notice must be received no later than the close of business on the 10th calendar day after the first to occur of the day on which notice of the 2027 annual meeting is mailed or public disclosure of the date of the 2027 annual meeting is made. Other specifics regarding the notice procedures, including the required content of the notice, can be found in Section 9 of Article I (with respect to stockholder proposals) and Section 2 of Article I (with respect to director nominations) of our Bylaws.

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Our Bylaws require that a stockholder must provide certain information concerning the proponent of the proposal, the nominee, and the proposal, as applicable. In accordance with our Bylaws, the foregoing deadline and informational requirements set forth in Section 2 of Article I of our Bylaws are also intended to apply to and satisfy the notice and information requirements set forth in Rule 14a-19 under the Exchange Act, including paragraph (b) thereunder, with respect to notice by a stockholder who intends to solicit proxies in support of director nominees other than the Company’s nominees at the 2027 annual meeting. Nominations and proposals not meeting the requirements set forth in our Bylaws will not be eligible for presentation at the 2027 annual meeting.

Annual Report on Form 10-K.  Our Company will furnish without charge to each person whose proxy is solicited, upon the written request of such person, a copy of our 2025 Annual Report as filed with the SEC, including the financial statements and financial statement schedules (upon request, exhibits thereto will be furnished subject to payment of a specified fee). Requests for copies of such report should be directed to: Edwards Lifesciences Corporation, Attention: Corporate Secretary, One Edwards Way, Irvine, California 92614.
Delivery of the Proxy Materials.  We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, stockholders of record who have the same address and last name and did not receive the Notice or otherwise receive their Proxy Materials electronically will receive only one copy of the Proxy Materials unless we receive contrary instructions from one or more of such stockholders. Upon oral or written request, we will deliver promptly a separate copy of the Proxy Materials to a stockholder at a shared address to which a single copy of the Proxy Materials was delivered. If you are a stockholder of record at a shared address to which we delivered a single copy of the Proxy Materials and you desire to receive a separate copy of the Proxy Materials for the Annual Meeting or for our future meetings, or if you are a stockholder at a shared address to which we delivered multiple copies of the Proxy Materials and you desire to receive one copy in the future, please submit your request to Computershare at P.O. Box 43006, Providence, RI 02940-3006, (800) 446-2617. If you are a beneficial stockholder, please contact your bank, broker or other nominee directly if you have questions, require additional copies of the Proxy Materials, wish to receive multiple reports by revoking your consent to householding or wish to request single copies of the Proxy Materials in the future.
By Order of the Board of Directors,

Linda J. Park
Senior Vice President, Associate General Counsel,
Corporate Secretary and Corporate Impact Lead

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APPENDIX A
EDWARDS LIFESCIENCES CORPORATION
Non-GAAP Financial Information

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company uses non-GAAP historical financial measures. Management makes adjustments to the GAAP measures for items (both charges and gains) that (a) do not reflect the core operational activities of the Company, (b) are commonly adjusted within the Company’s industry to enhance comparability of the Company’s financial results with those of its peer group, or (c) are inconsistent in amount or frequency between periods (albeit such items are monitored and controlled with equal diligence relative to core operations). The Company uses the terms “adjusted” and “constant currency” when referring to non-GAAP sales from continuing operations and sales growth information, respectively, which excludes currency exchange rate fluctuations and newly acquired products. The Company uses the term “adjusted” to also exclude certain litigation expenses, amortization of intangible assets, separation costs, intangible assets impairment charges, fair value adjustments to contingent consideration liabilities, loss on impairment, restructuring expenses, charitable contribution to the Edwards Lifesciences Foundation, acquisition contract termination costs, and a gain on remeasurement of previously held interest upon acquisition.
Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results, and evaluating current performance. These non-GAAP financial measures are used in addition to, and in conjunction with, results presented in accordance with GAAP and reflect an additional way of viewing aspects of the Company's operations by investors that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting the Company's business and facilitate comparability to historical periods.
Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. A reconciliation of non-GAAP historical financial measures to the most comparable GAAP measure is provided in the tables on page A-2.
Fluctuations in currency exchange rates impact the comparative results and sales growth rates of the Company's underlying business. Management believes that excluding the impact of currency exchange rate fluctuations from its sales growth provides investors a more useful comparison to historical financial results.
The items described below are adjustments to the GAAP financial results in the reconciliations that follow:
Certain Litigation Expenses, net - Our Company incurred certain litigation expenses of $325.4 million and $40.4 million in 2025 and 2024, respectively. Such expenses relate to intellectual property litigation, settlements, contingencies, and external legal costs.
Amortization of Intangible Assets - Our Company recorded amortization expense related to developed technology and patents in the amount of $7.3 million and $4.4 million in 2025 and 2024, respectively.
Restructuring Expenses - Our Company recorded $8.9 million and $32.9 million charge in 2025 and 2024, respectively, primarily related to severance expenses associated with a global workforce realignment.

Charitable Foundation Contribution - Our Company recorded a $30.0 million charge in Other Operating Income, net in 2024 for a charitable contribution to the Edwards Lifesciences Foundation.

Separation Costs - Our Company recorded expenses of $8.5 million and $19.0 million in 2025 and 2024, respectively, related to consulting, legal, tax, and other professional advisory services related to the sale of the Critical Care.

Acquisition Contract Termination Costs - Our Company recorded expenses of $1.7 million and $9.1 million in 2025 and 2024, respectively, related to the termination of certain contracts associated with the Company's acquisitions.

Gains on Remeasurement of Previously Held Interests Upon Acquisitions - Our Company recorded a $55.1 million gain in 2024 to remeasure its previously held interests upon acquisition of the investees.
Loss on Impairment - Our Company recorded loss on impairment of $146.9 million ($112.5 million net of tax) in 2025 related to the Company's determination to not exercise an option to acquire one of its VIE investments and impairment of its investment in JenaValve Technologies.

Intangible assets Impairment Charges - The Company recorded a $40.0 million charge in 2025 related to an impairment of certain developed technology asset acquired as part of an acquisition.
Change in Fair Value of Contingent Consideration Liabilities - Our Company recorded a gain of $12.5 million in 2025 related to changes in the fair value of its contingent consideration liabilities arising from acquisitions.
Edwards Lifesciences Corporation I 2026 Proxy Statement A-1

Unaudited Reconciliation of GAAP to Non-GAAP Financial Information
(in millions, except per share and percentage data)

	2025	2024
GAAP diluted earnings per share	$1.81	$2.34
Non-GAAP adjustments:
Certain litigation expenses	0.48	0.05
Restructuring expenses	0.01	0.05
Charitable donation	—	0.04
Acquisition contract termination costs	—	0.02
Separation costs	0.01	0.02
Gain on remeasurement of previously held interest upon acquisition	—	(0.09)
Intangible assets impairment charges	0.07	—
Loss on impairment	0.20	—
Change in fair value of contingent consideration liabilities	(0.02)	—
Adjusted diluted earnings per share	$2.56	$2.43
Adjusted growth rate	5.3%

Reconciliation of Sales
(in millions, except percentage data)

					2024 Adjusted
Sales (YTD)	Full Year 2025	Full Year 2024	Change	GAAP Growth Rate*	FX Impact	Full Year 2024 Adjusted Sales	Underlying Growth Rate *
Total	$6,067.6	$5,439.5	$628.1	11.5%	$38.4	$5,477.9	10.7%
* Numbers may not calculate due to rounding.

Edwards Lifesciences Corporation I 2026 Proxy Statement A-2

APPENDIX B
AMENDMENT AND RESTATEMENT OF THE EDWARDS LIFESCIENCES’ LONG-TERM STOCK INCENTIVE COMPENSATION PROGRAM

EDWARDS LIFESCIENCES CORPORATION
LONG-TERM STOCK INCENTIVE COMPENSATION PROGRAM
(Amended and Restated as of February 12, 2026)

Article 1. Establishment, Objectives, and Duration

1.1 Establishment of the Program. Edwards Lifesciences Corporation, a Delaware corporation (hereinafter referred to as the “Company”), hereby amends and restates the incentive compensation plan established April 1, 2000 and known as the “Edwards Lifesciences Corporation Long-Term Stock Incentive Compensation Program” (hereinafter, as amended and restated, referred to as the “Program”), as set forth in this document. The Program permits the grant of Nonqualified Stock Options, Incentive Stock Options, Restricted Stock and Restricted Stock Units.

The Program became effective as of April 1, 2000 (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof.

The Program was amended and restated effective as of July 12, 2000, May 8, 2002, February 20, 2003, February 17, 2005, February 16, 2006, March 6, 2007, February 14, 2008, March 21, 2008, March 20, 2009, February 11, 2010, further amended on March 23, 2010, further amended and restated as of February 10, 2011, May 12, 2011, February 16, 2012, February 21, 2013, February 20, 2014, further amended on November 13, 2014, and further amended and restated as of February 19, 2015, February 25, 2016, February 23, 2017, May 7, 2020, February 22, 2024, and February 12, 2026.

1.2 Objectives of the Program. The objectives of the Program are to optimize the profitability and growth of the Company through long-term incentives which are consistent with the Company’s goals and which link the personal interests of Participants to those of the Company’s stockholders; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants.

The Program is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company’s success and to allow Participants to share in the success of the Company.

1.3 Duration of the Program. The Program shall commence on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Board to amend or terminate the Program at any time pursuant to Article 13 hereof, until all Shares subject to it shall have been purchased or acquired according to the Program’s provisions. However, in no event may an Award be granted under the Program on or after February 21, 2034.

Article 2. Definitions

Whenever used in the Program, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

2.1 “Award” means, individually or collectively, a grant under this Program of Nonqualified Stock Options, Incentive Stock Options, Restricted Stock or Restricted Stock Units.

2.2 “Award Agreement” means an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Program.

2.3 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.4 “Change in Control” of the Company shall mean the occurrence of any one of the following events:

(a) Any “Person”, as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, and any trustee or other fiduciary holding securities under an employee benefit plan of the Company or such proportionately owned corporation), is or becomes the “beneficial
Edwards Lifesciences Corporation I 2026 Proxy Statement B-1

owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities; or

(b) During any period of not more than twenty-four (24) months, individuals who at the beginning of such period constitute the Board of Directors of the Company, and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections 2.4(a), 2.4(c), or 2.4(d) of this Section 2.4) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or

(c) The consummation of a merger or consolidation of the Company with any other entity, other than: (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than sixty percent (60%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than thirty percent (30%) of the combined voting power of the Company’s then outstanding securities; or

(d) The Company’s stockholders approve a plan of complete liquidation or dissolution of the Company, or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect).

2.5 “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.6 “Committee” means the Compensation and Governance Committee or any other committee appointed by the Board to administer Awards to Participants, as specified in Article 3 herein.

2.7 “Company” means Edwards Lifesciences Corporation, a Delaware corporation, and any successor thereto as provided in Article 16 herein.

2.8 “Contractor” means an individual providing services to the Company or a Subsidiary who is not an Employee or member of the Board, as well as an individual who is a member of the board of directors of a Subsidiary and who is not an Employee or member of the Board, and who does not participate in the Edwards Lifesciences Corporation Nonemployee Directors Stock Incentive Program.

2.9 “Disability” shall have the meaning ascribed to such term in the Participant’s governing long-term disability plan, or if no such plan exists, at the discretion of the Board.

2.10 “Effective Date” shall have the meaning ascribed to such term in Section 1.1 hereof.

2.11 “Employee” means any employee of the Company or of a Subsidiary of the Company. Directors who are employed by the Company or by a Subsidiary shall be considered Employees under this Program.

2.12 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.13 “Fair Market Value” means, the closing price of a share of Common Stock as reported on the New York Stock Exchange on the date as of which such value is being determined or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported.

2.14 “Incentive Stock Option” or “ISO” means an option to purchase Shares granted under Article 6 herein and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code Section 422.

2.15 “Insider” shall mean an individual who is, on the relevant date, an officer of the Company, director of the Company, or beneficial owner of more than ten percent (10%) of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

2.16 “Nonqualified Stock Option” or “NQSO” means an option to purchase Shares granted under Article 6 herein and which is not intended to meet the requirements of Code Section 422.
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2.17 “Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.

2.18 “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.19 “Participant” means an Employee or Contractor who has been selected to receive an Award or who has outstanding an Award granted under the Program.

2.20 “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 7 herein.

2.21 “Restricted Stock” means an Award granted to a Participant pursuant to Article 7 herein.

2.22 “Restricted Stock Units” means an Award granted to a Participant pursuant to Article 8 herein.

2.23 “Retirement” means, unless otherwise defined in the applicable Award Agreement, any termination of an Employee’s employment or a Contractor’s service after age fifty-five (55) other than due to death, Disability or Cause, provided that such Employee or Contractor has at least a combined ten (10) years of service with the Company and Baxter International Inc. A Participant’s number of years of service with the Company and Baxter International Inc. shall be determined by calculating the number of complete twelve‑month (12) periods of employment from the Participant’s original date of hire as an Employee or Contractor with the Company or Baxter International Inc. to the Participant’s date of employment or service termination. Employment or service with Baxter International Inc. shall be included for purposes of determining qualification for Retirement only to the extent that such employment or service immediately, and without any break, precedes employment or service with the Company. For purposes of this definition, unless defined otherwise in the applicable Award Agreement, “Cause” means: (a) a Participant’s willful and continued failure to substantially perform his duties with the Company or a Subsidiary (other than any such failure resulting from Disability); (b) a Participant’s willfully engaging in conduct that is demonstrably and materially injurious to the Company or a Subsidiary, monetarily or otherwise; or (c) a Participant’s having been convicted of a felony. For the purpose of determining “Cause,” no act, or failure to act, on a Participant’s part shall be deemed “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the action or omission was in the best interests of the Company or a Subsidiary.

2.24 “Shares” means the shares of common stock of the Company.

2.25 “Subsidiary” means any business, whether or not incorporated, in which the Company beneficially owns, directly or indirectly through another entity or entities, securities or interests representing more than fifty percent (50%) of the combined voting power of the voting securities or voting interests of such business.

Article 3. Administration

3.1 General. The Program shall be administered by the Compensation and Governance Committee of the Board, or by any other Committee appointed by the Board, which shall consist of two (2) or more nonemployee directors within the meaning of the rules promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, in the judgement of and except as otherwise determined by the Board. Any Committee administering the Program shall be comprised entirely of directors. The members of the Committee shall be appointed from time to time by, and shall serve at the sole discretion of, the Board.

The Committee shall have the authority to delegate administrative duties to officers, Employees, or directors of the Company; provided, however, that the Committee shall not be able to delegate its authority with respect to granting Awards to Insiders.

3.2 Authority of the Committee. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions of the Program, the Committee shall have the authority to: (a) interpret the provisions of the Program, and prescribe, amend, and rescind rules and procedures relating to the Program; (b) grant Awards under the Program, in such forms and amounts and subject to such terms and conditions as it deems appropriate, including, without limitation, Awards which are made in combination with or in tandem with other Awards (whether or not contemporaneously granted) or compensation or in lieu of current or deferred compensation; (c) subject to Article 13, modify the terms of, cancel and reissue, or repurchase outstanding Awards; (d) prescribe the form of agreement, certificate, or other instrument evidencing any Award under the Program; (e) correct any defect or omission and reconcile
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any inconsistency in the Program or in any Award hereunder; (f) design Awards to satisfy requirements to make such Awards tax-advantaged to Participants in any jurisdiction or for any other reason that the Company desires; and (g) make all other determinations and take all other actions as it deems necessary or desirable for the administration of the Program; provided, however, that no outstanding Option will be (i) amended to lower the exercise price, (ii) canceled, exchanged or surrendered in exchange for cash or other awards for the purpose of repricing the Option, or (iii) canceled, exchanged or surrendered for the purpose of reissuing such Option to a Participant at a lower exercise price (other than, in each case, pursuant to Section 5.4) without the approval of the Company’s stockholders. The determination of the Committee on matters within its authority shall be conclusive and binding on the Company and all other persons. The Committee shall comply with all applicable laws in administering the Plan. As permitted by law (and subject to Section 3.1 herein), the Committee may delegate its authority as identified herein.

3.3 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Program and all related orders and resolutions of the Board shall be final, conclusive, and binding on all persons, including the Company, its stockholders, directors, Employees, Contractors, Participants, and their estates and beneficiaries.

Article 4. Eligibility and Participation

4.1 Eligibility. Persons eligible to participate in this Program shall include all Employees and Contractors. Members of the Board who are not Employees of the Company shall not be eligible to participate in the Program.

4.2 Actual Participation. Subject to the provisions of the Program, the Committee may, from time to time, select from all eligible Employees and Contractors those to whom Awards shall be granted and shall determine the nature and amount of each Award.

Article 5. Shares Subject to the Program and Maximum Awards; Minimum Vesting

5.1 Number of Shares Available for Grants. Subject to adjustment as provided in Section 5.4 herein, the number of Shares hereby reserved for delivery to Participants under the Program shall be three hundred forty-one million five hundred thousand (341,500,000) Shares. The maximum number of Shares that may be delivered pursuant to Options qualified as ISOs granted under the Program is three hundred forty-one million five hundred thousand (341,500,000) Shares. No more than forty-two million six hundred thousand (42,600,000) Shares reserved for issuance under the Program may be granted in the form of Shares of Restricted Stock or Restricted Stock Units.

5.2 Type of Shares. Shares issued under the Program in connection with Stock Options or Restricted Stock Units may be authorized and unissued Shares or issued Shares held as treasury Shares. Shares issued under the Program in connection with Restricted Stock shall be issued Shares held as treasury Shares; provided, however, that authorized and unissued Shares may be issued in connection with Restricted Stock to the extent that the Committee determines that past services of the Participant constitute adequate consideration for at least the par value thereof.

5.3 Reuse of Shares.

(a) General. In the event of the expiration or termination (by reason of forfeiture, expiration, cancellation, surrender, failure to vest or otherwise) of any Award under the Program, that number of Shares that was subject to the Award but not delivered shall again be available for subsequent Awards under the Program.

(b) Restricted Stock and Restricted Stock Units. In the event that Shares are delivered under the Program as Restricted Stock and are thereafter forfeited or reacquired by the Company pursuant to rights reserved upon the grant thereof, such forfeited or reacquired Shares shall again be available for subsequent Awards under the Program.

(c) Limitations. Notwithstanding the provisions of Section 5.3(a) above, the following Shares shall not be available for reissuance under the Program: (i) Shares which are exchanged by a Participant or withheld by the Company or one of its Subsidiaries to satisfy the tax withholding obligations related to any Award; and (ii) Shares which are exchanged by a Participant or withheld by the Company as full or partial payment of the Option Price upon the exercise of an Option or full or partial payment in connection with any Award under the Program that is a Restricted Stock or Restricted Stock Unit Award granted under the Program.

5.4 Adjustments in Authorized Shares. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368), or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares which may be delivered under Section 5.1, in the number and class of and/or price of
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Shares subject to outstanding Awards granted under the Program, and in the Award limits set forth in Section 5.1, as shall be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number. In a stock-for-stock acquisition of the Company, the Committee may, in its sole discretion, substitute securities of another issuer for any Shares subject to outstanding Awards.

5.5 International Awards. One or more Awards may be granted to Participants who provide services to the Company or a Subsidiary outside of the United States. Any Awards granted to such persons may be granted pursuant to the terms and conditions of any applicable sub-plans, if any, approved by the Committee.

5.6 Minimum Vesting Requirements. Except for any accelerated vesting required or permitted pursuant to Article 12 and except as otherwise provided in this Section 5.6, and subject to such additional vesting requirements or conditions as the Committee may establish with respect to the Award, each Award granted under the Program shall be subject to the minimum vesting requirements set forth in the applicable sections of the Program; provided that the Committee may accelerate or provide in the applicable Award Agreement for the accelerated vesting of any Award in connection with a Change in Control, the termination of the Participant’s employment with the Company or service to the Company as a Contractor (including a termination due to the Participant’s death, Disability or Retirement, but not including a termination for cause), or as consideration or partial consideration for a release by the Participant of pending or threatened claims against the Company or a Subsidiary or any of their respective officers, directors or other affiliates (regardless of whether the release is given in connection with a termination of employment or service for cause or other circumstances). The Committee may, however, accelerate or provide in the applicable Award Agreement for the accelerated vesting of any Award in circumstances not contemplated by the preceding sentence, and/or provide for a vesting schedule that is shorter than the minimum schedule set forth in the applicable sections of the Program (or provide for an Award to be fully vested at grant notwithstanding the other vesting rules of the Program), in such circumstances as the Committee may deem appropriate; provided, however, that the Shares subject to the portion of any such Awards that vest earlier than the minimum vesting dates that would be applicable pursuant to the minimum vesting requirements of the applicable sections of the Program (or, as to any accelerated vesting, provides for accelerated vesting other than in the circumstances contemplated by the preceding sentence) shall not, in the aggregate, exceed ten percent (10%) of the total number of Shares available for award grant purposes under the Program. For purposes of clarity, vesting may occur in one or more installments ratably over any applicable minimum vesting period set forth in other sections of the Program.

Article 6. Stock Options

6.1 Grant of Options. Subject to the terms and provisions of the Program, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO.

6.3 Option Price. The Option Price for each grant of an Option under this Program shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted.

6.4 Duration of Options. Each Option granted to a Participant shall expire at such time, not later than the seventh (7th) anniversary date of its grant, as the Committee shall determine.

6.5 Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant; provided, however, that, subject to Section 5.6 herein, each Option shall become exercisable over a minimum period of three (3) years measured from the date of grant of the option.

6.6 Payment. Options granted under this Article 6 shall be exercised by the delivery of a written notice (or such other form of notice as the Company may specify) of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares (or a satisfactory “cashless exercise” notice).
The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering previously acquired Shares (by either actual delivery or attestation) having an aggregate Fair Market Value at the time of exercise equal to the total Option Price; (c) by a cashless exercise, as permitted under Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions and such procedures and limitations as the
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Company may specify from time to time; (d) by any other means which the Committee determines to be consistent with the Program’s purpose and applicable law; or (e) by a combination of two or more of (a) through (d).

Subject to any governing rules or regulations, including cashless exercise procedures, as soon as practicable after receipt of a notification of exercise and full payment (or a satisfactory “cashless exercise” notice), the Company shall cause to be issued and delivered to the Participant, in certificate form or otherwise, evidence of the Shares purchased under the Option(s).

6.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

6.8 Termination of Employment or Service. Each Participant’s Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment with the Company or service to the Company as a Contractor. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

6.9 Nontransferability of Options.

(a) Incentive Stock Options. No ISO granted under the Program may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Program shall be exercisable during his or her lifetime only by such Participant.

(b) Nonqualified Stock Options. Except as otherwise provided in a Participant’s Award Agreement, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

6.10 Substitution of Cash. Unless otherwise provided in a Participant’s Award Agreement, and notwithstanding any provision in the Program to the contrary (including but not limited to Section 14.2), in the event of a Change in Control in which the Company’s stockholders holding Shares receive consideration other than shares of common stock that are registered under Section 12 of the Exchange Act, the Committee shall have the authority to require that any outstanding Option be surrendered to the Company by a Participant for cancellation by the Company, with the Participant receiving in exchange a cash payment from the Company within ten (10) days of the Change in Control. Such cash payment shall be equal to the number of Shares under Option, multiplied by the excess, if any the Fair Market Value of a Share on the date the Change in Control occurs, over the Option Price.

6.11 Additional Rules Applicable to Incentive Stock Options. There shall be imposed in any Award Agreement relating to ISOs such other terms and conditions as from time to time are required in order that the Option be an “incentive stock option” as that term is defined in Code Section 422. No ISO may be granted to any person who, at the time the Option is granted, owns (or is deemed to own under Code Section 424(d)) outstanding Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company, unless the exercise price of such Option is at least 110% of the Fair Market Value of the stock subject to the Option and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

Article 7. Restricted Stock
7.1 Grant of Restricted Stock. Subject to the terms and provisions of the Program, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine.
7.2 Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine. Subject to Section 5.6 herein, the Period of Restriction shall be a minimum of three (3) years measured from the grant date of the Restricted Stock

7.3 Restriction on Transferability. Except as provided in this Article 7, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement, or
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upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Program shall be available during his or her lifetime only to such Participant.

7.4 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Program as it may deem advisable including, without limitation, any or all of the following:

(a) A required period of employment or service as a Contractor with the Company, as determined by the Committee, prior to the vesting of Shares of Restricted Stock.

(b) A requirement that Participants forfeit (or in the case of Shares sold to a Participant, resell to the Company at his or her cost) all or a part of Shares of Restricted Stock in the event of termination of his or her employment or service as a Contractor during the Period of Restriction.

(c) A prohibition against employment of Participants holding Shares of Restricted Stock by any competitor of the Company, against such Participants’ dissemination of any secret or confidential information belonging to the Company, or the solicitation by Participants of the Company’s employees for employment by another entity.

Shares of Restricted Stock awarded pursuant to the Program shall be registered in the name of the Participant and, if such Shares are certificated, in the sole discretion of the Committee, may be deposited in a bank designated by the Committee or with the Company. The Committee may require a stock power endorsed in blank with respect to Shares of Restricted Stock whether or not certificated.

Except as otherwise provided in this Article 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Program shall become freely transferable (subject to any restrictions under any applicable securities law) by the Participant after the last day of the applicable Period of Restriction.

7.5 Voting Rights. Unless the Committee determines otherwise, Participants holding Shares of Restricted Stock issued hereunder shall be entitled to exercise full voting rights with respect to those Shares during the Period of Restriction.

7.6 Dividends and Other Distributions. Unless the Committee determines otherwise, during the Period of Restriction, Participants holding Shares of Restricted Stock issued hereunder shall be entitled to regular cash dividends paid with respect to such Shares. The Committee may apply any restrictions to the dividends that the Committee deems appropriate.

7.7 Termination of Employment or Service. Each Restricted Stock Award Agreement shall set forth the extent to which the Participant shall have the right to vest in previously unvested Shares of Restricted Stock following termination of the Participant’s employment with the Company or service to the Company as a Contractor. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock issued pursuant to the Program, and may reflect distinctions based on the reasons for termination.

Article 8. Restricted Stock Units

8.1. Restricted Stock Units Awards. Subject to the terms and conditions of the Program, the Committee, at any time and from time to time, may issue Restricted Stock Units which entitle the Participant to receive the Shares underlying those units following the lapse of specified restrictions (whether based on the achievement of designated performance goals or the satisfaction of specified services or upon the expiration of a designated time period following the vesting of the units).

8.2. Restricted Stock Units Award Agreement. Each Restricted Stock Units award shall be evidenced by a Restricted Stock Units Award Agreement that shall specify the vesting restrictions, the number of Shares subject to the Restricted Stock Units award, and such other provisions as the Committee shall determine. Subject to Section 5.6 herein, Restricted Stock Units shall vest over a minimum period of three (3) years measured from the grant date of the award.

8.3. Restrictions. The Committee shall impose such other conditions and/or restrictions on the issuance of any Shares under the Restricted Stock Units granted pursuant to the Program as it may deem advisable including, without limitation, any or all of the following:

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(a) A required period of service with the Company, as determined by the Committee, prior to the issuance of Shares under the Restricted Stock Units award.

(b) A requirement that the Restricted Stock Units award be forfeited in whole or in part in the event of termination of the Participant’s employment or service as a Contractor during the vesting period.

(c) A prohibition against employment of Participants holding Restricted Stock Units by any competitor of the Company, against such Participants’ dissemination of any secret or confidential information belonging to the Company, or the solicitation by Participants of the Company’s employees for employment by another entity.

Except as otherwise provided in this Article 8, Shares subject to Restricted Stock Units under the Program shall be freely transferable (subject to any restrictions under applicable securities law) by the Participant after receipt of such shares.

8.4. Stockholder Rights. Participants holding Restricted Stock Units issued hereunder shall not have any rights with respect to Shares subject to the award until the award vests and the Shares are issued hereunder. However, dividend‑equivalent units may be paid or credited, either in cash or in actual or phantom Shares, on outstanding Restricted Stock Units awards, subject to such terms and conditions as the Committee may deem appropriate.

8.5. Termination of Employment or Service. Each Restricted Stock Units Award Agreement shall set forth the extent to which the Participant shall have the right to vest in previously unvested Shares subject to the Restricted Stock Units award following termination of the Participant’s employment with the Company or service to the Company as a Contractor. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Restricted Stock Unit awards issued pursuant to the Program, and may reflect distinctions based on the reasons for termination.

Article 9. Beneficiary Designation

Each Participant under the Program may, from time to time and to the extent (if any) provided by the Company, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Program is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

Article 10. Deferrals

The Committee may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or the lapse or waiver of restrictions with respect to Restricted Stock or Restricted Stock Units. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals which shall be consistent with the requirements of Code Section 409A and the Treasury regulations and rulings promulgated thereunder.

Article 11. Rights of Employees and Contractors

11.1 Employment. Nothing in the Program or any Award Agreement shall interfere with or limit in any way the right of the Company or a Subsidiary to terminate at any time any Participant’s employment or service to the Company or a Subsidiary as a Contractor, nor confer upon any Participant any right to continue in the employ of the Company or a Subsidiary or to provide services to the Company or a Subsidiary as a Contractor.

11.2 Participation. No Employee or Contractor shall have the right to be selected to receive an Award under this Program, or, having been so selected, to be selected to receive a future Award.

Article 12. Change in Control

The Board or the Committee may provide in connection with any Change in Control that upon (or, as may be necessary to give effect to the assumption or acceleration and termination, as the case may be, immediately prior to) the occurrence of a Change in Control as to any Award then outstanding that (1) such Award will be assumed by a successor or surviving entity, or a parent thereof, with appropriate adjustments to the Award pursuant to Section 5.4, or (2) such Award will terminate (and not be assumed by a successor or surviving entity, or a parent thereof). In the event an Award
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is to be so assumed in connection to a Change in Control, then the provisions of the Award Agreement for such Award will apply. In the event an Award is to be so terminated in connection with a Change in Control then, unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any governing governmental agencies or national securities exchanges and before giving effect to such termination:

(a) If the Award is an Option that is not subject to performance-based vesting conditions, it shall become immediately exercisable;

(b) If the Award is Restricted Stock or Restricted Stock Units that are not subject to performance‑based vesting conditions, any vesting restrictions imposed on the Award and underlying Shares shall lapse and Restricted Stock Units shall become payable;

(c) Unless otherwise provided in the applicable Award Agreement, if the Award is subject to performance‑based vesting conditions, the Award will vest and become exercisable or payable (as the case may be) on a pro rata basis based upon the target number of shares subject to the Award and upon the length of time within the applicable performance period(s) which has elapsed prior to the Change in Control.

The Board or the Committee may supplement or expressly supersede the provisions of this Article 12 as to an Award in the applicable Award Agreement.

Article 13. Amendment, Modification, and Termination

13.1 Amendment, Modification, and Termination. Subject to the terms of the Program, including Section 14.2, the Board may at any time and from time to time, alter, amend, suspend or terminate the Program in whole or in part. However, stockholder approval shall be required for any amendment only to the extent required by applicable law.

13.2 Awards Previously Granted. Notwithstanding any provision of the Program or of any Award Agreement to the contrary (but subject to Section 6.10 hereof), no termination, amendment, or modification of the Program or amendment of an Award previously granted under the Program shall adversely affect in any material way any Award previously granted under the Program, without the express consent of the Participant holding such Award.

Article 14. Compliance with Applicable Law and Withholding

14.1 General. Notwithstanding anything to the contrary in the Program or any Award Agreement, the following shall apply:

(a) The Company shall have no obligation to issue any Shares under the Program if such issuance would violate any applicable law or any applicable regulation or requirement of any securities exchange or similar entity.

(b) Prior to the issuance of any Shares under the Program, the Company may require a written statement that the recipient is acquiring the Shares for investment and not for the purpose or with the intention of distributing the Shares and that the recipient will not dispose of them in violation of the registration requirements of the Securities Act of 1933.

(c) With respect to any person who is subject to Section 16(a) of the Exchange Act, the Committee may, at any time, add such conditions and limitations to any incentive or payment under the Program or implement procedures for the administration of the Program which it deems necessary or desirable to comply with the requirements of Rule 16b-3 of the Exchange Act.

(d) If, at any time, the Company determines that the listing, registration, or qualification (or any updating of any such document) of any Award, or the Shares issuable pursuant thereto, is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, any Award, the issuance of Shares pursuant to any Award, or the removal of any restrictions imposed on Shares subject to an Award, such Award shall not be granted and the Shares shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company or the Committee otherwise provides.
14.2 Securities Law Compliance. With respect to Insiders, transactions under this Program are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act.

14.3 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Program.
Edwards Lifesciences Corporation I 2026 Proxy Statement B-9

14.4 Share Withholding. Awards payable in Shares may provide that with respect to withholding required upon any taxable event arising thereunder, Participants may elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares to satisfy their withholding tax obligations; provided that, unless otherwise provided by the Committee, Participants may only elect to have Shares withheld having a Fair Market Value on the date the tax is to be determined equal to or less than the minimum withholding tax which could be imposed on the transaction. Unless otherwise provided by the Committee, all elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations, including prior Committee approval, that the Committee, in its sole discretion, deems appropriate.

Article 15. Indemnification

Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Program and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Article 16. Successors

All obligations of the Company under the Program with respect to Awards granted hereunder shall, to the extent legally permissible, be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 17. Legal Construction

17.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

17.2 Severability. In the event any provision of the Program shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Program, and the Program shall be construed and enforced as if the illegal or invalid provision had not been included.

17.3 Governing Law. To the extent not preempted by federal law, the Program, and all Award or other agreements hereunder, shall be construed in accordance with and governed by the laws of the state of Delaware without giving effect to principles of conflicts of laws.

Article 18. Recoupment Policy

The Awards granted under the Program are subject to the terms of the Company’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of Awards or any Shares or other cash or property received with respect to the Awards (including any value received from a disposition of the Shares acquired upon payment of the Awards).
Edwards Lifesciences Corporation I 2026 Proxy Statement B-10

Edwards

P.O. BOX 8016, CARY, NC 27512-9903

Your vote matters!

Have your ballot ready and please use one of the methods below for **easy voting:**

Your control number

Have the 12 digit control number located in the box above available when you access the website and follow the instructions.

Go Green! To receive documents via e-mail, simply go to: www.proxypush.com/EW

Edwards Lifesciences Corporation

Annual Meeting of Stockholders

For Stockholders of record as of March 10, 2026

Thursday, May 7, 2026 10:00 AM, Pacific Time

Annual Meeting to be held via the webcast.
Please visit www.proxydocs.com/EW for more details and to view the proxy materials.

Internet:
www.proxypush.com/EW

- Cast your vote online
- **Have your Proxy Card/Voting Form ready**
- Follow the simple instructions to record your vote

Phone:
1-866-892-1604

- Use any touch-tone telephone
- **Have your Proxy Card/Voting Form ready**
- Follow the simple recorded instructions

Mail:

- Mark, sign and date your Proxy Card/Voting Form
- Fold and return your Proxy Card/Voting Form in the postage-paid envelope provided

You must register in advance of the meeting to attend, participate in, and vote at the meeting online at www.proxydocs.com/EW

This proxy is being solicited on behalf of the Board of Directors of Edwards Lifesciences Corporation

The undersigned hereby appoints Bernard Zovighian and Nicholas J. Valeriani (together, the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of Edwards Lifesciences Corporation which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given with respect to said meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS' RECOMMENDATION.

This proxy will also serve to instruct the trustee of Edwards Lifesciences Corporations 401(k) Savings and Investment Plan and the Edwards Lifesciences Technology SARL Retirement Savings Plan (formerly known as the Edwards Lifesciences Corporation of Puerto Rico Savings and Investment Plan) (together, the “Plans”) to vote as directed or, if no direction is given, shares will be voted identical to the Board of Directors' Recommendation. For shares held in the Plans, voting instructions submitted over the Internet, by telephone or by mail must be received by the Plan’s trustee by 11:59 p.m. ET on May 6, 2026. The Plan’s trustee will vote allocated shares for which it receives no written instructions in the same proportion as the allocated shares for which voting instructions have been received.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Edwards, Edwards Lifesciences and the stylized E logo are trademarks of Edwards Lifesciences Corporation.
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Edwards

Edwards Lifesciences Corporation Annual Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:
FOR ALL PROPOSALS BEING PRESENTED

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	Election of Directors				
		FOR	AGAINST	ABSTAIN	
	1.01 Leslie C. Davis	☐	☐	☐	FOR
	1.02 David T. Feinberg, MD	☐	☐	☐	FOR
	1.03 Kieran T. Gallahue	☐	☐	☐	FOR
	1.04 Leslie S. Heisz	☐	☐	☐	FOR
	1.05 Paul A. LaViolette	☐	☐	☐	FOR
	1.06 Steven R. Loranger	☐	☐	☐	FOR
	1.07 Ramona Sequeira	☐	☐	☐	FOR
	1.08 Nicholas J. Valeriani	☐	☐	☐	FOR
	1.09 Bernard Zovighian	☐	☐	☐	FOR
		FOR	AGAINST	ABSTAIN	
2.	Advisory Vote to Approve Named Executive Officer Compensation	☐	☐	☐	FOR
3.	Ratification of Appointment of Independent Registered Public Accounting Firm	☐	☐	☐	FOR
4.	Approval of the Amended and Restated Long-Term Stock Incentive Compensation Program	☐	☐	☐	FOR

You must register to attend the meeting online at www.proxydocs.com/EW
Authorized Signatures - Must be completed for your instructions to be executed.
Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations or partnerships should provide full name of corporation or partnership and title of authorized officer signing the Proxy Card/Voting Instruction Form. You may hold Edwards shares in multiple accounts and therefore receive more than one Proxy Card or Voting Instruction Form and related materials. Please vote EACH Proxy Card and Voting Instruction Form that you receive.

Signature (and Title if applicable) Date

Signature (if held jointly) Date